UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________
SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934

_____________________
Filed by the Registrant  ☒                                 Filed by a Party other than the Registrant  ☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a12
C4 THERAPEUTICS, INC.
(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 011.

Dear Fellow Shareholders,
C4 Therapeutics has made meaningful progress in advancing our mission to discover and develop targeted protein degradation medicines to transform patients’ lives. Over the past year, we have taken three critical actions to position the company for success:
1.Advanced our clinical pipeline through data-driven decisions that enabled us to prioritize capital allocation to programs that we believe have the greatest potential to benefit patients and create meaningful shareholder value;
2.Developed a new discovery strategy focused on learnings from 10 years of experience as a leading targeted protein degradation company; and
3.Strengthened our balance sheet by completing a financing in October 2025, which extended our cash runway to the end of 2028, through key value inflection points.
These efforts position us to deliver on ambitious 2026 milestones and support our vision of becoming a fully integrated biopharmaceutical company.
Prioritization of Cemsidomide Development in Multiple Myeloma
In 2025, we advanced cemsidomide and CFT1946 to data-driven decision points, enabling us to prioritize cemsidomide given its clinical profile and market opportunity. Cemsidomide is a potential best-in-class IKZF1/3 degrader for multiple myeloma and the Phase 1 data evaluating cemsidomide in combination with dexamethasone demonstrated compelling anti-myeloma activity in a heavily pre-treated patient population. In addition, these data presented a clinically meaningful differentiated safety and tolerability profile compared to other IKZF1/3 degraders for multiple myeloma. Together, these results have supported our decision to advance cemsidomide into the recently initiated Phase 2 and Phase 1b clinical trials that position cemsidomide as a potential new treatment option for multiple myeloma patients.
Our Phase 2 MOMENTUM trial is evaluating cemsidomide plus dexamethasone in multiple myeloma patients who have received four or more prior lines of therapy, a similar patient population we studied in our Phase 1 trial. We are also conducting a Phase 1b trial evaluating cemsidomide in combination with elranatamab, a B-cell maturation antigen CD3 targeted bispecific antibody, under a clinical trial collaboration and supply agreement with Pfizer. We believe this combination has the potential to leverage cemsidomide’s potent anti-myeloma activity across multiple dose levels and its ability to enhance T-cell activation to deliver deep and durable responses compared to a bispecific t-cell engager therapy alone. Additionally, we are planning a separate Phase 1b combination trial evaluating cemsidomide with approved multiple myeloma therapies to further establish cemsidomide’s profile across multiple lines of multiple myeloma treatment.
We are excited about the potential value creation opportunity of cemsidomide. As a wholly owned post proof-of-concept asset, cemsidomide has the potential to become a best-in-class therapy in a foundational pathway highly relevant to the large and growing multiple myeloma market.
Introduction of a New Discovery Strategy
During the year, we implemented a new discovery strategy focused on inflammation, neuroinflammation, and neurodegeneration (INN). This strategy prioritizes novel targets in clinically validated pathways where targeted protein degradation may offer advantages over other standard –of-care modalities. Leveraging our decade of expertise in designing degraders with finely tuned degradation kinetics that can cross the blood brain barrier, we believe we are well positioned to develop first-in-class therapies in these areas of significant unmet need. As we make progress with these targets, we will share more details at the appropriate time.
Advanced Discovery Programs with Collaboration Partners
Our strategic collaborations continue to expand and support the potential reach of our TORPEDO® platform. In partnership with Biogen, we designed and delivered two development candidates that Biogen has now advanced into Phase 1 clinical development, which highlights the value of our platform. We also entered into a new collaboration agreement with Roche to advance research in the emerging degrader-antibody conjugate modality.
Anticipated Milestones through 2028

Looking ahead, the next few years represent an important period of execution and value creation for the company. Our planned activities and expected highlights include:
•2026: Enrollment of patients in two clinical trials for cemsidomide across multiple lines of therapy for multiple myeloma. We are also planning an additional combination trial as part of the cemsidomide development plan. In parallel, we continue to make progress advancing our discovery programs in INN.
•2027: We are focused on positioning the company for future success, while continuing to build our pipeline. We expect to reach several important clinical milestones, including completing enrollment for the Phase 2 MOMENTUM trial and sharing initial overall response rate data from the study in the second half of the year. We also plan to present the Phase 1b data evaluating cemsidomide in combination with elranatamab and initiate preparations for a Phase 3 program.
•2028: We will aim to unlock the full value of our portfolio through key development milestones. This includes initiating a Phase 3 cemsidomide trial in multiple myeloma, presenting efficacy and safety data from the Phase 2 MOMENTUM trial, and potentially submitting our first NDA for cemsidomide. We also have the potential to deliver up to three development candidates from our internal discovery pipeline as we continue to build a diversified portfolio of degrader medicines in INN.
Together, we believe these efforts will highlight the potential of targeted protein degradation across oncology and INN while positioning C4 Therapeutics for long-term growth and building value for all our stakeholders. We are entering the next phase of execution with confidence, clarity, and a strengthened foundation, and we thank you for your continued support.

Ronald Harold Wilfred Cooper
Chair
C4 Therapeutics, Inc.

490 Arsenal Way, Suite 120
Watertown, Massachusetts 02472
NOTICE OF 2026 ANNUAL MEETING OF STOCKHOLDERS
To be held June 24, 2026
Notice is hereby given that the 2026 Annual Meeting of Stockholders, or Annual Meeting, of C4 Therapeutics, Inc., will be held online on Wednesday, June 24, 2026, at 8:30 a.m. Eastern Time. You will be able to attend, vote and submit your questions at www.virtualshareholdermeeting.com/CCCC2026. The Annual Meeting will be held via live webcast over the Internet only. There will be no physical meeting location. You will need the 16-digit control number included with these proxy materials to attend the Annual Meeting. The purpose of the Annual Meeting is the following:
1.To elect three Class III directors to our Board of Directors, each to serve until the 2029 annual meeting of stockholders and until his or her successor has been duly elected and qualified, or until his or her earlier resignation or removal;
2.To cast a non-binding, advisory vote to approve the compensation of our named executive officers;
3.To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026;
4.To approve an amendment to our 2020 Stock Option and Incentive Plan, or the 2020 Plan, to amend the evergreen provision to include any outstanding pre-funded warrants in the total number of shares of common stock that are issued and outstanding as of each December 31 for purposes of calculating the evergreen increase; and
5.To transact any other business properly brought before the Annual Meeting or any adjournment or postponement of the Annual Meeting.
The proposal for the election of directors relates solely to the election of Class III directors nominated by the Board of Directors. Only C4 Therapeutics, Inc., stockholders of record at the close of business on April 27, 2026 will be entitled to vote at the Annual Meeting and any adjournment or postponement thereof.
We are pleased to take advantage of Securities and Exchange Commission rules that allow companies to furnish their proxy materials over the Internet. We believe that this e-proxy process will not only expedite stockholders’ receipt of proxy materials, but also lower the costs of printing and distributing our proxy materials, as well as reduce the environmental impact of our Annual Meeting. We will mail the Notice of Availability of Proxy Materials, or Notice, instead of a paper copy of our proxy materials and our 2025 Annual Report to Stockholders, or 2025 Annual Report, on or about April 29, 2026. The Notice contains instructions on how to access those documents and to cast your vote via the Internet. The Notice also contains instructions on how to request a paper copy of our proxy materials and our 2025 Annual Report.
Your vote is important. Whether or not you are able to attend the meeting in person, it is important that your shares be represented. To ensure that your vote is recorded promptly, please vote as soon as possible, even if you plan to attend the meeting, by submitting your proxy via the Internet at the address listed on the proxy card or by signing, dating and returning the proxy card.

By order of the Board of Directors,

Andrew J. Hirsch
President and Chief Executive Officer
Watertown, Massachusetts
April 29, 2026

Page
Proxy Statement for the 2026 Annual Meeting of Stockholders	6
Executive Summary	7
Important Information About the Annual Meeting and Voting	8
Proposal No. 1 – Election of Three Class III Directors	13
Corporate Governance	18
Director Compensation	27
Executive Compensation	29
Certain Relationships and Related Party Transactions	43
Principal Stockholders	46
Proposal No. 2 – Advisory Vote to Approve Named Executive Officer Compensation	50
Proposal No. 3 – Ratification of the Appointment of KPMG LLP As C4 Therapeutics’ Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2026	51
Proposal No. 4 – Approval of an Amendment to the C4 Therapeutics, Inc. 2020 Stock Option and Incentive Plan	52
Report of the Audit Committee	57
Householding	58
Stockholder Proposals	58
Other Matters	58
Appendix A - 2020 Stock Option and Incentive Plan, as amended by Amendment No. 1	59
Appendix B - Amendment No. 2 to the 2020 Stock Option and Incentive Plan	70

PROXY STATEMENT
FOR THE 2026 ANNUAL MEETING OF STOCKHOLDERS
to be held at 8:30 am Eastern Time on June 24, 2026
This proxy statement contains information about the 2026 Annual Meeting of Stockholders, or the Annual Meeting, of C4 Therapeutics, Inc., which will be held online on June 24, 2026 at 8:30 a.m. Eastern Time. You may attend the meeting virtually via the Internet at www.virtualshareholdermeeting.com/CCCC2026, where you will be able to vote electronically prior to the Annual Meeting and submit questions. The Board of Directors of C4 Therapeutics, Inc. is using this proxy statement to solicit proxies for use at the Annual Meeting. In this proxy statement the use of “C4 Therapeutics,” “Company,” “our,” “we” or “us” refers to C4 Therapeutics, Inc. and its subsidiary. The mailing address of our principal executive offices is C4 Therapeutics, Inc., 490 Arsenal Way, Suite 120, Watertown, Massachusetts 02472.
All properly submitted proxies will be voted in accordance with the instructions contained in those proxies. If no instructions are specified, the proxies will be voted in accordance with the recommendation of our Board of Directors with respect to each of the matters set forth in the accompanying Notice of Internet Availability of Proxy Materials, or Notice. You may revoke your proxy at any time before it is exercised at the meeting by giving our Corporate Secretary written notice to that effect.
We made this proxy statement and our Annual Report to Stockholders for the fiscal year ended December 31, 2025 available to stockholders on or about April 29, 2026.
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on June 24, 2026: This proxy statement and our 2025 Annual Report to Stockholders are available for viewing, printing and downloading at www.proxyvote.com. A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, as filed with the Securities and Exchange Commission, or the SEC, except for exhibits, will be furnished without charge to any stockholder upon written request to C4 Therapeutics, Inc., 490 Arsenal Way, Suite 120, Watertown, Massachusetts 02472, Attention: Corporate Secretary. This proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 are also available on the SEC’s website at www.sec.gov.

C4 THERAPEUTICS, INC.
PROXY STATEMENT
FOR THE 2026 ANNUAL MEETING OF STOCKHOLDERS
EXECUTIVE SUMMARY
This past year was highly productive for C4 Therapeutics as we executed against our strategic objectives and achieved key milestones across our clinical and discovery portfolio, advancing our vision to become a fully integrated biopharmaceutical company. During 2025, we shared clinical data from our Phase 1 trial for our lead oncology program, progressed discovery collaborations, implemented a new discovery strategy, and extended our cash runway. Our achievements across key areas of the business are summarized below.
Executed Across Clinical Oncology Portfolio:
•Generated Phase 1 data with cemsidomide, an IKZF1/3 degrader, in relapsed and refractory multiple myeloma, supporting a potential best-in-class profile.
•Designed and implemented an efficient development path for cemsidomide across multiple lines of therapy in multiple myeloma.
•Entered into a clinical trial collaboration and supply agreement with Pfizer Inc., or Pfizer, pursuant to which Pfizer will supply elranatamab (ELREXFIO®), a B-cell maturation antigen CD3 targeted bispecific antibody, for the Phase 1b trial. The trial is evaluating the safety and tolerability of cemsidomide and dexamethasone in combination with elranatamab for earlier lines of multiple myeloma treatment.
•Supported Betta Pharmaceuticals, Co., LTD, or Betta Pharma, in its advancement of the Phase 1 clinical trial of CFT8919, an EGFR L8585R degrader, in Greater China.
•Prioritized capital allocation and made the decision to not advance CFT1946, a BRAF V600 degrader, beyond the Phase 1 trial based on emerging clinical data.
Advanced Discovery Programs:
•Implemented a new discovery strategy focused on developing degrader medicines for five novel targets that modulate three clinically-validated pathways for inflammation, neuroinflammation and neurodegeneration diseases to potentially deliver new therapies with enhanced efficacy for patients with unmet needs.
•Extended capabilities to identify molecular glue degraders for targets with and without G- and RT-loops by utilizing DNA-encoded library, or DEL, technology.
•Advanced collaboration with Merck KGaA, Darmstadt, Germany, or MKDG, which is focused on two projects within the KRAS family, and earned a milestone payment on one of these projects.
•Earned a milestone payment from Biogen for a degrader designed by us and delivered to Biogen, which Biogen advanced into Phase 1 clinical development.
Strengthened Financial Position:
•Raised $125 million in gross proceeds through an underwritten offering, extending our cash runway, with the potential to receive up to $225 million in additional proceeds if the outstanding warrants are exercised for cash.

C4 THERAPEUTICS, INC.
PROXY STATEMENT
FOR THE 2026 ANNUAL MEETING OF STOCKHOLDERS
GENERAL INFORMATION
Why am I receiving these materials?
Our Board of Directors, which is also referred to in this proxy statement as the Board, is providing these proxy materials to you in connection with its solicitation of proxies for use at our Annual Meeting of Stockholders, which will take place on June 24, 2026 and which is referred to in this proxy statement as the Annual Meeting. Stockholders are invited to attend the Annual Meeting and are requested to vote on the proposals described in this proxy statement.
All stockholders as of the close of business on April 27, 2026 will receive the proxy materials and have the ability to access them via the Internet, including this proxy statement and our Annual Report to Stockholders for the fiscal year ended December 31, 2025, or the Annual Report, at www.virtualshareholdermeeting.com/CCCC2026.
What proposals will be voted on at the Annual Meeting?
There are four proposals scheduled to be voted on at the Annual Meeting:
•the election of three Class III directors to hold office until the 2029 annual meeting of stockholders or until their respective successors are duly elected and qualified;
•a non-binding, advisory vote to approve the compensation of our named executive officers;
•the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2026; and
•the approval of an amendment to our 2020 Plan to amend the evergreen provision to include any outstanding pre-funded warrants in the total number of shares of common stock that are issued and outstanding as of each December 31 for purposes of calculating the evergreen increase.
At the time this proxy statement was mailed, our management and Board of Directors were not aware of any other matters to be presented at the Annual Meeting other than those set forth in this proxy statement and in the notice accompanying this proxy statement.
How does our Board of Directors recommend that I vote?
Our Board of Directors unanimously recommends that you vote:

		More Information	Board of Directors Recommendation
Proposal No. 1:	Election of Three Class III Directors	Page 13	FOR each director nominee
Proposal No. 2:	Advisory Vote on Executive Compensation	Page 50	FOR
Proposal No. 3:	Ratification of the Appointment of KPMG LLP as Our Independent Registered Public Accounting Firm for the Year Ending December 31, 2026	Page 51	FOR
Proposal No. 4:	Approval of an Amendment to our 2020 Plan to Amend the Evergreen Provision	Page 52	FOR
Please cast your vote right away to ensure that your shares are represented at the Annual Meeting.
When are this proxy statement and the accompanying materials scheduled to be sent to stockholders?
We have elected to provide access to our proxy materials to our stockholders via the Internet. Accordingly, on or about April 29, 2026, we will begin mailing a Notice of Internet Availability of Proxy Materials, or Notice. Our proxy materials, including the Notice of 2026 Annual Meeting of Stockholders, this proxy statement and the accompanying proxy card or, for shares held in street name (i.e., held for your account by a broker or other nominee), a voting instruction form and our Annual Report will be mailed or made available to stockholders on the Internet on or about the same date.
Why did I receive a Notice of Internet Availability of Proxy Materials instead of a full set of proxy materials?
Pursuant to rules adopted by the Securities and Exchange Commission, or the SEC, for most stockholders, we are providing access to our proxy materials over the Internet rather than printing and mailing our proxy materials. We believe following this process will expedite the receipt of these materials, help lower our costs and reduce the environmental impact of our annual meeting materials. Therefore, the Notice was mailed to holders of record and beneficial owners of our common stock starting on or about April 29, 2026. The Notice provides instructions as to how stockholders may access and review our proxy materials, including the Notice of 2026 Annual Meeting of Stockholders, this proxy statement, the proxy card and our 2025 Annual Report, on the website referred to in the Notice or, alternatively, how to request that a copy of the proxy materials, including a proxy card, be sent to them by mail. The Notice also provides voting instructions. In addition, stockholders of record may request to receive the proxy materials in printed form by mail or electronically by e-mail on an ongoing basis for future stockholder meetings. Please note that, while our proxy materials are available at the website referenced in the Notice and this proxy statement and our 2025 Annual Report are available on our website, no other information contained on either website is incorporated by reference in or considered to be a part of this proxy statement.
Who is entitled to vote at the Annual Meeting?
Holders of our common stock at the close of business on April 27, 2026, the record date for the Annual Meeting, which is referred to in this proxy statement as the Record Date, are entitled to notice of and to vote at the Annual Meeting. Each stockholder is entitled to one vote for each share of our common stock held as of the Record Date. As of the Record Date, there were 110,180,838 shares of common stock outstanding and entitled to vote. The shares you are entitled to vote include shares that are (1) held of record directly in your name and (2) held for you as the beneficial owner through a stockbroker, bank or other nominee. Each stockholder of record is entitled to one vote for each share of our common stock held by such stockholder. None of our shares of undesignated preferred stock were outstanding as of April 27, 2026.
What is the difference between holding shares as a stockholder of record and as a beneficial owner?
Stockholder of Record: Shares Registered in Your Name. If, at the close of business on the Record Date, your shares were registered directly in your name with Computershare Trust Company, N.A., our transfer agent, then you are considered the stockholder of record with respect to those shares. As the stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote in person at the Annual Meeting.
Beneficial Owners: Shares Registered in the Name of a Broker, Bank, or Other Nominee. If, at the close of business on the Record Date, your shares were held, not in your name, but rather in a stock brokerage account or by a bank or other nominee on your behalf, then you are considered the beneficial owner of shares held in “street name.” As the beneficial owner, you have the right to direct your broker, bank, or other nominee how to vote your shares by following the voting instructions your broker, bank, or other nominee provides. If you do not provide your broker, bank, or other nominee with instructions on how to vote your shares, your broker, bank, or other nominee may, in its discretion, vote your shares with respect to discretionary matters but may not vote your shares with respect to any non-discretionary matters. For additional information, see “What if I do not specify how my shares are to be voted?” below.
How do I vote?
By Proxy
For our Annual Meeting, you may vote your shares held as of the Record Date in the following ways:

By Mail	By Telephone	Through the Internet

Cast your ballot, sign your proxy card and send it in by free post	Dial toll-free 24/7 1-800-690-6903	Visit 24/7 www.proxyvote.com
Mark, sign and date your proxy card and return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717 or return it in the postage-paid envelope included in your proxy materials. Your proxy card must arrive by June 23, 2026.
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m., Eastern Time, on June 23, 2026. Have your proxy card in hand when you call and then follow the instructions.
Use the internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m., Eastern Time, on June 23, 2026. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and create an electronic voting instruction form.

If you complete and submit your proxy before the Annual Meeting, the persons named as proxies will vote the shares represented by your proxy in accordance with your instructions. If you submit a proxy without giving voting instructions, your shares will be voted in the manner recommended by the Board of Directors on all matters presented in this proxy statement, and as the persons named as proxies may determine in their discretion with respect to any other matters properly presented at the Annual Meeting. You may also authorize another person or persons to act for you as proxy in a writing, signed by you or your authorized representative, specifying the details of those proxies’ authority. The original writing must be given to each of the named proxies, although it may be sent to them by electronic transmission if, from that transmission, it can be determined that the transmission was authorized by you.
If any other matters are properly presented for consideration at the Annual Meeting, including, among other things, consideration of a motion to adjourn the Annual Meeting to another time or place (including, without limitation, for the purpose of soliciting additional proxies), the persons named in your proxy and acting thereunder will have discretion to vote on those matters in accordance with their best judgment. We do not currently anticipate that any other matters will be raised at the Annual Meeting.
How do I revoke my proxy?
You may revoke your proxy by (1) following the instructions on the Notice and entering a new vote by mail that we receive before the start of the Annual Meeting or over the Internet by the cutoff time of 11:59 p.m. Eastern Time on June 23, 2026, (2) attending and voting at the Annual Meeting (although attendance at the Annual Meeting will not in and of itself revoke a proxy), or (3) by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with our Corporate Secretary. Any written notice of revocation or subsequent proxy card must be received by our Corporate Secretary prior to the taking of the vote at the Annual Meeting. Any written notice of revocation or subsequent proxy card should be hand delivered to our Corporate Secretary or sent to our principal executive offices at C4 Therapeutics, Inc., 490 Arsenal Way, Suite 120, Watertown, Massachusetts 02472, Attention: Corporate Secretary.
If a broker, bank or other nominee holds your shares, you must contact that broker, bank or nominee in order to find out how to change your vote.
What if I do not specify how my shares are to be voted?
Stockholder of Record. If you submit a proxy but do not provide voting instructions, your shares will be voted:
•FOR the election of each of the three directors nominated by our board as Class III directors to serve for a three-year term (Proposal No. 1);
•FOR approval, on a non-binding, advisory basis, of the compensation of the Company’s named executive officers (Proposal No. 2);
•FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2026 (Proposal No. 3); and
•FOR the approval of an amendment to our 2020 Plan to amend the evergreen provision to include any outstanding pre-funded warrants in the total number of shares of common stock that are issued and outstanding as of each December 31 for purposes of calculating the evergreen increase (Proposal No. 4).
Beneficial Owner. Pursuant to the New York Stock Exchange, or NYSE, rules, which are applicable to NYSE-member brokerage firms, if you do not give instructions to your brokerage firm, the brokerage firm will still be able to vote your shares with respect to “discretionary” items, but will not be allowed to vote your shares with respect to “non-discretionary” items. Proposal No. 3 (ratification of the appointment of the independent registered public accounting firm) is considered a “discretionary” item under the NYSE rules and your broker or nominee will be able to vote on that item even if it does not receive instructions from you. Proposal No. 1 (election of directors), Proposal No. 2 (ratification of the compensation of our named executive officers) and Proposal No. 4 (approval of an amendment to our 2020 Plan to amend the evergreen provision) are considered “non-discretionary” items. A broker or nominee may not vote your shares with respect to these non-discretionary items if you have not provided instructions. This is called a “broker non-vote.” We strongly encourage you to submit voting instructions to your broker, bank, or other nominee and exercise your right to vote as a stockholder.
How is a quorum reached?
Our Amended and Restated By-laws, or our By-laws, provide that a majority of the shares entitled to vote, present in person or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting.
Under the General Corporation Law of the State of Delaware, shares that are voted “abstain” or “withheld” and broker “non-votes” are counted as present for purposes of determining whether a quorum is present at the Annual Meeting. If a quorum is not present, the meeting may be adjourned until a quorum is obtained.

How many votes are needed for approval of each proposal and how are votes counted?
Under our By-laws, any proposal other than an election of directors is decided by a majority of the votes properly cast for and against that proposal, except where a larger vote is required by law or by our Certificate of Incorporation or By-laws. Abstentions and “broker non-votes” are not included in the tabulation of the voting results on any such proposal and, therefore, do not have an impact on such proposals.
If your shares are held in “street name” by a brokerage firm, your brokerage firm is required to vote your shares according to your instructions. If you do not give instructions to your brokerage firm, the brokerage firm will still be able to vote your shares with respect to “discretionary” items (Proposal No. 3) but will not be allowed to vote your shares with respect to “non-discretionary” items (Proposal Nos. 1, 2 and 4).
•Proposal No. 1: Under our By-laws, the election of Class III directors requires a plurality of the votes properly cast on the election of directors. This means that the three nominees who receive the most FOR votes will be elected. You may (i) vote FOR all nominees, (ii) WITHHOLD your vote as to all nominees, or (iii) vote FOR all nominees except for those specific nominees from whom you WITHHOLD your vote. Any shares not voted FOR all nominees or a particular nominee (whether as a result of voting withheld or a broker non-vote) will not be counted in the nominee’s favor and will have no effect on the outcome of the election.
•Proposal No. 2: Approval on a non-binding, advisory basis of the compensation of our named executive officers requires an affirmative vote of a majority of the shares properly cast for and against such proposal. You may vote FOR, AGAINST or ABSTAIN. Abstentions and “broker non-votes” will have no effect on the outcome of Proposal No. 2.
•Proposal No. 3: The ratification of the appointment of KPMG LLP requires an affirmative vote of a majority of the shares properly cast for and against such proposal. You may vote FOR, AGAINST or ABSTAIN. Proposal No. 3 is considered to be a discretionary item, and your brokerage firm will be able to vote your shares on this proposal even if it does not receive instructions from you. Abstentions and “broker non-votes,” if any, will have no effect on the outcome of Proposal No. 3.
•Proposal No. 4: The approval of an amendment to our 2020 Plan to amend the evergreen provision requires an affirmative vote of a majority of the shares properly cast for and against such proposal. You may vote FOR, AGAINST or ABSTAIN. Abstentions and “broker non-votes,” if any, will have no effect on the outcome of Proposal No. 4.
What are the effects of abstentions, withheld votes and broker non-votes?
•An abstention represents a stockholder’s affirmative choice to decline to vote on a proposal and an abstention represents a stockholder’s affirmative choice to withhold such stockholder’s vote on a proposal. If a stockholder indicates on its proxy card that it wishes to abstain from voting its shares or withhold its vote, or if a broker, bank, or other nominee holding its customers’ shares of record causes abstentions or withheld votes to be recorded for shares, these shares will be considered present and entitled to vote at the Annual Meeting. As a result, abstentions and withheld votes will be counted for purposes of determining the presence or absence of a quorum. Abstentions will have no effect on the approval of the non-binding, advisory vote to approve the compensation of our named executive officers (Proposal No. 2), the ratification of the appointment of KPMG LLP (Proposal No. 3) and the approval of an amendment to our 2020 Plan to amend the evergreen provision (Proposal No. 4). Withheld votes will not have any impact on the outcome of Proposal No. 1 (election of directors) as the outcome of Proposal No. 1 will be determined by a plurality of the votes properly cast.
•A broker non-vote occurs when a broker, bank, or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the broker, bank, or other nominee does not have discretionary voting power with respect to such proposal and has not received voting instructions from the beneficial owner of the shares. Proposal Nos. 1, 2 and 4 are non-discretionary items. If you do not instruct your broker how to vote with respect to any of these proposals, your broker may not vote for these proposals and those votes will be counted as broker non-votes. Proposal No. 3 is considered to be a discretionary item, which means that your brokerage firm will be able to vote on this proposal even if it does not receive instructions from you. Broker non-votes will be counted for purposes of calculating whether a quorum is present at the Annual Meeting but will not be counted for purposes of determining the number of votes cast.
Who pays the cost for soliciting proxies?
We are making this solicitation and will pay the entire cost of preparing and distributing the Notice and our proxy materials and soliciting votes. If you choose to access the proxy materials or vote over the Internet, you are responsible for any Internet access charges that you may incur. Our officers and employees may, without compensation other than their regular compensation, solicit proxies through further mailings, personal conversations, facsimile transmissions, e-mails, or otherwise. We have hired Broadridge Financial Solutions, Inc. to assist us in the distribution of proxy materials and the solicitation of votes described above. Proxy solicitation expenses that we will pay include those for preparation, mailing, returning and tabulating the proxies.
What does it mean if I received more than one Notice of the Annual Meeting?
If you receive more than one proxy card or voting instruction form of the Annual Meeting, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on each notice you received to ensure that all of your shares are voted.
I share an address with another stockholder and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?
We have adopted a procedure called “householding,” which has been approved by the SEC. Under this procedure, we will deliver only one copy of our proxy materials in the mail to multiple stockholders who share the same address (if they appear to be members of the same family) unless we have received contrary instructions from an affected stockholder. Stockholders who participate in householding will continue to receive separate proxy cards if they received a paper copy of proxy materials in the mail. This procedure reduces our printing and mailing costs. Upon written or oral request, we will promptly deliver a separate copy of the proxy materials to any stockholder at a shared address to which we delivered a single copy of any of these documents. To receive a separate copy, or, if you are receiving multiple copies, to request that we only send a single copy of next year’s proxy materials, you may contact us as follows:
C4 Therapeutics, Inc.
Attention: Corporate Secretary
490 Arsenal Way, Suite 120
Watertown, MA 02472
(617) 231-0700
Stockholders who hold shares in street name may contact their brokerage firm, bank, or other nominee to request information about householding.
How may stockholders submit matters for consideration at an annual meeting?
The required notice must be in writing and received by our Corporate Secretary at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. However, in the event that the date of the annual meeting is advanced by more than 30 days, or delayed by more than 60 days, from the first anniversary of the preceding year’s annual meeting, or if no annual meeting were held in the preceding year, a stockholder’s notice must be so received no earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of (A) the 90th day prior to such annual meeting and (B) the tenth day following the day on which notice of the date of such annual meeting was mailed or public disclosure of the date of such annual meeting was made, whichever first occurs.
In addition, any stockholder proposal intended to be included in the proxy statement for the next annual meeting of our stockholders in 2026 must also satisfy the requirements of SEC Rule 14a-8 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and be received not later than December 30, 2026. If the date of the annual meeting is moved by more than 30 days from the date contemplated at the time of the previous year’s proxy statement, then notice must be received within a reasonable time before we begin to print and send proxy materials. If that happens, we will publicly announce the deadline for submitting a proposal in a press release or in a document filed with the SEC.
In addition to satisfying the foregoing requirements, stockholders who intend to solicit proxies in support of a stockholder nominee must also comply with the additional requirements of Rule 14a-19(b) under the Exchange Act.
How can I learn about the voting results?
We plan to announce preliminary voting results at the Annual Meeting and will publish final results in a Current Report on Form 8-K to be filed with the SEC within four business days following the Annual Meeting.

PROPOSAL NO. 1 – ELECTION OF CLASS III DIRECTORS
Our Board of Directors currently consists of ten members. In accordance with the terms of our Certificate of Incorporation and By-laws, our Board of Directors is divided into three classes, Class I, Class II and Class III, with members of each class serving staggered three-year terms. The members of the classes are divided as follows:
•The Class I directors are Kenneth C. Anderson, M.D., Laura Bessen, M.D., and Owen Hughes, and their term will expire at the annual meeting of stockholders to be held in 2027;
•The Class II directors are Ronald Harold Wilfred Cooper, Donna Grogan, M.D., and Steven Hoerter, and their term will expire at the annual meeting of stockholders to be held in 2028; and
•The Class III directors are Andrew J. Hirsch, Utpal Koppikar, and Stephen Fawell, Ph.D., and their term will expire at the Annual Meeting.
Upon the expiration of the term of a class of directors, directors in that class will be eligible to be elected for a new three-year term at the annual meeting of stockholders in the year in which their term expires.
Our Certificate of Incorporation and By-laws provide that the authorized number of directors may be changed only by resolution of our Board of Directors. Our Certificate of Incorporation also provides that our directors may be removed only for cause by the affirmative vote of the holders of at least two-thirds of the outstanding shares then entitled to vote in an annual election of directors, and that any vacancy on our Board of Directors, including a vacancy resulting from an enlargement of our Board of Directors, may be filled only by vote of a majority of our directors then in office.
Our Board of Directors has nominated Andrew J. Hirsch, Utpal Koppikar, and Stephen Fawell, Ph.D., for election as the Class III directors at the Annual Meeting. Each of the nominees is presently a director and has indicated a willingness to continue to serve as a director, if elected. If any of the nominees becomes unable or unwilling to serve, however, the proxies may be voted for a substitute nominee selected by our Board of Directors.
Our priority in selection of members of our Board of Directors is identification of members who will further the interests of our stockholders through their established record of professional accomplishment, their ability to contribute positively to the collaborative culture among members of our Board of Directors and their knowledge of our business and understanding of the competitive landscape.
Nominees for Election as Class III Directors
The following table identifies our Class III directors and sets forth their principal occupations and business experience during the last five years and their ages as of April 22, 2026:

Name	Positions and Offices Held with C4 Therapeutics	Director Since	Class and Year in Which Term Will Expire	Age
Andrew J. Hirsch	Director and Chief Executive Officer	2020	Class III—2026	55
Utpal Koppikar	Director	2022	Class III—2026	55
Stephen Fawell, Ph.D.	Director	2024	Class III—2026	66
Andrew J. Hirsch has served as our President and a member of our Board since September 2020 and as our Chief Executive Officer since October 2020. From September 2016 to September 2020, Mr. Hirsch served as Chief Financial Officer at Agios Pharmaceuticals, Inc., a public pharmaceutical company, including as head of corporate development beginning in March 2018. From March 2015 until August 2016, he served as President and Chief Executive Officer of BIND Therapeutics, Inc., or BIND, a biotechnology company. Prior to being named President and Chief Executive Officer, Mr. Hirsch held several other leadership positions at BIND, including Chief Operating Officer from February 2014 to March 2015, and Chief Financial Officer from July 2012 to March 2015. Prior to joining BIND, Mr. Hirsch was Chief Financial Officer at Avila Therapeutics, Inc., a biotechnology company, from June 2011 until its acquisition by Celgene Corporation in March 2012. From 2002 to 2011, Mr. Hirsch held roles of increasing responsibility at Biogen Inc., including Vice President of Corporate Strategy and M&A and program executive for the Avonex, Tysabri and Tecfidera development teams. Since August 2025, Mr. Hirsch has served on the board of directors of Akamis Bio, Inc., which is a private company focused on developing immunotherapies for patients living with colorectal cancer, and also serves as chair of its audit committee and a member of its compensation committee. In addition, since May 2017, Mr. Hirsch has served on the board of directors of Editas Medicine, Inc., a publicly traded pharmaceutical company, and also serves as chair of its audit committee and a member of its organization, leadership and compensation committee. He holds an M.B.A. from the Tuck School at Dartmouth College and a B.A. in economics from the University of Pennsylvania.

We believe that Mr. Hirsch is qualified to serve on our Board because of his extensive leadership and industry-specific experience in a range of strategic and operating roles in the biotech sector.
Utpal Koppikar has served as a member of our Board since March 2022. Since April 2023, Mr. Koppikar has served as Chief Financial Officer of Verily, a division of Alphabet, Inc., which is focused on applying artificial intelligence and data science to accelerate the development of precision health solutions. From June 2018 to March 2023, Mr. Koppikar served in positions of increasing responsibility, most recently as Executive Vice President and Chief Financial Officer, at Atara Biotherapeutics, Inc., a biotechnology company developing T-cell based immunotherapies. Prior to Atara Biotherapeutics, Mr. Koppikar served in a variety of roles at Gilead Sciences, Inc., from June 2011 through June 2018, including most recently as Vice President of Finance. From January 2001 to June 2011, Mr. Koppikar served as Executive Director of Finance at Amgen Inc. From July 2021 to November 2021, Mr. Koppikar was also a member of the board of directors of Flexion Therapeutics, Inc., a formerly publicly traded company, and Chair of its Audit Committee, until the acquisition of Flexion by Pacira BioSciences, Inc. Mr. Koppikar holds a B.S. in aerospace engineering from the University of Maryland, an M.S. in aeronautical engineering from Stanford University, and a M.B.A. from the Anderson School of Management at University of California, Los Angeles.
We believe that Mr. Koppikar is qualified to serve on our Board because of his experience, qualifications, attributes and skills, including his financial leadership experience within the life sciences industry.
Stephen Fawell, Ph.D. has served as a member of our Board since September 2024. Dr. Fawell served as Vice President, Head of Oncology at AstraZeneca, plc, from March 2013 to June 2024, when he retired from this role. Prior to AstraZeneca, Dr. Fawell served as Vice President, Worldwide Franchise Discovery Head, Oncology, at Merck & Co., Inc., or Merck, from May 2010 to October 2012. Prior to Merck, Dr. Fawell held roles of increasing responsibility at Novartis AG and Biogen, Inc. from 1990 to 2010. Dr. Fawell holds a B.S. in applied biology from the University of Bradford and a Ph.D. in biochemistry from the University of Leeds.
We believe that Dr. Fawell is qualified to serve on our Board because of his experience, qualifications, attributes and skills, including his global pharmaceutical industry experience.
Vote Required
Directors are elected by a plurality of the affirmative votes cast by holders of shares of our common stock present in person or represented by proxy and entitled to vote at the Annual Meeting. The three nominees for director receiving the highest number of affirmative votes “FOR” the election of such director will be elected. You may vote either FOR all the nominees, FOR any one of the nominees, WITHHOLD your vote from all the nominees or WITHHOLD your vote from any one or more of the nominees. Votes that are withheld and broker “non-votes” will have no effect on the election of directors.
Each proxy received will be voted in favor of the above nominees unless a contrary specification is made in the proxy. Each of the nominees has consented to serve as a member of our Board of Directors if elected. However, if the nominees are unable to serve or for good cause will not serve as a director, the proxies will be voted for the election of such substitute nominee as our Board of Directors may designate.
The Board of Directors recommends voting “FOR” the election of Andrew Hirsch, Utpal Koppikar, and Stephen Fawell, Ph.D., as the Class III directors, each to serve for a three-year term ending at the annual meeting of stockholders to be held in 2029.
Directors Continuing in Office
The following table identifies our Class I and Class II directors and sets forth their principal occupation and business experience during the last five years and their ages as of April 22, 2026:

Name	Positions and Offices Held with C4 Therapeutics	Director Since	Class and Year in Which Term Will Expire	Age
Kenneth C. Anderson, M.D.	Director	2015	Class I—2027	74
Laura Bessen, M.D.	Director	2022	Class I—2027	63
Owen Hughes	Director	2023	Class I—2027	51
Ronald Harold Wilfred Cooper	Director and Chairman	2024	Class II - 2028	63
Donna Grogan	Director	2022	Class II - 2028	69
Steven Hoerter	Director	2024	Class II - 2028	55
Kenneth C. Anderson, M.D. is a co-founder of the Company and has served as a member of our Board since December 2015. Dr. Anderson has also served as the Kraft Family Professor of Medicine at Harvard Medical School since 2002, as well as Director of the Jerome Lipper Multiple Myeloma Center and Lebow Institute for Myeloma Therapeutics at the

Dana-Farber Cancer Institute since 2000 and 2007, respectively. Dr. Anderson is a member of the Institute of Medicine of the National Academy of Sciences and served as President of the International Myeloma Society from 2011 until 2015. Dr. Anderson serves on the boards of directors of Window Therapeutics, a private biotechnology company developing therapies that advance treatment options for patients with cancer and other serious diseases, since January 2021, Dynamic Cell Therapies, Inc. (formerly Raqia Therapeutics, Inc.), a private CAR-T cell therapies company for cancer and other diseases, since September 2020, and Starton Therapeutics, Inc., a private biotechnology company focused on blood cancer treatments, since September 2020. Dr. Anderson holds an M.D. from Johns Hopkins Medical School, where he also trained in internal medicine, and completed hematology, medical oncology and tumor immunology training at the Dana-Farber Cancer Institute.
We believe that Dr. Anderson is qualified to serve on our Board because of his experience, qualifications, attributes and skills, including his extensive experience in the life sciences industry.
Laura Bessen, M.D., has served as a member of our Board since August 2022. Dr. Bessen has served as managing partner at Maxsam Advisors, LLC, since February 2021, where she provides strategic clinical and medical affairs advice to clients in the biotechnology and pharmaceutical industries. From 2001 to 2016, Dr. Bessen served in a variety of roles at Bristol-Myers Squibb Co., most recently as Vice President and Head of U.S. Medical. Prior to Bristol-Myers Squibb, Dr. Bessen served as Medical Director at DuPont Pharmaceuticals from 1997 to 2001. From March 2022 until June 2025, Dr. Bessen also served on the board of directors of Artiva Biotherapeutics, Inc., an publicly traded oncology company developing and advancing off-the-shelf, allogeneic natural killer cell therapies for patients with hematologic cancers or solid tumors. Dr. Bessen holds a B.S. in biochemistry from the State University of New York at Binghamton and a M.D. from New York University School of Medicine.
We believe that Dr. Bessen is qualified to serve on our Board because of her experience, qualifications, attributes and skills, including her medical background and extensive experience in the pharmaceutical industry.
Owen Hughes has served as a member of our Board since November 2023. Mr. Hughes currently serves as Chief Executive Officer of Xoma Royalty Corp, a publicly traded biotechnology royalty aggregator company, where he also serves on the board of directors, and has held this role since January 2024. Previously, Mr. Hughes served as the Chief Executive Officer of Sail Bio, Inc., a privately held biotechnology company focused on addressing toxic proteinopathies, from February 2022 to February 2024. Prior to Sail Bio, Mr. Hughes served as the Chief Executive Officer and co-founder of Cullinan Oncology, Inc., a publicly-traded oncology company, from September 2017 to October 2021. From February 2013 to August 2017, Mr. Hughes served as the Chief Business Officer and Head of Corporate Development at Intarcia Therapeutics, Inc., a biotechnology company focused on type II diabetes. Prior to his operating roles, Mr. Hughes spent 16 years on Wall Street in various capacities, including roles at Brookside Capital, an operating division of Bain Capital, and Pyramis Global Advisors, a Fidelity Investments company. Mr. Hughes served on the board of directors of Ikena Oncology, Inc., a publicly-traded oncology company, from December 2022 to July 2025. In addition, Mr. Hughes served on the board of directors of Sail Bio, as Executive Chairman from February 2022 to February 2024; Radius Health, Inc., a publicly-traded biopharmaceutical company, from April 2013 to August 2022 until its sale to Gurnet Point Capital and Patient Square Capital; Translate Bio, Inc., a formerly publicly traded messenger RNA therapeutics company, from July 2016 until its acquisition by Sanofi in September 2021; and FS Development Corp. II, a special purpose acquisition company sponsored by Foresite Capital, from February 2021 to December 2021. Mr. Hughes received a B.A. in History from Dartmouth College.
We believe that Mr. Hughes is qualified to serve on our Board because of his experience, qualifications, attributes and skills, including his extensive experience with biopharmaceutical companies and the capital markets.
Ronald Harold Wilfred Cooper has served as a member of our Board and as Chairman of our Board of Directors since June 2024. Since July 2024, Mr. Cooper has served as Chief Executive Officer and director of enGene Holdings, Inc., a publicly traded biotechnology company. From June 2015 to March 2023, Mr. Cooper served as President, Chief Executive Officer, and director of Albireo Pharma, Inc. (until its acquisition by Ipsen, S.A.), a global biopharmaceutical company focused on pediatric and adult cholestatic liver diseases. Earlier in his career, from 1985 to 2014, Mr. Cooper held roles of increasing responsibility at Bristol Myers Squibb Company, most recently serving as President, Europe. From March 2021 until February 2026, Mr. Cooper served as a member of the board of directors of Generation Bio Co., a biotechnology company focused on gene therapies for rare and prevalent diseases. From June 2016 to April 2021, Mr. Cooper also served as a member of the board of directors of Genocea Biosciences, a formerly publicly traded biopharmaceutical company developing next-generation neoantigen immunotherapies. Mr. Cooper earned his Bachelor’s degree in Chemistry and Business Administration from St. Francis Xavier University in Canada.
We believe that Mr. Cooper is qualified to serve on our Board because of his experience, qualifications, attributes and skills, including his extensive global pharmaceutical industry experience.

Donna Grogan, M.D., has served as a member of our Board since August 2022. Dr. Grogan currently serves as Principal of Grogan Consulting, LLC, serving pharmaceutical company clients across drug development, regulatory strategy, trial design, and data interpretation, and has served in this role since July 2019. From September 2013 to June 2019, Dr. Grogan served as Chief Medical Officer of Clementia Pharmaceuticals, Inc., which was acquired by Ipsen, S.A. in April 2019. Prior to Clementia, Dr. Grogan served as Chief Medical Officer for several HealthCare Ventures portfolio companies including Anexon, Apofore, and DecImmune. From February 2007 to August 2011, Dr. Grogan served as Chief Medical Officer and Senior Vice President of Clinical Development at FoldRx Pharmaceuticals, which was acquired by Pfizer in October 2010. Prior to FoldRx Pharmaceuticals, Dr. Grogan held roles of increasing responsibility at a various pharmaceutical companies, including Sepracor, Inc., which is currently known as Sunovian Pharmaceuticals, Inc., and Astra Pharmaceuticals, Inc. Dr. Grogan also served as a member of the board of directors of Momenta Pharmaceuticals, Inc., a formerly publicly traded pharmaceutical company, until its acquisition by Johnson & Johnson in October 2020. Dr. Grogan holds a B.A. from the College of the Holy Cross and a M.S. from the University of Illinois College of Medicine.
We believe that Dr. Grogan is qualified to serve on our Board because of her experience, qualifications, attributes and skills, including her medical background and extensive experience in the pharmaceutical industry.
Steven Hoerter has served as a member of our Board since November 2024. Most recently, Mr. Hoerter served as President and Chief Executive Officer of Deciphera Pharmaceuticals, Inc., or Deciphera, a formerly publicly traded global biopharmaceutical company, from March 2019 to October 2024, when Deciphera was acquired by Ono Pharmaceutical Co., Ltd., and when Mr. Hoerter retired. Mr. Hoerter also served as a director of Deciphera Pharmaceuticals, Inc., from May 2018 to October 2024. From February 2016 to March 2019, Mr. Hoerter served as Chief Commercial Officer of Agios Pharmaceuticals, Inc. Earlier in his career, Mr. Hoerter served as Chief Commercial Officer of Clovis Oncology from March 2015 to January 2016, and held roles of increasing responsibility at F. Hoffman-La Roche, AG, Genentech, Inc. (acquired by Roche), Chiron Corporation (acquired by Novartis AG) and Eli Lilly and Company. Mr. Hoerter currently serves on the board of directors of MBX Biosciences, Inc., a publicly traded clinical-stage company focused on the development of peptide-based therapeutics for endocrine and obesity indications, since April 2025; Oric Pharmaceuticals, Inc., a publicly traded clinical stage oncology company, since August 2021; and has previously served on the boards of directors of Constellation Pharmaceuticals, Inc., a formerly publicly traded company acquired by MorphoSys, from September 2018 to July 2021, and Ignyta, Inc., a formerly publicly traded company acquired by Roche, from December 2016 to February 2018. Mr. Hoerter received his B.A. from Bucknell University, M.B.A. from Tilburg University, and M.S. in management from Purdue University.
We believe that Mr. Hoerter is qualified to serve on our Board because of his experience, qualifications, attributes and skills, including his commercial-stage pharmaceutical industry experience.
Legal Proceedings Involving Our Directors
There are no material legal proceedings to which any of our directors is a party adverse to us or any of our subsidiaries or in which any such person has a material interest adverse to us or our subsidiary.
Executive Officers Who Are Not Directors
The following table identifies our current executive officers who are not directors and sets forth their current positions at C4 Therapeutics and their ages as of April 22, 2026:

Name	Position Held with C4 Therapeutics	Officer Since	Age
Kendra R. Adams	Chief Financial Officer, Head of Corporate Affairs and Treasurer	2023	49
Scott N. Boyle	Chief Business Officer	2022	48
Paige Mahaney, Ph.D	Chief Scientific Officer	2024	56
Leonard Reyno, M.D.	Chief Medical Officer	2023	64
Kelly A. Schick	Chief People Officer	2022	46
Kendra R. Adams has served as our Chief Financial Officer, Head of Corporate Affairs and Treasurer since January 2026, previously serving as our Chief Financial Officer and Treasurer from September 2023 to January 2026, and as our Senior Vice President of Communications and Investor Relations from November 2020 to September 2023. Previously, Ms. Adams was Vice President, Investor Relations and External Communications at Agios Pharmaceuticals, Inc., a publicly traded pharmaceutical company, from December 2015 to November 2020, where she held roles of increasing breadth and responsibility during her tenure. Prior to that, Ms. Adams served as Senior Director, Investor Relations at Ariad Pharmaceuticals, Inc., an oncological pharmaceutical company, from July 2012 to November 2015 and before that, as Senior Manager of Investor Relations at Amgen from June 2004 to July 2012. Earlier in her career, Ms. Adams held roles of increasing responsibility at General Electric, where she participated in the company’s Financial Management program, and KPMG, LLP, where she led consulting teams on a variety of financial and strategic matters. Ms. Adams holds a B.A. in economics from Hamilton College.
Scott N. Boyle, Ph.D., M.B.A. has served as our Chief Business Officer since January 2022. Previously, Dr. Boyle was Vice President, Business and Corporate Development at Forma Therapeutics from August 2019 to January 2022. Prior to that, from January 2019 to August 2019, Dr. Boyle was Associate Director at the Boston Consulting Group where he served clients focused on oncology and precision medicine and, from September 2014 to September 2018, he was Vice President of Business Development at Caris Life Sciences, where he built the business development function and held roles of increasing responsibility. Dr. Boyle earned a Bachelor of Science degree in biochemistry from Brigham Young University, a Ph.D. in molecular biophysics and biochemistry from Yale University and an M.B.A. from the Harvard Business School. Dr. Boyle completed his post-doctoral fellowship at the Novartis Institute for Biomedical Research.
Paige Mahaney, Ph.D. has served as our Chief Scientific Officer since October 2024. From June 2021 to October 2024, Dr. Mahaney served as Senior Vice President and Head of Discovery for Exelixis, Inc., an oncological biopharmaceutical company. Prior to Exelixis, from June 2009 to June 2021, Dr. Mahaney held roles of increasing responsibility at Boehringer Ingelheim Pharmaceuticals, Inc., most recently serving as Senior Vice President and Discovery Research Site Head, US, and Global Head of Biotherapeutics Discovery Research, as well as at Wyeth Pharmaceuticals, Inc. (acquired by Pfizer, Inc.), and Roche. Dr. Mahaney holds a B.S. in chemistry, biology, and physics from Guilford College and a Ph.D. in organic chemistry from the Massachusetts Institute of Technology.
Leonard “Len” Reyno, M.D., has served as our Chief Medical Officer since July 2023. From July 2018 through June 2023, Dr. Reyno served as Chief Medical Officer of Pionyr Immunotherapeutics, Inc., an oncological immunotherapeutics company that was acquired by Ikena Oncology, Inc. in August 2023. Prior to that, Dr. Reyno served as Executive Vice President and Chief Medical Officer at ORIC Pharmaceuticals, Inc., a publicly traded pharmaceutical company, from November 2017 to July 2018. From December 2007 to November 2017, Dr. Reyno served in roles of increasing responsibility at Astellas Pharma, Inc., most recently as Senior Vice President and Chief Medical Officer, Clinical Research and Development of Agensys, Inc., an affiliate of Astellas. Dr. Reyno received his B.Sc. in Chemistry from Dalhousie University and an M.D. from McMaster University Medical School.
Kelly A. Schick has served as our Chief People Officer since January 2021. From September 2016 to November 2020, Ms. Schick held positions of increasing responsibility in human resources, including Chief Human Resources Officer and Head of Corporate Engagement, at AMAG Pharmaceuticals, Inc., a specialty pharmaceutical company focusing on maternal health, anemia, and cancer supportive care. From January 2015 to September 2016, Ms. Schick served as Head of Global Talent for Bristol-Myers Squibb, where she had responsibility for global talent management, talent acquisition, learning and development, organization effectiveness and diversity and inclusion for the company’s global manufacturing division. Prior to Bristol-Myers Squibb, Ms. Schick served in a variety of human resources business partner roles of increasing responsibility, supporting the research and development organization for Merck and Company, Inc. Ms. Schick holds a B.A. in psychology from Boston University and a M.A. in human resources and labor relations from the University of Minnesota.
The principal occupation and employment during the past five years of each of our executive officers was carried on, in each case except as specifically identified above, with a corporation or organization that is not a parent, subsidiary or other affiliate of us. There is no arrangement or understanding between any of our executive officers and any other person or persons pursuant to which such executive officer was or is to be selected as an executive officer. There are no material legal proceedings to which any of our executive officers is a party adverse to us or our subsidiary or in which any such person has a material interest adverse to us or our subsidiary.

CORPORATE GOVERNANCE
Director Nomination Process
Our Nominating and Corporate Governance Committee, or the NCGC, is responsible for identifying individuals qualified to serve as directors, consistent with criteria approved by our Board, and recommending such persons to be nominated for election as directors, except where we are legally required by contract, law or otherwise to provide third parties with the right to nominate.
The process followed by our NCGC to identify and evaluate director candidates includes candidate interviews, inquiry of the person or persons making the recommendation or nomination, engagement of an outside search firm to gather additional information, or reliance on the knowledge of the members of the committee, the Board of Directors or management. The committee requires the following minimum qualifications to be satisfied by any nominee for a position on our Board of Directors:
•High standards of personal and professional ethics and integrity,
•Proven achievement and competence in the nominee’s field and the ability to exercise sound business judgment,
•Skills that are complementary to those of the existing members of the Board of Directors,
•The ability to assist and support management and make significant contributions to the Company’s success, and
•An understanding of the fiduciary responsibilities that are required of a member of the Board of Directors and the commitment of time and energy necessary to diligently carry out those responsibilities.
Stockholders may recommend individuals to the NCGC for consideration as potential director candidates. Any such proposals should be submitted to our Corporate Secretary at our principal executive offices not less than 120 calendar days prior to the date on which the Company’s proxy statement was released to stockholders in connection with its previous year’s annual meeting. Stockholder recommendations should be accompanied by the following information:
•The name and address of record of the stockholder;
•A representation that the stockholder is a record holder of the Company’s securities or, if the stockholder is not a record holder, evidence of ownership in accordance with Rule 14a-8(b)(2) of the Exchange Act;
•The name, age, business and residential address, educational background, current principal occupation or employment, and principal occupation or employment for the preceding five (5) full fiscal years of the recommended director candidate;
•A description of the qualifications and background of the recommended director candidate that addresses the criteria for membership on the Company’s Board of Directors as approved by the Board of Directors from time to time and set forth in the NCGC’s charter (a copy of which is available on the corporate governance section of our website, https://ir.c4therapeutics.com/corporate-governance);
•A description of all arrangements or understandings between the stockholder and the recommended director candidate;
•The consent of the recommended director candidate (i) to be named in the proxy statement for the Company’s next meeting of stockholders and (ii) to serve as a director if elected at that meeting; and
•Any other information regarding the recommended director candidate that is required to be included in a proxy statement filed pursuant to the rules of the SEC.
Stockholder proposals should be addressed to C4 Therapeutics, Inc., 490 Arsenal Way, Suite 120, Watertown, Massachusetts 02472, Attention: Corporate Secretary. Assuming that biographical and background material has been provided on a timely basis in accordance with our By-laws, any recommendations received from stockholders will be evaluated in the same manner as potential nominees proposed by the NCGC. If our Board of Directors determines to nominate a stockholder-recommended candidate and recommends his or her election, then his or her name will be included on our proxy card for the next annual meeting of stockholders. See “Stockholder Proposals” in this proxy statement for a discussion of submitting stockholder proposals.
Director Independence
Applicable Nasdaq Stock Market LLC, or Nasdaq, rules require a majority of a listed company’s board of directors to be comprised of independent directors within one year of listing. In addition, the Nasdaq rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees be independent and that audit committee members also satisfy independence criteria set forth in Rule 10A-3 under the

Exchange Act and that compensation committee members satisfy independence criteria set forth in Rule 10C-1 under the Exchange Act. Under applicable Nasdaq rules, a director will only qualify as an “independent director” if, in the opinion of the listed company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee, accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries or otherwise be an affiliated person of the listed company or any of its subsidiaries. In addition, in affirmatively determining the independence of any director who will serve on a company’s compensation committee, Rule 10C-1 under the Exchange Act requires that a company’s board of directors must consider all factors specifically relevant to determining whether a director has a relationship to such company which is material to that director’s ability to be independent from management in connection with the duties of a compensation committee member, including: the source of compensation to the director, including any consulting, advisory or other compensatory fee paid by such company to the director, and whether the director is affiliated with the company or any of its subsidiaries or affiliates.
Our Board of Directors has determined that all members of the Board of Directors, except Andrew J. Hirsch, our President and Chief Executive Officer, are independent directors, including for purposes of the rules of Nasdaq and the SEC. In making this independence determination, our Board of Directors considered the relationships that each non-employee director has with us and all other facts and circumstances that our Board of Directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director. In considering the independence of the directors listed above, our Board of Directors considered the association of our directors with the holders of more than 5% of our common stock. There are no family relationships among any of our directors or executive officers. Andrew J. Hirsch is not an independent director under these rules because he is an executive officer of our company.
Board Structure
In accordance with the terms of our Certificate of Incorporation and our Bylaws, our Board of Directors is divided into three classes of directors. At each annual meeting of stockholders, a class of directors will be elected for a three-year term to succeed the directors of the same class whose terms are then expiring. The terms of the directors will expire upon the election and qualification of successor directors at the annual meeting of stockholders to be held during the years 2026 for Class III directors, 2027 for Class I directors, and 2028 for Class II directors. Our directors are divided into classes as follows:

Class I Directors	Class II Directors	Class III Directors
Kenneth C. Anderson, M.D.	Ronald Harold Wilfred Cooper	Stephen Fawell, Ph.D.
Laura Bessen, M.D.	Donna Grogan, M.D.	Andrew J. Hirsch
Owen Hughes	Steven Hoerter	Utpal Koppikar
Our Certificate of Incorporation and By-laws provide that the number of our directors shall be fixed from time to time by a resolution of the majority of our board of directors.
Each year, the NCGC reviews our governance framework, including our anti-takeover provisions, as well as the feedback received from proxy advisory firms and some institutional investors, in light of best practices, industry trends, stockholder feedback, and other specific characteristics and circumstances specific to the Company at the time. As part of this review, the NCGC also considers the prevalence of anti-takeover provisions (such as a classified board) among companies of similar size, stage and maturity in our industry. While the division of our Board of Directors into three classes, each with a three-year term, may delay or prevent stockholder efforts to effect a change of our management or a change in control, we believe that our classified board structure aligns with the long-term orientation of the development of our pipeline and has enabled the Board of Directors to provide undivided, independent oversight of management as it executes on our strategic initiatives that we believe will create long-term stockholder value. We do not maintain these provisions lightly, but we believe that they add stability to our Board of Directors and our Company, providing us with appropriate flexibility and time to implement our strategy and progress our clinical programs over the next several years, which we believe will increase stockholder value. We remain committed to evaluating these measures on an annual basis to ensure that our governance strategy appropriately evolves as we mature and grow and continues to serve the best interests of our stockholders.
Board Demographics, Skills and Experience
Our Board of Directors and the NCGC are committed to embracing diversity in the perspectives and experiences of our directors. The NCGC seeks to recommend for nomination as directors individuals who have substantive knowledge of our business and industry and/or can bring to the board specific and valuable strategic or management capabilities acquired in other industries. The NCGC expects each of our directors to have proven leadership, sound judgment, the highest ethics and integrity and a commitment to the success of our company. The NCGC also seeks personal qualities that foster a respectful environment in which our directors listen to one another and hold engaged and constructive discussions. These goals for our Board composition presuppose a diverse range of viewpoints, experiences and specific expertise.
The NCGC has defined a diverse board of directors to be one that reflects a variety of educational, professional and/or managerial backgrounds and experiences, and other relevant considerations. In considering potential directors and in considering whether to nominate an existing director for reelection, the NCGC considers the individual’s background and business experience relative to those of our existing Board members, including the proposed director’s type of prior management experience, levels of expertise relevant to our business, prior board service, reputation in the business community, character, independence, lack of conflicts of interest, and other factors that the NCGC believes to be important. Further, in its annual review of the composition of our Board of Directors as a whole, the NCGC assesses a variety of relevant characteristics, including the diversity of the experiences and perspectives of our directors, as well as the effectiveness of our Board of Directors, in light of the current and anticipated objectives of the Company as a whole and any skills or perspectives the NCGC believes would be beneficial to the overall effectiveness of our Board of Directors.
As shown in the chart below, our Board of Directors includes directors of different personal, educational, professional, managerial and entrepreneurial backgrounds and experience. It includes directors who have leadership experience and financial and other expertise gained from employment or other association with companies in the public and private sectors, manufacturers, the financial services industry, venture capital funds, and major universities. Several of our directors have expertise and experience in risk management, strategic planning, operations, technology, regulatory compliance and human resource issues.
Board Demographics, Skills and Experience Mix
The following table provides information regarding the demographics, skills and experience of our nominees for director and directors continuing in office following the Annual Meeting:

Skills and Experience	Kenneth Anderson	Laura Bessen	Ronald Harold Wilfred Cooper	Stephen Fawell	Donna Grogan	Andrew Hirsch	Steven Hoerter	Owen Hughes	Utpal Koppikar
Age[1]	74	63	63	66	69	55	55	51	55
Executive Leadership Experience		☑	☑	☑	☑	☑	☑	☑	☑
Industry Expertise	☑	☑	☑	☑	☑	☑	☑	☑	☑
Research and Development Experience	☑	☑		☑	☑	☑
Operations Experience		☑	☑	☑	☑	☑	☑	☑	☑
Audit and Financial Expertise			☑			☑	☑	☑	☑
Public Company Governance		☑	☑		☑	☑	☑	☑	☑
Commitment to Company Values and Goals	☑	☑	☑	☑	☑	☑	☑	☑	☑
Independent	Y	Y	Y	Y	Y	N	Y	Y	Y
Tenure on Board (years, rounded)	10	3	1	1	3	6	1	2	4
Number of Other Public Company Boards	0	0	2	0	0	1	2	2	0
1 As of April 22, 2026.
Board Committees
Our Board of Directors has established an Audit Committee (referred to from time to time in this proxy statement as the AC), Organization, Leadership and Compensation Committee (referred to from time to time in this proxy statement as the OLCC), and the NCGC. Each of these standing committees operates under a charter that satisfies the applicable standards of Nasdaq and the SEC. Our Board of Directors has also established a Science and Technology Committee (referred to from time to time in this proxy statement as the STC), which operates under a charter duly adopted by the Board of Directors. Each of these committees reviews its charter at least annually. A current copy of the charter for each of these standing committees is posted on the corporate governance section of our website, https://ir.c4therapeutics.com/corporate-governance.

Audit Committee
Owen Hughes, Utpal Koppikar and Steven Hoerter currently serve on our AC, which is chaired by Mr. Koppikar. Bruce Downey served as a member of our AC until the date of our 2025 annual meeting held in June 2025, at which time he ceased to serve as a director. Our Board of Directors has determined that all of the members of our AC during 2025 and currently are “independent” for audit committee purposes, as that term is defined in the rules of the SEC and the current listing standards of Nasdaq, and each of our AC members has sufficient knowledge in financial and auditing matters to serve on the AC. Our Board of Directors has determined that Mr. Koppikar is an “audit committee financial expert,” as defined under the applicable rules of the SEC. During the fiscal year ended December 31, 2025, the AC met four times. The report of the AC is included in this proxy statement under “Report of the Audit Committee.” The AC’s responsibilities include, among others:
•appointing, approving the compensation of, assessing the independence of and overseeing the work of our independent registered public accounting firm;
•pre-approving auditing and permissible non-audit services, and the terms of such services, to be provided by our independent registered public accounting firm;
•reviewing the overall audit plan with our independent registered public accounting firm and members of management responsible for preparing our financial statements, including the independent audit firm’s audit staffing plans;
•reviewing and discussing with management and our independent registered public accounting firm our annual and quarterly financial statements and related disclosures, as well as critical accounting policies and practices used by us;
•coordinating the oversight and reviewing the adequacy of our internal control over financial reporting;
•establishing policies and procedures for the receipt and retention of accounting-related complaints and concerns;
•recommending, based upon the AC’s review and discussions with management and our independent registered public accounting firm, whether our audited financial statements shall be included in our Annual Report on Form 10-K;
•monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to our financial statements and accounting matters;
•preparing the AC report required by SEC rules to be included in our annual proxy statement;
•reviewing and discussing our major risk exposures, including, without limitation, financial, operational, cyber security and data privacy, competitive, legal, regulatory, hedging and accounting risks, discussing the guidelines and policies that govern the process by which management assesses and manages risk, and reporting to the full Board on matters as it deems appropriate;
•reviewing all related person transactions for potential conflict of interest situations and approving all such transactions; and
•reviewing quarterly earnings releases.
All audit and non-audit services to be provided to us by our independent registered public accounting firm, with the exception of certain services of de minimis value, must be approved in advance by our AC.
Organization, Leadership and Compensation Committee
Steven Hoerter, Donna Grogan, M.D., and Utpal Koppikar currently serve on our OLCC, which is chaired by Mr. Hoerter. Bruce Downey served as chair and a member of our OLCC until the date of our 2025 annual meeting held in June 2025 at which time he ceased to serve as a director. Our Board of Directors has determined that all of the members of the OLCC during 2025 and currently are “independent” for compensation committee purposes, as that term is defined in the rules of the SEC and the current Nasdaq listing standards. During the fiscal year ended December 31, 2025, the OLCC met six times. The OLCC’s responsibilities include, but are not limited to:
•annually reviewing and recommending to the Board of Directors the corporate goals and objectives relevant to the compensation of our Chief Executive Officer, or CEO;
•evaluating the performance of our CEO in light of those corporate goals and objectives and recommending to the Board of Directors the equity and non-equity compensation of our CEO;

•reviewing and recommending to the Board of Directors any agreements or provisions related to the employment of the members of our executive leadership team, or our Senior Leadership Team, including our CEO, as well as any special or supplemental benefits for our Senior Leadership Team;
•overseeing an annual evaluation of the performance of the members of our Senior Leadership Team other than our CEO and reviewing and approving their cash, equity, and non-equity compensation;
•overseeing our overall management compensation, philosophy and policy;
•administering our equity compensation plans;
•evaluating and assessing potential and current compensation advisors to the committee, including the retention, termination, or compensation thereof, in accordance with the independence standards identified in the applicable Nasdaq rules;
•reviewing and making recommendations to the Board with regard to our policies and procedures for the grant of equity-based awards and the size of equity-based plans;
•overseeing and administering our Executive Compensation Recovery Policy;
•reviewing and recommending to the Board of Directors the compensation of our directors;
•reviewing and assessing the results of the most recent stockholder advisory vote on executive compensation and considering those results as part of its review and approval of compensation for the members of our Senior Leadership Team;
•reviewing and discussing with management our strategies, initiatives and/or programs focused on (1) leadership and talent development and succession planning, (2) an inclusive corporate culture that embraces diversity in perspectives and experiences, and (3) employee recruitment, development, and retention; and
•preparing the compensation committee report required by SEC rules, if and when required, to be included in our annual proxy statement.
During 2025, Pearl Meyer served as the OLCC’s compensation consultant and continues in that role at present. Pearl Meyer provided information to the OLCC on Pearl Meyer’s independence and the OLCC evaluated whether any of the work performed by Pearl Meyer during its engagement raised any conflict of interest, determining that it did not. The OLCC may delegate authority to one or more subcommittees consisting of one or more of its members and may also delegate to one or more of our executive officers the power to grant stock awards pursuant to our equity-based plan, and amend the terms of such awards, to employees of the Company who are not directors or executive officers of the Company.
Nominating and Corporate Governance Committee
Laura Bessen, M.D., Ronald Harold Wilfred Cooper and Owen Hughes currently serve on our NCGC, which is chaired by Mr. Cooper. Bruce Downey served as a member of our NCGC until the date of our 2025 annual meeting held in June 2025, at which time he ceased to serve as a director. Our Board of Directors has determined that all of the members of the NCGC during 2025 and currently are “independent” as defined under current listing standards of Nasdaq. During the fiscal year ended December 31, 2025, the NCGC met seven times. The NCGC’s responsibilities include:
•developing and recommending to the Board of Directors criteria for Board of Directors and committee membership;
•establishing procedures for identifying and evaluating Board of Director candidates, including nominees recommended by stockholders;
•reviewing the composition of the Board of Directors to ensure that it is composed of members containing the appropriate skills and expertise to advise us;
•identifying individuals qualified to become members of the Board of Directors;
•recommending to the Board of Directors the persons to be nominated for election as directors and to each of the committees of the Board of Directors;
•reviewing and periodically reassessing the adequacy of our corporate governance guidelines and our code of business conduct and ethics and, when appropriate, recommend updates to the Board of Directors for approval;
•overseeing the Company’s initiatives related to environmental, social, and governance matters;
•reviewing and assessing management and Board of Directors succession planning; and

•overseeing the evaluation of our Board of Directors and its committees.
The NCGC considers candidates for Board of Director membership suggested by its members and the Chief Executive Officer. Additionally, in selecting nominees for directors, the NCGC will review candidates recommended by stockholders in the same manner and using the same general criteria as candidates recruited by the committee or recommended by our Board of Directors. Any stockholder who wishes to recommend a candidate for consideration by the committee as a nominee for director should follow the procedures described later in this proxy statement under the heading “Stockholder Proposals.” The NCGC will also consider whether to nominate any person proposed by a stockholder in accordance with the provisions of our By-laws relating to stockholder nominations as described later in this proxy statement under the heading “Stockholder Proposals.”
Identifying and Evaluating Director Nominees. Our Board of Directors is responsible for filling vacancies on our Board of Directors and for nominating candidates for election by our stockholders each year in the class of directors whose term expires at the relevant annual meeting. The Board of Directors delegates the selection and nomination process to the NCGC, with the expectation that other members of the Board of Directors and of management will be requested to take part in the process, as appropriate.
Generally, the NCGC identifies candidates for director nominees in consultation with management through the use of search firms or other advisors, the recommendations submitted by members of the Board of Directors or stockholders or such other methods as the NCGC deems to be helpful to identify candidates. Once candidates have been identified, the NCGC confirms that the candidates meet all of the minimum qualifications for director nominees established by the NCGC. The NCGC may gather information about the candidates through interviews, detailed questionnaires, comprehensive background checks or any other means that the NCGC deems to be appropriate in the evaluation process. The NCGC then meets as a group to discuss and evaluate the qualities and skills of each candidate, both on an individual basis and factoring in the overall composition and needs of our Board of Directors. Based on the results of the evaluation process, the NCGC recommends candidates for the Board of Directors’ approval to fill a vacancy or as director nominees for election to the Board of Directors by our stockholders each year in the class of directors whose term expires at the relevant annual meeting.
Science and Technology Committee
Kenneth Anderson, M.D., Laura Bessen, M.D., Stephen Fawell, Ph.D., and Donna Grogan, M.D. currently serve on our Science and Technology Committee. The STC is chaired by Dr. Grogan. The STC assists our Board of Directors’ oversight of our research and development activities. During the fiscal year ending December 31, 2025, the STC met three times. The STC’s current responsibilities include:
•reviewing, evaluating, and advising our Board of Directors and the Senior Leadership Team on the overall strategy of our research and development programs;
•monitoring and evaluating emerging trends in the life sciences industry and their impact on our allocation of research and development resources;
•regularly reviewing our research and development pipeline;
•review and assess our research and discovery organizations to ensure that they are comprised of individuals with the appropriate skill set and expertise to carry out our research and development initiatives; and
•reviewing such other topics as our Board of Directors delegates to the science and technology committee from time to time.
Board and Committee Meetings Attendance
The full Board of Directors met six times during 2025. During 2025, each member of the Board of Directors attended in person or participated in 75% or more of the aggregate of (i) the total number of meetings of the Board of Directors (held during the period for which such person has been a director) and (ii) the total number of meetings held by all committees of the Board of Directors on which such person served (during the periods that such person served).
Director Attendance at Annual Meeting of Stockholders
Directors are responsible for attending the annual meeting of stockholders to the extent practicable. All but three members of the Board of Directors in office at the time attended our annual meeting of stockholders in 2025.
Executive Compensation Recovery Policy
We have adopted an Executive Compensation Recovery Policy in accordance with Nasdaq listing rules adopted in June 2023. In the event that we are required to prepare a material financial restatement due to material noncompliance with any financial reporting requirements, our Executive Compensation Recovery Policy requires (subject to certain limited exceptions described in the policy and permitted by the final clawback rules) that we recover any incentive-based compensation that was based upon the attainment of a financial reporting measure and received by any current or former executive officer of the Company (and any other person designated by the Board or OLCC as subject to the Executive Compensation Recovery Policy) during the three-year period preceding the date that the restatement was required if such compensation exceeds the amount that the executive officers would have received based on the restated financial statements. In addition, if the Board determines that an executive officer’s misconduct (or other person’s misconduct who is designated as subject to the Executive Compensation Recovery Policy) contributed to the cause of the material financial restatement, the Executive Compensation Recovery Policy permits the Company to recover up to 100% of the time-based and other equity-based compensation that is not earned based on a financial reporting measure and was received by such individual during the three fiscal years preceding the date that we were required to restate our financial statements.
Policy on the Timing of Awards of Options and Other Option-Like Instruments
Our OLCC has generally granted annual equity awards, including stock option grants to our named executive officers, in the first quarter of each fiscal year, specifically mid-February. In addition, new hires receive stock option grants at the time of their hiring. Eligible employees, including our named executive officers, may voluntarily enroll in our Employee Stock Purchase Plan and receive an option to purchase shares at a discount using payroll deductions accumulated during the prior six months, with purchase dates occurring in July and January. During 2025, our OLCC did not take into account any material nonpublic information when determining the timing and terms of equity incentive awards, and we did not time the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation. During 2025, we did not grant stock options to our named executive officers during any period beginning four business days before and ending one business day after the filing or furnishing of a Form 10-Q, 10-K or 8-K that discloses material nonpublic information.
Code of Business Conduct and Ethics
We have adopted a written Code of Business Conduct and Ethics that applies to our directors, officers, employees and certain designated agents, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A current copy of the Code of Business Conduct and Ethics is posted on the corporate governance section of our website, which is located at https://ir.c4therapeutics.com/corporate-governance. If we make any substantive amendments to, or grant any waivers from, our Code of Business Conduct and Ethics for any officer or director, we will disclose the nature of that amendment or waiver on our website or in a Current Report on Form 8-K filed with the SEC.
Corporate Governance Guidelines
Our Board has adopted corporate governance guidelines to assist in the exercise of its duties and responsibilities and to serve the best interests of our company and our stockholders. The guidelines provide that:
•Our Board’s principal responsibility is to oversee the management of the business and affairs of the Company;
•Except as required by Nasdaq rules, a majority of the members of our Board must be independent directors;
•The independent directors meet in executive session at least once a year;
•Our Board will have an audit committee, a compensation committee (in our case, the OLCC), and a nominating and corporate governance committee as standing committees, with responsibilities as outlined in the respective committee’s charter;
•Our Board and its committees shall have full and free access to management and, as necessary, independent advisors;
•The NCGC will have responsibility for (i) developing succession plans for our Board and our CEO, as appropriate, (ii) developing and recommending to the Board criteria for prospective directors, and (iii) identifying and selecting director candidates for nomination to the Board, as appropriate;
•The OLCC will have responsibility for periodically reviewing the form and amount of director compensation and, where appropriate, recommending changes;
•The OLCC will have responsibility for developing succession plans for members of our Senior Leadership Team, other than the CEO; and
•The NCGC will oversee periodic self-evaluations that the Board may conduct to determine whether it and its committees are functioning effectively.

A current copy of our Corporate Governance Guidelines is posted on the corporate governance section of our website, which is located at https://ir.c4therapeutics.com/corporate-governance.
Insider Trading Policy and Hedging Policy
We have adopted an insider trading policy that governs the purchase and sale of our securities and other transactions in our securities by our directors, officers (within the meaning of Section 16 of the Exchange Act), and certain designated employees (which currently consists of all of our employees) and consultants that we believe is reasonably designed to promote compliance with applicable insider trading laws, rules and regulations, and listing standards applicable to us. A copy of our insider trading policy is filed as Exhibit 19.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2025. In addition, it is our policy to comply with applicable insider trading laws, rules and regulations, and any exchange listing standards when engaging in transactions in company securities.
Our insider trading policy prohibits our directors, officers and certain designated employees, consultants and contractors, and their affiliated persons, from trading in company securities while in possession of material nonpublic information about our company. The policy also prohibits tipping (i.e., disclosing material nonpublic information about our company to others who may trade of the basis of that information). Under our insider trading policy, designated insiders may only trade in company securities at a time when they do not possess material nonpublic information about our company. Our insider trading policy also expressly prohibits short sales; purchases or sales of derivative securities or hedging transactions; using company securities as collateral in a margin account; or pledging company securities as collateral for a loan. We have also adopted an additional policy that governs adoption, modification and termination of written securities trading plans, known as Rule 10b5-1 plans, by our directors, executive officers and certain other persons. Our policy provides that all Rule 10b5-1 plans must comply with SEC rules applicable to the Rule 10b5-1 safe harbor and imposes additional requirements and limitations.
Board Leadership Structure
Currently, the role of Chair of the Board is separated from the role of Chief Executive Officer, with Ronald Harold Wilfred Cooper serving as our Chair since June 2024. We believe that separating the roles of Chair and Chief Executive Officer allows our Chief Executive Officer to focus on our day-to-day business, while allowing the Chair to lead the Board of Directors in its fundamental role of providing advice to, and independent oversight of, management. Our Board of Directors recognizes the time, effort and energy that the Chief Executive Officer is required to devote to his position in the current business environment, as well as the commitment required to serve as Chair of the Board, particularly as the Board of Directors’ oversight responsibilities continue to grow. While our By-laws and our corporate governance guidelines do not require that the Chair of the Board and Chief Executive Officer positions be separate, our Board of Directors believes that having separate positions is the appropriate leadership structure for us at this time and demonstrates our commitment to good corporate governance.
Board’s Role in Risk Oversight
Risk is inherent to every business and how well a business manages risk can ultimately determine its success. We face a number of risks, including risks relating to our financial condition, development and commercialization activities, operations, strategic direction, and intellectual property. Management is responsible for the day-to-day management of risks we face, while our Board of Directors, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, our Board of Directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed.
The role of the Board of Directors in overseeing the management of our risks is conducted primarily through committees of the Board of Directors, as disclosed in the descriptions of each of the committees above and in the charters of each of the committees, copies of which can be found on the corporate governance section of our website, https://ir.c4therapeutics.com/corporate-governance.
The full Board of Directors (or the appropriate committee of the Board in the case of risks that are under the purview of a particular committee) discusses with management our major risk exposures, their potential impact on us and the steps we take to manage them. When a committee of our Board of Directors is responsible for evaluating and overseeing the management of a particular risk or risks, the chair of the relevant committee reports on the discussion to the full Board during the committee reports portion of the next Board meeting. This enables the Board of Directors and its committees to coordinate the risk oversight role, particularly with respect to risk interrelationships.

Communication with the Members of our Board of Directors
Any interested party with concerns about our company may report those concerns or submit communications to the Board of Directors through the Chairman of our Board of Director by submitting a written communication to the attention of that individual director at the following address or by email to Board@c4therapeutics.com:
c/o C4 Therapeutics, Inc.
490 Arsenal Way, Suite 120
Watertown, Massachusetts 02472
United States
You may submit your concern or other communication anonymously or confidentially by postal mail. You may also indicate whether you are a stockholder, customer, supplier or other interested party.
A copy of any written communication of this nature may also be forwarded to our legal counsel and retained for a reasonable period of time. A director receiving a communication of this nature may discuss the matter with our legal counsel, independent advisors, non-management directors or our management or may take other action or no action as the director determines in good faith, using reasonable judgment and applying his or her own discretion. Our legal counsel reserves the right not to forward communications if they are deemed inappropriate, solicitations, advertisements, surveys, “junk” mail or mass mailings or consist of individual grievances or other interests that are personal to the party submitting the communication and could not reasonably be construed to be of concern to security holders or other constituencies of our Company.
Communications may be forwarded to other directors if they relate to important substantive matters and include suggestions or comments that may be important for other directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded to other directors than communications relating to ordinary business affairs, personal grievances and matters as to which we tend to receive repetitive or duplicative communications.
The Audit Committee oversees the procedures for the receipt, retention, and treatment of complaints we receive regarding accounting, internal accounting controls, or audit matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting, internal accounting controls or auditing matters. We also have established a toll-free telephone number for the reporting of these types of activity, which is (855) 222-0916. Reports can also be submitted via email to reports@lighthouse-services.com or through an online submission at https://www.lighthouse-services.com/c4therapeutics.

DIRECTOR COMPENSATION
The table below shows all compensation earned by each of our non-employee directors during the fiscal year ended December 31, 2025. During the fiscal year ended December 31, 2025, we did not provide any compensation to Andrew J. Hirsch, our President and Chief Executive Officer for his service as a director. The compensation paid to Mr. Hirsch as an executive officer during 2025 is set forth under “Executive Compensation – 2025 Summary Compensation Table” below.

Name	Fees Earned or Paid in Cash ($)(1)	Option Awards ($)(2) (3)	Total ($)
Kenneth C. Anderson, M.D.	$45,750	$39,749	$85,499
Laura Bessen, M.D.	50,500	39,749	$90,249
Ronald Harold Wilfred Cooper	79,500	39,749	$119,249
Bruce Downey	29,350	—	$29,350
Stephen Fawell Ph.D.	45,750	39,749	$85,499
Donna Grogan, M.D.	57,250	39,749	$96,999
Stephen Hoerter	50,563	39,749	$90,312
Owen P. Hughes Jr.	50,208	39,749	$89,958
Utpal Koppikar	60,750	39,749	$100,499
(1)Amounts represent annual cash compensation earned for services rendered by members of our Board of Directors and the committees thereof during the fiscal year ended December 31, 2025, pursuant to our Non-employee Director Compensation Policy in effect at the time the compensation was paid. However, the following members of our Board of Directors elected to receive all or a portion of their cash compensation in the form of unrestricted shares in accordance with our Non-employee Director Compensation Policy: Dr. Anderson was issued 26,764 shares in lieu of $45,750 in fees and Dr. Grogan was issued 33,443 shares in lieu of $57,250 in fees.
(2)Amounts reflect the aggregate grant date fair value of option awards granted during the 2025 year in accordance with our Non-employee Director Compensation Policy, calculated in accordance with the provisions of Financial Accounting Standards Board, or FASB, Accounting Standard Codification, or ASC, Topic 718, Compensation—Stock Compensation. See Notes 2 and 11 to our audited consolidated financial statements appearing in our 2025 Annual Report for assumptions underlying the valuation of equity awards.
(3)Mr. Downey, who ceased to be a member of our Board of Directors in June 2025, was not granted new option awards in 2025 and did not have any option awards outstanding as of December 31, 2025. The following table provides information regarding the aggregate number of option awards granted to our non-employee directors that were outstanding as of December 31, 2025:

Name	Options Outstanding (#)
Kenneth C. Anderson, M.D.	160,746
Laura Bessen, M.D.	135,200
Ronald Harold Wilfred Cooper	100,500
Stephen Fawell Ph.D.	100,500
Donna Grogan, M.D.	135,200
Stephen Hoerter	100,500
Owen P. Hughes Jr.	120,000
Utpal Koppikar	135,200

Non-employee Director Compensation Policy
Under our Non-employee Director Compensation Policy, as amended and restated, we pay our non-employee directors a cash retainer for service on the Board of Directors and for service on each committee on which the director is a member, with the chair the Board of Directors, the Lead Independent Director (if one is appointed), and the chair of each committee receiving higher or additional retainers. These fees are payable in arrears in four equal quarterly installments on the last day of each quarter, with the amount of these payments pro-rated for any portion of a quarter that a director is not serving on our Board of Directors or a Board committee. Directors may elect to receive unrestricted shares of our common stock in lieu of any cash retainer payments. Under our Non-employee Director Compensation Policy, the fees paid to non-employee directors for service on the Board of Directors and for service on each Board committee on which the director is a member are as follows:

	Annual Retainer (as of March 2025)	Annual Retainer (as of March 2024)
Board of Directors:
All non-employee members	$40,000	$40,000
Additional retainer for Chairman of the Board	30,000	30,000
Additional retainer for Lead Independent Director	25,000	25,000
Audit Committee:
Chair	15,000	15,000
Non-chairman members	7,500	7,500
Organization, Leadership and Compensation Committee:
Chair	12,000	10,000
Non-chairman members	6,000	5,000
Science and Technology Committee
Chair	12,000	10,000
Non-chairman members	6,000	5,000
Nominating and Corporate Governance Committee:
Chair	10,000	8,000
Non-chairman members	5,000	6,000
Each non-employee director may elect to receive all or a portion of her or his cash compensation in the form of unrestricted shares having a grant date fair value equal to the amount (or portion thereof) of such compensation. Any such election (i) shall be made (x) for any continuing non-employee director, before the start of the calendar year with respect to any cash compensation for such calendar year and (y) for any new non-employee director, within 30 days of her or his election to the Board, (ii) shall be irrevocable with respect to such calendar year and (iii) shall automatically apply to the cash compensation for each subsequent calendar year unless otherwise revoked prior to the start of such calendar year.
We also reimburse our non-employee directors for reasonable travel and out-of-pocket expenses incurred in connection with attending our Board of Director and committee meetings.
In addition, under our Non-employee Director Compensation Policy in effect as of April 9, 2026, each non-employee director, upon the director’s initial election to our Board of Directors, receives an option to purchase 124,000 shares of our common stock (71,000 shares of common stock prior to April 2026). Each of these options vests as to 33% on the first anniversary of the date of grant, with the remainder to vest quarterly for the subsequent two years, subject to continued service as a director through such vesting dates. On the date of each annual meeting of stockholders of our company, each continuing non-employee member of the Board of Directors, other than a director receiving an initial equity award or a director whose tenure in office as of the date of the annual meeting is less than six months, is granted a non-qualified stock option to purchase 62,500 shares of common stock (35,500 shares of common stock prior to April 2026) or such lesser number as represents not more than $650,000 in grant date fair value, which vests and becomes fully exercisable upon the earlier to occur of the first anniversary of the grant date or the date of the next annual meeting of stockholders following the date of grant, subject to continued service as a director through such date. The exercise price of these options is equal to the fair market value of our common stock on the date of grant.
Our Board of Directors periodically reviews and, as needed, updates our Non-employee Director Compensation Policy and did so most recently in April 2026.
This program is intended to provide a total compensation package that enables us to attract and retain qualified and experienced individuals to serve as directors and to align our directors’ interests with those of our stockholders.

EXECUTIVE COMPENSATION
The following section describes the philosophy, objectives, and structure of our 2025 executive compensation program. This section is intended to be read in conjunction with the tables following this section which provide further historical compensation information for our Chief Executive Officer, or our CEO, and the two most highly compensated executive officers serving as executive officers as of December 31, 2025, who we collectively refer to as our named executive officers, or our NEOs.
Our NEOs for the year ended December 31, 2025, were:

Named Executive Officer	Position
Andrew J. Hirsch	President and Chief Executive Officer
Kendra R. Adams	Chief Financial Officer and Head of Corporate Affairs
Leonard Reyno, M.D.	Chief Medical Officer
Executive Summary
We are a clinical-stage biopharmaceutical company dedicated to delivering on the promise of targeted protein degradation, or TPD, science to create a new generation of small-molecule medicines that transform patients’ lives. Leveraging our proprietary TORPEDO® platform, we efficiently design and optimize small molecule protein degraders that are highly active against their desired targets by harnessing the body’s natural process for destroying unwanted proteins. Our strategy is to develop degraders that modulate clinically validated disease pathways with best-in-class or first-in-class potential to address significant unmet patient needs. To date, our degraders have demonstrated oral bioavailability and high levels of catalytic activity, and we have also leveraged our capability to design compounds that are brain penetrant.
Corporate Performance Highlights

2025 was a highly productive year for the Company as we executed across our key strategic objectives. We continued to advance cemsidomide and CFT1946 to data-driven decision points, enabling us to prioritize cemsidomide given its differentiated clinical profile and compelling market opportunity, while allocating capital efficiently. For cemsidomide we completed enrollment in a Phase 1 trial, shared clinical data from this trial, which demonstrated potential best-in-class profile, and designed an efficient development path to progress cemsidomide as a potential treatment for multiple myeloma patients. We also advanced our discovery collaborations, implemented a new discovery strategy, and extended our cash runway.
Our clinical pipeline has two oncology degraders, cemsidomide, an IKZF1 and IKZF3 degrader, or IKZF1/3, degrader, for multiple myeloma, or MM, and CFT8919, an EGFR L858R degrader for non-small-cell lung cancer, or NSCLC. Our discovery strategy is focused on selecting targets where we believe TPD offers a compelling mechanistic rationale and first-in-class potential in inflammation, neuroinflammation and neurodegeneration diseases.
Cemsidomide is our most advanced product candidate and is an orally bioavailable MonoDAC (molecular glue type) degrader targeting IKZF1/3. Cemsidomide has the opportunity to address a significant unmet need in multiple myeloma. This is supported by a strong mechanistic rationale, well-defined biology, and a differentiated safety profile with compelling anti-myeloma activity demonstrated in our Phase 1 trial in combination with dexamethasone. Cemsidomide is now advancing into later-stage clinical trials across multiple lines of therapy in multiple myeloma.
Our other clinical-stage oncology product candidate, CFT8919, is an orally bioavailable, allosteric, mutant-selective BiDAC degrader of epidermal growth factor receptor, or EGFR, with an L858R mutation in non-small cell lung cancer, or NSCLC. Our collaboration partner, Betta Pharma, is conducting clinical development of CFT8919 in Greater China. In preclinical studies, CFT8919 demonstrated equivalent anti-proliferation activity against the major EGFR-inhibitor resistance mutations, including L858R-C797S, L858R-T790M, and L858R-T790M-C797S compared to L858R single mutation in Ba/F3 cell models in vitro.
We are further diversifying our internal pipeline by developing new degraders focused on inflammation, neuroinflammation, and neurodegeneration. We have engineered degraders that have successfully achieved blood-brain barrier penetration in preclinical studies. This is a key element of our strategy as we are focused on selecting targets where there is a strong degrader rationale over other therapeutic modalities. We are also advancing a discovery pipeline in collaboration with MKDG and F. Hoffmann-La Roche Ltd and Hoffmann-La Roche Inc. Our partnership strategy allows us to further expand our reach in both oncology and non-oncology indications as well as provides a source of non-dilutive capital to fund our wholly owned pipeline and discovery efforts .

Executive Compensation Philosophy and Objectives
Our OLCC believes that a well-designed compensation program should align executive interests with the drivers of growth and stockholder returns by supporting the Company’s achievement of its primary business goals, and the Company’s ability to attract and retain employees whose leadership and contributions are expected to lead to growth in long-term stockholder value.
As such, our compensation program is focused on incenting executives to take actions that create long-term stockholder value. The objectives of our executive compensation program are as follows:
•Help communicate the priority of and relative emphasis of our business objectives;
•Reward our executives for achieving or exceeding short-term corporate goals;
•Provide long-term incentives to our executives that align their interests with the long-term interests of our company and our stockholders, thereby creating sustainable, long-term value;
•Attract, recruit, motivate and retain highly qualified executive officers who possess the skills and leadership necessary to advance our business objectives and, as a result, grow our long-term stockholder value;
•Provide compensation packages that are competitive relative to peers and the overall market; and
•Support the well-being, development and fulfillment of our leadership team.
Our OLCC regularly reviews our compensation policies and overall program design to ensure that they are aligned with the interests of our stockholders and our business goals, and that the total compensation paid to our employees and directors is fair, reasonable and competitive.
How Our Pay Program Works
In setting executive base salaries and annual incentive cash awards and granting equity incentive awards, we consider compensation for comparable positions in the market, the competition for talent in our market, individual performance as compared to our expectations and objectives, our desire to motivate our employees to achieve short- and long-term results that are in the best interests of our stockholders and a long-term commitment to our company. We target a general competitive position, based on independent third-party benchmark analytics to inform the mix of compensation of base salary, annual cash incentives or long-term incentives.
The following elements of our pay program have been carefully selected by our OLCC and are reviewed on an annual basis:

Pay Objective	Base Salary	Annual Cash Incentives	Equity Incentives
Motivate and retain	❖	❖	❖
Provide stability and manage risk	❖
Reward annual performance		❖
Balance near-term objectives with sustainable, long-term performance		❖	❖
Align our employees’ interests with those of our stockholders and reward exceptional performance		❖	❖
Incent the achievement of shareholder value creation			❖
Target Pay Mix
Our executive compensation program is based on paying for performance and driving the creation of long-term stockholder value. In order to achieve this, the OLCC places a significant percentage of NEO compensation “at-risk,” meaning that the value of the awards will only be realizable once our corporate performance and stock price growth is increased. The following tables reflect the portion of our CEO’s and other NEOs’ compensation that was “at-risk,” which includes their annual incentive cash awards, which are tied to the Company’s achievement of short-term objectives, and their long-term incentive equity awards, which consist of (i) restricted stock units, or RSUs, that vest based on the passage of time, and (ii) stock option awards, which are tied to longer-term Company performance. As a result, 72%% of our CEO’s 2025 compensation and 58%% of our other NEOs’ 2025 compensation was considered to be “at risk.”

* Includes amounts paid pursuant to a one-time cash-based award granted by our OLCC pursuant to the 2020 Plan. See “Summary Compensation Table” below for more information.
Governance Practices
Our compensation program is grounded in strong corporate governance practices that reinforce compensation risk management and stockholder growth. The following table demonstrates our key governance principles.

Pay for Performance	❖	A majority of our compensation is “at-risk” and is directly tied to company performance and objectives
Insider Trading Policy	❖	We maintain a robust suite of insider trading policies that prohibits short sales, hedging and pledging activity, as well as the use of Company securities as collateral in margin accounts
Change in Control Provisions	❖	No “single-trigger” change in control benefits or excise tax gross-ups are provided to our executives
Compensation Risk Assessment	❖	Our OLCC conducts a compensation risk assessment in order to mitigate our compensation risk and reduce material adverse effects on the Company
Executive Compensation Recovery	❖
Our executive compensation recovery policy provides for the recovery of erroneously paid compensation to executive officers in the event the Company must make a material financial restatement due to material noncompliance with any financial reporting requirements

“Say on Pay” Vote on Executive Compensation
At the 2025 annual meeting of stockholders, we held a non-binding, advisory vote on the compensation of our NEOs, often referred to as a Say-on-Pay vote, which received over 98% support from our stockholders, and the results of which were considered by our Board of Directors and OLCC, together with feedback received throughout the year, when making compensation decisions regarding the compensation of our executive officers. We continue to have regular contact and dialogue with our stockholders, and, following the Annual Meeting, our Board of Directors and OLCC will consider the results of this Say-on-Pay vote, which is included as Proposal No. 2 on this Proxy Statement, together with feedback received from our stockholders throughout the year, when making compensation decisions in the future because we value the opinions of our stockholders.

Compensation Determination Process
Role of the Organization, Leadership and Compensation Committee
Our Board of Directors has delegated to our OLCC broad responsibility for matters related to our overall compensation philosophy, the design and structure of our compensation programs and the compensation arrangement for our NEOs other than the CEO. This authority extends to the compensation of our non-employee directors and executive officers, though final approval of matters related to the compensation of our CEO and non-employee directors is generally the responsibility of our Board of Directors. A more detailed summary of the roles and responsibilities of our OLCC is provided above at “Corporate Governance – Organization, Leadership and Compensation Committee.”
Role of CEO and Management
Our CEO makes recommendations to our OLCC regarding the compensation of our executive officers, other than with respect to his own compensation. The CEO assists the OLCC in determining base salary, annual incentive cash award, long-term incentive compensation, as well as any other compensation of our executive officers (other than himself) on an ongoing basis. While our CEO typically attends meetings of the OLCC, the committee meets outside the presence of our CEO when discussing his compensation and when discussing certain other matters.
Role of Our Independent Compensation Consultant
During 2025, Pearl Meyer served as the OLCC’s compensation consultant and continues to serve as the OLCC’s independent compensation consultant.
The OLCC conducted a review of its relationship with Pearl Meyer and determined that Pearl Meyer’s work for the OLCC did not raise any conflicts of interest. Pearl Meyer’s work has conformed to the independence factors and guidance provided by the Dodd-Frank Act, the SEC, and the Nasdaq Stock Market.
Compensation Risk Assessment
We believe that although a portion of the compensation provided to our executive officers and other employees is performance-based, our executive compensation program does not encourage excessive or unnecessary risk taking. Our compensation programs are designed to encourage our executive officers and other employees to remain focused on both short- and long-term strategic goals, in particular in connection with our pay-for-performance compensation philosophy. As a result, we do not believe that our compensation programs are reasonably likely to have a material adverse effect on us.
Peer Group
The OLCC reviews our peer group annually to ensure that it continues to appropriately reflect the market in which we compete for executive talent. In the fall of each year, the OLCC, with the assistance of Pearl Meyer, reviews our peer group and determines the extent to which companies should be removed from or added to the peer group using the following criteria:
•Industry: biotechnology and pharmaceutical public companies, with a focus on oncology
•Stage of Development: clinical development Phase I, II, or III companies
•Market Capitalization: between $150 million and $1.5 billion
•Headcount: greater than 50 employees
•Last 12 Months Operating Expense: between $50 million and $500 million
•Location: in a major biotechnology geographic center such as Massachusetts or California
•IPO: prior to January 1, 2023, where possible

In September 2024, the OLCC approved the following peer group, which was used to support 2025 executive compensation decision-making:

Adicet Bio, Inc.	Arvinas, Inc.	Black Diamond Therapeutics, Inc.
Cullinan Therapeutics, Inc.	Editas Medicine, Inc.	Foghorn Therapeutics Inc.
Fulcrum Therapeutics, Inc.	IGM Biosciences, Inc.	iTeos Therapeutics, Inc.
Kymera Therapeutics, Inc.	Lyell Immunopharma, Inc.	Monte Rosa Therapeutics, Inc.
Nkarta, Inc.	Nurix Therapeutics, Inc.	ORIC Pharmaceuticals, Inc.
Poseida Therapeutics, Inc.	Prelude Therapeutics Incorporated	Relay Therapeutics, Inc.
Sutro Biopharma, Inc.	Tango Therapeutics, Inc.
In addition to the peer group, the OLCC also considers industry surveys, individual performance, and an executive’s responsibilities and experience when making compensation decisions.
Elements of Our Compensation Program
Base Salary
Each NEO’s base salary is a fixed component of annual compensation that reflects the individual’s scope of responsibility and organizational impact, as well as individual performance.
When setting base salaries, considerations include, but are not limited to:
•each NEO’s position and specific responsibilities;
•recent individual performance;
•level and breadth of experience;
•achievement of corporate and strategic goals;
•a review of competitive pay levels at comparable positions at peer companies;
•retention considerations, and
•the compensation levels required to attract qualified new hires.
For the fiscal year ended December 31, 2025, the annual base salary for each of our NEOs is set forth in the following table. Effective January 1, 2025, the base salaries for Mr. Hirsch, Ms. Adams and Dr. Reyno were increased as part of our standard merit pay increase process, with increases determined based on individual performance and market data.

Named Executive Officer	2024 Base Salary	2025 Base Salary
Andrew J. Hirsch	$665,000	$694,925
Kendra R. Adams	$485,000	$506,825
Leonard Reyno, M.D.	$572,000	$597,740
Annual Incentive Plan Cash Awards
Our annual incentive cash award program is intended to reward our NEOs for meeting objective or subjective performance goals for a fiscal year. Our Board of Directors or OLCC may approve annual incentive cash awards for our NEOs based on individual performance, company performance or as otherwise determined appropriate. For 2025, the amount of the annual incentive cash award paid to each of our NEOs was determined based on our performance against our 2025 corporate objectives as well as their individual contributions to key initiatives that drove the Company’s performance in 2025.
Incentive Opportunities
Each of our NEOs had a pre-established target annual incentive rate, which is equal to a percentage of the executive’s base salary. Under our annual incentive plan, our NEOs can earn between a minimum of 50% of their target award for threshold performance up to a maximum of 150% payout for superior performance. For 2025, our NEOs had the following annual cash incentive opportunities:

Named Executive Officer	2025 Target Annual Cash Incentive Opportunity (as % of Current Base Salary)
Andrew J. Hirsch	55%
Kendra R. Adams	40%
Leonard Reyno, M.D.	40%
Corporate Objectives
Our 2025 corporate objectives, which were established to incent performance on business activities designed to drive stockholder value, included a mix of pipeline, financial, development, and strategic objectives. Our 2025 corporate objectives and their respective weightings were as follows:

Corporate Objective	Weighting
Advance clinical and discovery programs to generate robust data to inform efficient portfolio decisions that enable C4T to develop degraders that transform patients' lives	70%
Evolve the organization and culture to ensure continued progress towards becoming a fully integrated biotech company & maintain financial strength that enables continued investment in the portfolio	30%
Earned Awards
Based on our accomplishments in 2025, the OLCC determined that our 2025 corporate goals were achieved at 120% of target. Specifically, in evaluating overall corporate performance in 2025, the OLCC considered progress achieved across the organization and highlighted the following areas of achievement against our 2025 corporate goals:

Advance Clinical and Discovery Programs - 70% Weight
Strong Execution Across Lead Program	New Internal Discovery Pipeline; Advance our Discovery Collaborations
Completed enrollment of our lead program, cemsidomide, an IZKF1/3 degrader, and presented full Phase 1 clinical data demonstrating cemsidomide's potential to be best-in-class for multiple myeloma.	Introduced a new discovery strategy focused on inflammation, neuroinflammation, and neurodegeneration (INN).
Entered into a clinical trial collaboration and supply agreement with Pfizer Inc., pursuant to which Pfizer will supply elranatamab (ELREXFIO®), a B-cell maturation antigen CD3 targeted bispecific antibody, for the upcoming Phase 1b trial of cemsidomide in combination with elranatamab
Designed and delivered a development candidate to Biogen that is now advancing into Phase 1 clinical development.
Designed an efficient development path for cemsidomide to address multiple myeloma patients across multiple lines of treatment.	Advanced collaboration with MKDG and achieved preclinical milestone from a project within the KRAS family.

Enable Continued Investment and Progress Towards Becoming Fully Integrated Biotech Company - 30% Weight
Raised $125 million in gross proceeds through an underwritten offering with the potential to earn up to $225 million in additional proceeds if the outstanding warrants are exercised, extending cash runway through end of 2028.
Evolved company culture and organizational capabilities while maintaining a fiscally responsible decision making approach, resulting in a 15% savings against the annual operating plan.
As shown in the chart above, we not only met our predefined goals but also delivered incremental outcomes that further strengthened our foundation for future growth. This level of overachievement was driven by stronger‑than‑anticipated execution across multiple objectives, including effective reallocation of resources that drove disciplined decision-making with cemsidomide, accelerated progress in advancing our early stage discovery portfolio, and greater strategic clarity with the extension of cash runway into 2028. These results positioned the Company favorably heading into the next phase of execution. Based on the critical role Mr. Hirsch, Ms. Adams, and Dr. Reyno played in the achievement of our corporate objectives and our success in 2025, the annual cash incentive awards paid to our NEOs for 2025 were as follows:

Named Executive Officer	2025 Earned Annual Incentive
Andrew J. Hirsch	$573,313
Kendra R. Adams	$273,686
Leonard Reyno, M.D.	$322,780
Long-Term Incentive Compensation
Our equity incentive program is intended to align the interests of our NEOs with those of our stockholders and to motivate our NEOs to make important contributions to our performance. In February 2025, as part of our annual compensation cycle, we granted our NEOs a mix of restricted stock units, or RSUs, and stock options to retain such NEOs while creating long-term value for our stockholders. The RSUs vest in equal annual installments over four years beginning on the first anniversary of the grant date. The stock options vest in equal monthly installments over a four-year period. Vesting for both the RSUs and stock options is subject to the recipient’s continued service relationship with the Company through such dates. The OLCC chose to provide these equity vehicles to our NEOs in 2025 based on a review of retention and motivation needs and prevalent practices within our peer group.
The table below shows the equity incentives awarded to our NEOs in 2025, which included annual stock option and time-based RSU awards. Each RSU represents the contingent right to receive one share of our common stock upon vesting and settlement of each RSU.

	RSUs		Stock Options
Named Executive Officer	(#)	($)	(#)	($)
Andrew J. Hirsch	223,500	710,730	335,300	848,007
Kendra R. Adams	87,100	276,978	130,600	330,300
Leonard Reyno, M.D.	87,100	276,978	130,600	330,300
Other Elements of Compensation
Health and Welfare Benefits
All of our full-time employees, including our NEOs, are eligible to participate in certain medical, disability and life insurance benefit programs we offer. We pay the premiums for group term life insurance and short- and long-term disability insurance for all of our eligible employees, including our NEOs. We also provide all eligible employees, including our named executive officers, with eligibility for a health savings account or a health flexible spending account depending on the plan in which the NEO is enrolled. We also provide paid time off benefits, which include flexible vacation, sick time and holidays, to all eligible employees, including our NEOs. We do not sponsor any qualified or non-qualified defined benefit plans for any of our employees or executives.
401(k) Savings Plan
We maintain a tax-qualified, Safe Harbor 401(k) retirement plan for eligible employees, including our NEOs, in the United States. Under our 401(k) plan, employees may elect to defer up to 90% of their eligible compensation on a pre-tax, Roth or after-tax basis, subject to applicable annual limits set pursuant to the Internal Revenue Code of 1986, as amended, or the Code. We provide an employer match on employee contributions to the 401(k) plan of up to 100% on the first 3% of the employee’s contributions and 50% on the next 2% of employee contributions up to IRS maximums. Employees are immediately fully vested in their and our employer contributions to the 401(k) plan. The 401(k) plan is intended to be qualified under Section 401(a) of the Code so that pre-tax contributions by employees, and income earned on those contributions, are not taxable to employees until distributed from the 401(k) plan.
2020 Employee Stock Purchase Plan
Our executive officers, including our NEOs, are eligible to participate in our 2020 Employee Stock Purchase Plan, or the 2020 ESPP, on the same basis as our other full-time employees. The 2020 ESPP permits eligible employees to set aside a portion of their compensation during a six-month offering period and use such contributions to purchase shares of our common stock at a purchase price equal to 85% of the lower of the fair market value of the shares on the first business day of the offering period or the last business day of the purchase period.
One-time Cash-Based Award
In 2025, our OLCC awarded a one-time cash-based award pursuant to our 2020 Plan. The awards were granted to retain our executive officers at a time when stability was particularly critical to our current and future success. In making its determination, our OLCC reviewed the value of outstanding equity awards, as well as the magnitude of other compensation opportunities, to understand the level of retentive value in the current compensation program for each participant. Our OLCC also acknowledged that our executive officers, including each of our NEOs, are highly qualified and experienced executives that operate in a competitive market for talent and that retaining them through this period of time would be beneficial to our shareholders. These retention bonuses vested at the earliest of (i) the closing of a Sale Event, as such term is defined in the 2020 Plan, (ii) the date on which we terminate the executive officer’s employment other than for Cause, or the executive officer terminated their employment for Good Reason, as such terms are defined in the executive officer’s employment agreement, and (iii) September 30, 2025.
Limited Perquisites
In 2025, we did not provide any perquisites to our NEOs other than the standard de minimis benefits offered to our general employee population.
Accounting and Tax Considerations
Generally, Section 162(m) of the Code (Section 162(m)) disallows a federal income tax deduction for public corporations of remuneration in excess of $1 million paid in any fiscal year to certain specified executive officers.
While the OLCC and the Board of Directors consider the deductibility of awards as one factor in determining executive compensation, the OLCC and the Board also look at other factors in making their decisions and retain the flexibility to award compensation that either the OLCC or the Board, as applicable, determines to be consistent with the goals of our executive compensation program even if the awards are not deductible by us for tax purposes.
In addition to considering the tax consequences, the OLCC and the Board consider the accounting consequences of their decisions, including the impact of expenses being recognized in connection with equity-based awards, in determining the size and form of different equity-based awards.
The Company accounts for equity-based compensation paid to employees under FASB ASC Topic 718, which requires the Company to estimate and record an expense over the service period of an option award. Thus, the Company may record an expense in one year for awards granted in earlier years. Accounting rules also require the recording of cash compensation as an expense at the time the obligation is accrued.
Employment, Severance and Change in Control Arrangements with Our NEOs
We entered into an employment agreement with each of our NEOs, each of whom is employed at will. These agreements incorporate our standard form agreements with respect to confidential information and assignment of intellectual property, which have been signed by each of our NEOs. Among other things, each of these agreements obligates the NEO to refrain from disclosing any of our proprietary information received during the course of his or her employment with and to assign to us any inventions conceived or developed during the course of his or her employment. The employment and/or equity agreements with all of our NEOs also provide that, during the period of the NEO’s employment and for 12 months thereafter, the NEO will not solicit our employees, consultants, customers or suppliers. In addition, each of our NEOs has signed an agreement – either as part of an equity agreement or as part of the individual’s employee confidentiality and assignment of intellectual property agreement – that provides that the NEO is also subject to a 12-month post-termination non-competition covenant, with the exception of Dr. Reyno, who is not subject to a post-termination non-competition covenant under the terms of his employment agreement due to his status as a California resident.
Andrew J. Hirsch
On September 6, 2020, we entered into an employment agreement with Mr. Hirsch, our President and Chief Executive Officer, pursuant to which Mr. Hirsch serves as our President and Chief Executive Officer. Under this agreement, Mr. Hirsch receives an annual base salary and is eligible to receive an annual incentive cash award with a target amount of 55% of his then current base salary, in each case subject to periodic review and adjustment by our Board of Directors or the OLCC. In February 2026, as part of our OLCC’s annual market review of executive compensation, our OLCC recommended, and the Board of Directors approved, an increase to Mr. Hirsch’s annual incentive cash award target to 60% of his then current base salary. Mr. Hirsch is also eligible to participate in employee benefit plans generally available to our executive employees, subject to the terms of those plans.
Under Mr. Hirsch’s employment agreement, if Mr. Hirsch’s employment is terminated by us without “cause” or Mr. Hirsch resigns for “good reason” (as each of these terms is defined in his employment agreement), in each case other than in connection with a “change in control” (as defined in his employment agreement), subject to the execution and effectiveness of a separation agreement, including a general release of claims in our favor, he will be entitled to receive (i) an amount equal to one times his base salary, payable in accordance with the Company’s normal payroll procedures over the 12-month period following the date of termination, plus a pro rata portion of his target annual cash incentive, payable in a single lump sum payment within sixty days following the date of termination, and (ii) subject to Mr. Hirsch’s copayment of premium amounts at the applicable active employees’ rate and proper election of COBRA health continuation, a monthly payment of the amount that we would have made to provide health insurance to Mr. Hirsch had he remained employed until the earliest of 12 months following his termination date, his eligibility for group health coverage through another employer, or the cessation of his eligibility for COBRA continuation of health coverage.
Mr. Hirsch’s employment agreement also provides that, in lieu of the payments and benefits described above, if Mr. Hirsch’s employment is terminated by us without cause or Mr. Hirsch resigns for good reason, in either case upon, immediately prior to, or within 18 months following a change in control, subject to the execution and effectiveness of a separation agreement, including a general release of claims in our favor, he will be entitled to receive (i) a lump sum cash payment equal to 1.5 times the sum of (x) his then-current base salary (or his base salary in effect immediately prior to the change in control, if higher) plus (y) his target annual cash incentive then in effect (or his target annual cash incentive in effect immediately prior to the change in control, if higher); (ii) subject to Mr. Hirsch’s copayment of premium amounts at the active employees’ rate and proper election of COBRA health continuation, a monthly payment of the amount that we would have made to provide health insurance to Mr. Hirsch had he remained employed until the earliest of 18 months following his termination date, his eligibility for group health coverage through another employer, or the cessation of his eligibility for COBRA continuation of health coverage; and (iii) full acceleration of all equity awards held by Mr. Hirsch, with any performance conditions becoming vested based on attainment of the greater of target level of performance or actual performance as of the date of termination. To the extent the parties to a sale event do not provide for the assumption, continuation or substitution of Mr. Hirsch’s equity awards, Mr. Hirsch is entitled to receive full acceleration of his equity awards upon the sale event, with any performance conditions becoming vested based on attainment of the greater of target level of performance or actual performance as of the date of the sale event.
However, in the event that any compensation or payments payable to Mr. Hirsch would constitute “parachute payments” within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended, or the Code, or would be subject to the related excise tax under Section 4999 of the Code, then Mr. Hirsch’s employment agreement provides that he will receive either the full amount of the severance payments and benefits described above or such lesser amount that would result in no portion of the payments and benefits being subject to the excise tax, whichever result in the greater amount of after-tax benefits to Mr. Hirsch.
Named Executive Officers Other Than Mr. Hirsch
We have entered into an employment agreement with each of our NEOs (excepting Mr. Hirsch, who is described above) pursuant to which the NEO receives an annual base salary and is eligible to receive an annual incentive cash award with a target amount of 40% of the individual’s rate of base salary, in each case, subject to review and adjustment by our Board of Directors or OLCC. Each of our NEOs is also eligible to participate in employee benefit plans generally available to our executive employees, subject to the terms of those plans.
The employment agreement in place with each of our NEOs (excepting Mr. Hirsch, who is described above) provides that, in the event that the NEO’s employment is terminated by us without “cause” or the NEO resigns for “good reason” (as each of these terms is defined in the NEO’s employment agreement), in each case other than in connection with a “change in control” (as defined in the NEO’s employment agreement), subject to the execution and effectiveness of a separation agreement, including a general release of claims in our favor, the NEO will be entitled to receive (i) an amount equal to one times his or her base salary plus, at the discretion of our Board of Directors and upon the recommendation of our OLCC, a pro rata portion of his or her target annual cash incentive, payable in accordance with the Company’s normal payroll procedures over the 12-month period following the date of termination, and (ii) subject to the NEO’s copayment of premium amounts at the active employees’ rate and proper election of COBRA health continuation, a monthly payment of the amount that we would have made to provide health insurance to the NEO had he or she remained employed until the earliest of 12 months following his or her termination date, his or her eligibility for group health coverage through another employer, or the cessation of his or her eligibility for COBRA continuation of health coverage.
The employment agreements in place with each of our NEOs (excepting Mr. Hirsch, who is described above) also provide that, in lieu of the payments and benefits described above, if the NEO’s employment is terminated by us without cause or the NEO resigns for good reason, in either case upon, immediately prior to, or within 12 months following a change in control, subject to the execution and effectiveness of a separation agreement, including a general release of claims in our favor, the NEO will be entitled to receive (i) a lump sum cash payment equal to one times the sum of his or her then-current base salary (or his or her base salary in effect immediately prior to the change in control, if higher) plus his or her target annual cash incentive in effect immediately prior to the change in control (or his or her target annual cash incentive in effect immediately prior to the change in control, if higher); (ii) subject to the NEO’s copayment of premium amounts at the active employees’ rate and proper election of COBRA health continuation, a monthly payment of the amount that we would have made to provide health insurance to the NEO had he or she remained employed until the earliest of 12 months following his termination date, his or her eligibility for group health coverage through another employer, or the cessation of his or her eligibility for COBRA continuation of health coverage; and (iii) full acceleration of all equity awards held by the NEO, with any performance conditions becoming vested based on attainment of the greater of target level of performance or actual performance as of the date of termination. To the extent the parties to a sale event do not provide for the assumption, continuation or substitution of a NEO’s equity awards, the NEO is entitled to receive full acceleration of his or her equity awards upon the sale event, with any performance conditions becoming vested based on attainment of the greater of target level of performance or actual performance as of the date of the sale event.
However, in the event that any compensation or payments payable to a NEO would constitute “parachute payments” within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended, or the Code, or would be subject to the related excise tax under Section 4999 of the Code, then the NEO’s employment agreement provides that she or he will receive either the full amount of the severance payments and benefits described above or such lesser amount that would result in no portion of the payments and benefits being subject to the excise tax, whichever result in the greater amount of after-tax benefits to the NEO.
Summary Compensation Table
The following table presents information regarding the total compensation awarded to, earned by or paid to each of our NEOs for services rendered to us in all capacities for the years set forth below, which excludes fiscal years in which the individuals were not our NEOs:

Name and Principal Position	Year	Salary ($)	Bonus ($) (1)	Stock Awards ($) (2)	Option Awards ($) (2)		Non-Equity Incentive Plan Compensation ($) (3)	All Other Compensation ($) (4)	Total ($)
Andrew J. Hirsch	2025	$694,925	$100,000	$710,730	$848,007		$573,313	$14,000	$2,940,975
President & Chief Executive Officer	2024	665,000	—	755,854	2,796,026	(5)	402,325	13,800	4,633,005
Kendra R. Adams	2025	506,825	75,000	276,978	330,300		273,686	14,000	1,476,789
Chief Financial Officer	2024	485,000	—	268,277	1,002,528	(5)	213,400	12,815	1,982,020
Leonard Reyno, M.D.	2025	597,740	100,000	276,978	330,300		322,780	14,000	1,641,798
Chief Medical Officer	2024	572,000	—	268,277	992,874	(5)	251,680	13,800	2,098,631
(1)Amounts represent a one-time cash-based award granted by OLCC pursuant to the 2020 Plan. See “One-time Cash-Based Award” above under the heading “Other Elements of Compensation” for more details.
(2)Amounts reflect the aggregate grant date fair value of restricted stock unit and option awards granted during the year calculated in accordance with the provisions of FASB ASC Topic 718, Compensation—Stock Compensation. Such grant-date fair value does not take into account any estimated forfeitures related to service-vesting conditions. For information regarding assumptions underlying the valuation of option awards, see Notes 2 and 11 to our audited consolidated financial statements appearing in our 2025 Annual Report. These amounts do not correspond to the actual value that may be recognized by the NEOs upon vesting or settlement of restricted stock unit awards or the vesting or exercise of the options awards, or the subsequent sale of shares received under such awards.
(3)The amounts reported represent annual incentive cash awards based upon the achievement of corporate performance objectives as well as individual contributions to the Company’s overall performance, as appropriate, for the years ended December 31, 2025, and 2024, which were paid in February 2026, and 2025, respectively.
(4)Represents the Company’s 401(k) matching contributions they were entitled to receive. For information regarding this defined contribution plan, see Note 14 to our audited consolidated financial statements appearing in our 2025 Annual Report.
(5)Amounts in the “Option Awards” and “Total Compensation” column for Mr. Hirsch, Ms. Adams, and Dr. Reyno reflect a correction to the aggregate grant date fair value of option awards granted during 2024, which amount was inadvertently overstated in the proxy statement for the 2025 Annual Meeting of Stockholders due to a clerical error.

Outstanding Equity Awards at Fiscal Year End
The following table presents information regarding all outstanding stock and option awards held by each of our NEOs on December 31, 2025:

			Option Awards						Stock Awards
Named Executive Officer	Grant Date	Vesting Commencement Date	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable		Option Exercise Price		Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(1)		Market Value of Shares or Units of Stock That Have Not Vested(2)
Andrew J. Hirsch	10/01/20	10/01/20	1,691,672	—		$19.00		09/30/30
	02/15/23	02/15/23	252,450	114,750	(3)	$5.77		02/14/33	40,800	(4)	$77,928
	09/18/23	09/18/23	489,600	—	(5)	$2.15		09/17/33
	02/14/24	02/14/24	203,646	261,844	(3)	$7.31		02/13/34	77,550	(4)	$148,121
	02/14/25	02/14/25	69,854	265,446	(3)	$3.18		02/13/35	223,500	(4)	$426,885
Kendra R. Adams	11/09/20	11/09/20	57,375	—		$19.00		11/08/30
	02/14/22	02/14/22	42,187	2,813	(3)	$19.00	(7)	02/13/32
	02/13/23	02/13/23	51,562	23,438	(3)	$5.67		02/12/33	7,500	(4)	$14,325
	09/18/23	09/18/23	62,437	48,563	(6)	$2.15		09/17/33	12,500	(4)	$23,875
	02/14/24	02/14/24	72,318	92,982	(3)	$7.31		02/13/34	27,525	(4)	$52,573
	02/14/25	02/14/25	27,208	103,392	(3)	$3.18		02/13/35	87,100	(4)	$166,361
Leonard Reyno, M.D.	07/10/23	07/10/23	155,250	120,750	(6)	$3.50		07/09/33	30,650	(4)	$58,542
	02/14/24	02/14/24	72,318	92,982	(3)	$7.31		02/13/34	27,525	(4)	$52,573
	02/14/25	02/14/25	27,208	103,392	(3)	$3.18		02/13/35	87,100	(4)	$166,361
(1)These amounts represent the number of time-based RSUs outstanding for all NEOs.
(2)Amounts shown are based on a price of $1.91 per share, which was the closing price of our common stock as reported on the Nasdaq Global Select Market on December 31, 2025, the last trading day of the year.
(3)This award vests in 16 equal quarterly installments starting on the three-month anniversary of the vesting commencement date, subject to the recipient’s continued service relationship with us on each vesting date.
(4)This time-based RSU award vests annually in four equal installments commencing on the first anniversary of the date of grant, subject to the recipient’s continued service relationship with the Company through each such date.
(5)This award vests in full on the two-year anniversary of the date of grant, subject to the NEO’s continued service relationship with the Company through such date.
(6)This award vests over four years, with 25% vesting on the one-year anniversary of the vesting commencement date and the remainder of the award vesting in 12 equal quarterly installments thereafter, subject to the recipient’s continued service relationship with us on each vesting date.
(7)The option exercise price for this award was repriced from $22.71 to $19.00 in March 2024.
Pay Versus Performance
The following table sets forth information regarding “compensation actually paid” to our principal executive officer, or PEO, Mr. Hirsch, and to our non-PEO NEOs for each applicable year. The identity of our NEOs other than Mr. Hirsch may vary year-over-year and the identity of which NEOs are included in this table is determined based on those executive officers who were NEOs for the years presented. Compensation actually paid to Mr. Hirsch and our other NEOs is impacted by the fair value of their equity incentive awards, which is calculated in accordance with the provisions of FASB ASC Topic 718, Compensation—Stock Compensation. See Note 2 to our audited consolidated financial statements appearing in our 2025 Annual Report for a summary of the assumptions underlying the valuation of equity awards.

Year (1)	Summary Compensation Table Total for PEO	Compensation Actually Paid to PEO(2)	Average Summary Compensation Table Total for Non-PEO NEOs	Average Compensation Actually Paid to Non-PEO NEOs(2)	Total Shareholder Return(3)	Net Loss (in thousands)
2025	$2,940,975	$1,318,782	$1,559,294	$846,679	$32.37	$(104,994)
2024	4,633,005	905,032	2,289,149	1,138,076	61.02	(105,316)
2023	3,790,099	4,335,040	1,604,322	1,956,302	95.76	(132,493)
(1)The PEO for each of the periods presented is Mr. Hirsch. The Non-PEO NEOs were Ms Adams and Dr. Reyno for 2025, Dr. Mahaney and Dr. Reyno for 2024, and Dr. Reyno and Stewart Fisher, Ph.D., our then-Chief

Scientific Officer, for 2023. The proxy statement for the 2025 Annual Meeting of Stockholders (the “2025 Proxy Statement”) inadvertently included Ms. Adams instead of Dr. Mahaney as a Non-PEO NEO for 2024 due to a clerical error in the preparation of the 2025 Proxy Statement. Upon further analysis, we have confirmed that this error impacted only the preparation of the 2025 Proxy Statement, and the Non-PEO NEOs identified therein, and there was no impact otherwise to the internal or external reporting of executive compensation or the analyses we or our OLCC have conducted. The amounts in the Pay Versus Performance tables, footnotes and disclosure have been corrected to include the compensation payable to Dr. Mahaney.
(2)These amounts are computed in accordance with Item 402(v) of Regulation S-K by deducting and adding the following amounts from the “Total” column of the SCT (pursuant to SEC rules, fair value at each measurement date is computed in a manner consistent with the fair value methodology used to account for share-based payments in our financial statements under GAAP). Prior year numbers have been adjusted for negligible differences that existed due to minor clerical errors:

	2025		2024		2023
	PEO	Average Non-PEO NEOs	PEO	Average Non-PEO NEOs	PEO	Average Non-PEO NEOs
Total Compensation from Summary Compensation Table	$2,940,975	$1,559,294	$4,633,005	$2,289,149	$3,790,099	$1,604,322

Adjustments for Equity Awards
Adjustments for grant date fair values of equity awards granted in the current year	(1,558,737)	(607,278)	(3,551,880)	(1,711,722)	(2,804,021)	(891,745)
Year-end fair value of unvested equity awards granted in the current year	785,237	305,940	1,208,104	779,525	4,110,779	1,369,869
Year-over-year difference of year-end fair values for unvested equity awards granted in prior years	(638,655)	(328,787)	(1,732,748)	(234,977)	(198,377)	(34,029)
Fair values at vest date for equity awards granted and vested in current year	98,354	38,308	308,683	54,806	106,718	17,814
Difference in fair values between prior year-end fair values and vest date fair values for equity awards granted in prior years	(308,392)	(120,798)	39,868	(38,705)	(670,158)	(109,929)
Total Adjustments for Equity Awards	(1,622,193)	(712,615)	(3,727,973)	(1,151,073)	544,941	351,980

Compensation Actually Paid (as calculated)	$1,318,782	$846,679	$905,032	$1,138,076	$4,335,040	$1,956,302
(3)Shareholder return provides the value of common stock as of December 31, 2025, December 31, 2024, and December 31, 2023 assuming $100 was invested in our common stock after the market closed on December 31, 2022.
Narrative Disclosure: Pay Versus Performance Table
The illustrations below provide a graphical description of Compensation Actually Paid, or CAP (as calculated in accordance with the rules promulgated by the SEC), and the following measures:
•Company’s cumulative Total Shareholder Return, or TSR; and
•Company’s Net Income

CAP vs. TSR
5.00
0.00
(5.00)
(10.00)
(15.00)
(20.00)
(25.00)
Compensation ($ Mil)
120.00
100.00
80.00
60.00
40.00
20.00
—
Total Shareholder Return of $100 Invested on December 31, 2022
2023
2024
2025
PEO Compensation Actually Paid
Average non-PEO NEO Compensation Actually Paid
CCCC value of $100 Invested December 31, 2022

CAP vs. Net Income
Compensation ($ Mil)
Net Income ($ Mil)
5.00
0.00
(5.00)
(10.00)
(15.00)
(20.00)
(25.00)
0.00
(25.00)
(50.00)
(75.00)
(100.00)
(125.00)
(150.00)
2023
2024
2025
PEO Compensation Actually Paid
Average non-PEO NEO Compensation Actually Paid
Net Income

Equity Compensation Plan Information
The following table provides information as of December 31, 2025 with respect to the shares of our common stock that may be issued under our existing equity compensation plans:

	Equity Compensation Plan Information
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities in First Column)
Equity compensation plans approved by stockholders
Stock options and stock awards (1)	12,860,487		$8.26	(2)	3,845,524	(3)
2020 ESPP	—		—		2,652,916	(4)
Equity compensation plans not approved by stockholders	843,480	(5)	4.90		—
Total	13,703,967		$8.05		6,498,440
(1)Includes the following plans: our 2015 Stock Option and Grant Plan and our 2020 Plan.
(2)The calculation does not take into account the 2,818,751 shares of common stock subject to outstanding time-based restricted stock units, which shares will be issued if and when these awards vest and will be issued without any cash consideration payable for those shares.
(3)As of December 31, 2025, a total of 3,845,524 shares of our common stock were available for issuance pursuant to the 2020 Plan, which number excludes the 4,845,720 shares that were added to the plan as a result of the automatic annual increase on January 1, 2026. The 2020 Plan provides that the number of shares reserved and available for issuance under the plan will automatically increase each January 1, beginning on January 1, 2021, by 5% of the outstanding number of shares of our common stock on the immediately preceding December 31 or such lesser number of shares as determined by the OLCC. Moreover, if Proposal No. 4 is approved, the number of outstanding shares of common stock as of each December 31 used to calculate the annual evergreen increase will, beginning with the annual increase on or about January 1, 2027, include shares issuable upon the exercise of our outstanding pre-funded warrants. The number of shares reserved for issuance under the plan is also subject to adjustment in the event of a stock split, stock dividend or other change in our capitalization. The shares of common stock underlying any awards that are forfeited, canceled, held back upon exercise or settlement of an award to satisfy the exercise price or tax withholding, reacquired by us prior to vesting, satisfied without the issuance of stock, expire or are otherwise terminated, other than by exercise, under the 2020 Plan and the 2015 Stock Option and Grant Plan will be added back to the shares of common stock available for issuance under the 2020 Plan. The Company no longer makes grants under the 2015 Stock Option and Grant Plan.
(4)As of December 31, 2025, a total of 2,652,916 shares of our common stock were available for issuance pursuant to the 2020 ESPP. The 2020 ESPP provides that the number of shares reserved and available for issuance under the plan will automatically increase each January 1, beginning on January 1, 2021, by the lesser of (i) 1% of the number of shares of our common stock outstanding on the immediately preceding December 31, (ii) 656,714 shares, or (iii) such lesser number of shares as determined by the Administrator. The Administrator determined not to increase the number of shares reserved for issuance under the 2020 ESPP on January 1, 2026, as the shares then available under the plan were sufficient for 2026.
(5)As of December 31, 2025, we had granted a total of 843,480 shares of our common stock in stock option awards made outside of our 2020 Plan. The independent directors serving on the OLCC approved the grant of these non-qualified stock options to four new employees in the form of inducement awards, with grants made on September 30, 2024, October 28, 2024, July 10, 2023 and July 17, 2023. These grants were provided as material inducements to these individuals commencing employment with the Company and were granted in accordance with Nasdaq Listing Rule 5635(c)(4).

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Other than the compensation agreements and other arrangements described under “Executive Compensation” and “Director Compensation” in this proxy statement and the transactions described below, since January 1, 2024, there has not been and there is not currently proposed, any transaction or series of similar transactions to which we were, or will be, a party in which the amount involved exceeded, or will exceed, $120,000 (or, if less, 1% of the average of our total assets amounts at December 31, 2024 and 2025) and in which any director, executive officer, holder of five percent or more of any class of our capital stock or any member of the immediate family of, or entities affiliated with, any of the foregoing persons, had, or will have, a direct or indirect material interest.
Betta Pharma License and Collaboration Agreement and Related Agreements
In May 2023, we entered into a License and Collaboration Agreement, or the License Agreement, with Betta Pharma, to collaborate on the development and commercialization of CFT8919, an orally bioavailable BiDAC™ degrader that is designed to be potent and selective against EGFR bearing an oncogenic L858R mutation, in mainland China, Hong Kong SAR, Macau SAR and Taiwan, or the Territory, with us retaining rights to CFT8919 in the rest of the world. In connection with the execution of the License Agreement, in May 2023, we, Betta Pharma, and Betta Investment (Hong Kong) Limited, or Betta Investment, an affiliate of Betta Pharma, entered into a Stock Purchase Agreement pursuant to which Betta Investment agreed to purchase 5,567,928 shares of our common stock, or the Betta Pharma Shares, at a per share purchase price of $4.49, for an aggregate purchase price of approximately $25.0 million. Betta Investment completed the purchase of the Betta Pharma Shares in January 2024. The Stock Purchase Agreement provided that, for the period extending until the one-year anniversary of the purchase of the Betta Pharma Shares, Betta Investment agreed to vote, or cause to be voted, all of our voting securities then beneficially owned by Betta Investment in accordance with the recommendation of the Board of Directors on any matters presented to our stockholders with respect to the say-on-pay, any stock option, stock incentive, employee stock purchase or similar equity plan, or any amendment thereto that, in each case, apply to our employees generally.
Pursuant to the License Agreement, Betta Pharma made an upfront cash payment of $10.0 million and we are eligible to receive up to $357.0 million in aggregate milestone payments, plus tiered royalties on net sales of CFT8919 in Greater China. Royalties payable from Betta Pharma to us range from low to mid double-digit percent, subject to certain reductions under certain circumstances as described in the Betta Pharma License Agreement. In addition, as part of the collaboration, we have agreed to make milestone payments to Betta Pharma of up to $40 million following our receipt of approval of a New Drug Application for CFT8919 from the FDA with the milestone amount based on the percentage of patients in contemplated clinical trials that were enrolled by Betta Pharma and the line of therapy of the approval. We also agreed to pay Betta Pharma tiered royalties on net sales of CFT8919 in our territory, which is the rest of the world excluding the Territory, in the low single digit percent range, subject to certain reductions under certain circumstances as described in the Betta Pharma License Agreement. The royalty term for all contemplated royalties under the Betta Pharma License Agreement shall terminate on a product-by-product and country-by-country basis on the latest of (i) the twelve (12) year anniversary of the first commercial sale of such product in such country, (ii) the expiration of any regulatory exclusivity period that covers such product in such country, and (iii) the expiration of the last-to-expire licensed patent that covers such product in such country.
Under the License Agreement, we and Betta Pharma agreed to enter into a safety data exchange agreement, quality agreement, and clinical supply agreement (the “Ancillary Agreement"prior to the initiation of the clinical trial in the Territory. In May 2024, we entered into an ancillary quality agreement with Betta Pharma governing the quality-related responsibilities of the parties, and in September 2024, we entered into an ancillary safety data exchange agreement with Betta Pharma governing each party’s pharmacovigilance activities in connection with the clinical trial(s) conducted by Betta Pharma in the Territory. Neither of these agreements includes a significant financial component. In August 2024, we entered into an ancillary clinical supply agreement with Betta Pharma, or the Betta Pharma Supply Agreement, which describes the specifications, process, and terms for Betta Pharma’s purchase from us of sufficient supply of CFT8919 for the clinical trial(s) it conducts in the Territory in accordance with the License Agreement. While the estimated clinical supply to be delivered as of the effective date of the Betta Pharma Supply Agreement is $118.5 million, this estimate includes a number of assumptions, including but not limited to the duration and total volume of clinical supply to be provided to Betta Pharma.
Betta Investment was a holder of more than 5% of our outstanding common stock at the time we entered into the transactions described above and was therefore considered a related party for purposes of those transactions. Based on information available to us as of April 22, 2026, Betta Investment has ceased to beneficially own more than 5% of our outstanding common stock and, accordingly, is no longer considered a related party.
Compensation Arrangements for Named Executive Officers and Directors
Compensation arrangements for our NEOs and our directors are described elsewhere in this proxy statement under the heading “Executive Compensation.”
Stock Option Grants to Directors and Executive Officers
As of December 31, 2025, we have granted stock options to our directors and executive officers and both performance-based and time-based restricted stock units to our executive officers, as more fully described in the section titled “Executive Compensation” found elsewhere in this proxy statement.
Investors’ Rights Agreement
In connection with our Series B preferred stock financing, we entered into an investors’ rights agreement containing registration rights, information rights, voting rights and rights of first refusal, among other things, with certain holders of our preferred stock and common stock. As of October 2025, the registration rights set forth in our investors’ rights agreement have expired.
Limitation of Liability and Indemnification of Officers and Directors
Our Certificate of Incorporation contains provisions that limit the liability of our directors and officers for monetary damages to the fullest extent permitted by Delaware law. Consequently, our directors and officers will not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duties as directors or officers, as applicable, except liability for the following:
•any breach of their duty of loyalty to our company or our stockholders;
•any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;
•any transaction from which they derived an improper personal benefit.
Our directors are also liable to us or our stockholders for monetary damages resulting from unlawful payments of dividends or unlawful stock repurchases, or redemptions as provided in Section 174 of the Delaware General Corporation Law.
Any amendment to, or repeal of, these provisions will not eliminate or reduce the effect of these provisions in respect of any act, omission or claim that occurred or arose prior to that amendment or repeal. If the Delaware General Corporation Law is amended to provide for further limitations on the personal liability of directors and officers of corporations, then the personal liability of our directors and officers will be further limited to the greatest extent permitted by the Delaware General Corporation Law.
In addition, our By-laws provide that we will indemnify, to the fullest extent permitted by law, any person who is or was a party or is threatened to be made a party to any action, suit or proceeding by reason of the fact that he or she is or was one of our directors or officers or is or was serving at our request as a director or officer of another corporation, partnership, joint venture, trust, or other enterprise. Our By-laws also provide that we may indemnify to the fullest extent permitted by law any person who is or was a party or is threatened to be made a party to any action, suit, or proceeding by reason of the fact that he or she is or was one of our employees or agents or is or was serving at our request as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise. Our By-laws also provide that we must advance expenses incurred by or on behalf of a director or officer in advance of the final disposition of any action or proceeding, subject to very limited exceptions.
We have entered, and intend to continue to enter, into separate indemnification agreements with our directors and officers, in addition to the indemnification provided for in our Certificate of Incorporation and By-laws. These agreements, among other things, require us to indemnify our directors and officers for certain expenses, including attorneys’ fees, judgments, penalties, fines and settlement amounts actually incurred by these individuals in any action or proceeding arising out of their service to us or any of our subsidiaries or any other company or enterprise to which these individuals provide services at our request. Subject to certain limitations, our indemnification agreements also require us to advance expenses incurred by our directors and officers for the defense of any action for which indemnification is required or permitted.
Policies and Procedures for Related Party Transactions
Our Board of Directors adopted a written related person transactions policy providing that transactions with our directors, executive officers, holders of five percent or more of our voting securities and their affiliates, each a related person, must be approved by our Audit Committee. Any request for such a transaction must first be presented to our Audit Committee for review, consideration or approval or, if advance review is not feasible, such request must be reviewed at our Audit

Committee’s next regularly scheduled meeting. In approving or rejecting any such proposal, our Audit Committee is to consider the relevant facts and circumstances available and deemed relevant to the Audit Committee, including, but not limited to, the extent of the related party’s interest in the transaction, whether the transaction is on terms no less favorable to us than terms we could have generally obtained from an unaffiliated third party under the same or similar circumstances and whether the transaction is otherwise consistent with the company’s interests. Further, when stockholders are entitled to vote on a transaction with a related party, the material facts of the related party’s relationship or interest in the transaction are disclosed to the stockholders, who must approve the transaction in good faith.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information, to the extent known by us or ascertainable from public filings, with respect to the beneficial ownership of our common stock as of April 22, 2026 by:
•each of our directors;
•each of our NEOs;
•all of our directors and executive officers as a group; and
•each person, or group of affiliated persons, who is known by us to be the beneficial owner of 5.0% or more of our common stock.
The column entitled “Percentage Beneficially Owned” is based on a total 105,220,838 shares of our common stock outstanding as of April 22, 2026.
Beneficial ownership is determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to our common stock. Shares of our common stock subject to options or warrants that are currently exercisable or exercisable within 60 days of April 22, 2026 are considered outstanding and beneficially owned by the person holding the options or warrants for the purpose of calculating the percentage ownership of that person but not for the purpose of calculating the percentage ownership of any other person. Except as otherwise noted, the persons and entities in this table have sole voting and investing power with respect to all of the shares of our common stock beneficially owned by them, subject to community property laws, where applicable. Except as otherwise indicated in the table below, addresses of named beneficial owners are in c/o C4 Therapeutics, Inc., 490 Arsenal Way, Suite 120, Watertown, Massachusetts 02472.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage Beneficially Owned
5% Stockholders:
Entities Affiliated with OrbiMed Advisors (1)	11,522,288	9.99%
Soleus Capital Management, L.P.(2)	11,256,024	9.99%
Lynx1 Capital Advisors LLC(3)	10,890,410	9.99%
RA Capital Management, L.P.(4)	10,790,314	9.99%
Point72 Asset Management, L.P.(5)	10,737,301	9.99%
Morgan Stanley(6)	8,974,191	8.53%
Bain Capital Life Sciences Investors, LLC(7)	7,171,910	6.56%
Wasatch Advisors LP(8)	6,201,761	5.80%
Named Executive Officers and Directors:
Andrew J. Hirsch (9)	2,988,440	2.77%
Kendra R. Adams (10)	421,311	*
Leonard Reyno, M.D. (11)	351,742	*
Kenneth C. Anderson, M.D. (12)	515,261	*
Laura Bessen, M.D. (13)	135,200	*
Ronald Cooper (14)	78,725	*
Stephen Fawell, Ph.D.(15)	73,281	*
Donna Grogan, M.D. (16)	206,712	*
Stephen L. Hoerter(17)	67,837	*
Owen Hughes (18)	111,290	*
Utpal Koppikar (19)	135,200	*
All current executive officers and directors as a group (14 persons) (20)	6,197,090	5.60%
*Represents beneficial ownership of less than one percent of our outstanding common stock.
(1)Based on the Company's records and a Schedule 13G/A filed by Orbimed Advisors LLC and OrbiMed Capital LLC (“OrbiMed”) on February 17, 2026. The reporting persons have shared voting power and shared dispositive power with respect to (i) 1,404,902 shares of common stock and (ii) 10,117,386 shares of common stock issuable upon the exercise of warrants exercisable within 60 days as of April 22, 2026. The number of shares set forth under “Shares Beneficially Owned” above gives effect to beneficial ownership limitations in certain warrants as described below. Without giving effect to such beneficial ownership limitations, the reporting persons would have shared voting power and shared dispositive power with respect to (i) 1,404,902 shares of common stock and (ii) 24,294,000 shares of common stock issuable upon the exercise of warrants to purchase common stock (“Common Warrants”). The Pre-Funded Warrants and Common Warrants contain beneficial ownership blockers that prohibit the exercise thereof if, after giving effect to such exercise, the beneficial ownership of OrbiMed, its affiliates and any person whose beneficial ownership would be attributable to it, would exceed 9.99% of the Company’s outstanding common stock. OrbiMed exercises investment and voting power over the securities held by OrbiMed through a management committee comprised of Carl L. Gordon, Sven H. Borho, and W. Carter Neild, each of whom disclaims beneficial ownership of such securities. The address of each of the foregoing persons is c/o OrbiMed Advisors LLC, 601 Lexington Avenue, 54th Floor, New York, NY 10022.
(2)Based on the Company’s records and a Schedule 13G/A filed by Soleus Capital Management, L.P. and affiliated entities with the SEC on February 12, 2026. The reporting persons have shared voting power and shared dispositive power with respect to (i) 3,803,942 shares of common stock and (ii) 7,452,082 Common Warrants exercisable within 60 days as of April 22, 2026. The number of shares set forth under “Shares Beneficially Owned” above gives effect to beneficial ownership limitations in certain warrants as described below. Without giving effect to such beneficial ownership limitations, the reporting persons would have shared voting power and shared dispositive power with respect to (i) 3,803,942 shares of common stock, (ii) 5,323,000 Pre-Funded Warrants, and (iii) 12,146,000 Common Warrants. The Pre-Funded Warrants and Common Warrants contain beneficial ownership blockers that prohibit the exercise thereof if, after giving effect to such exercise, the beneficial ownership of Soleus Capital Management, L.P., its affiliates and any person whose beneficial ownership would be attributable to it, would exceed 9.99% of the Company’s outstanding common stock. Soleus Capital, LLC is the general partner of Soleus Capital Master Fund, L.P., Soleus Capital Management, L.P. is the investment manager, and Soleus GP, LLC is the general partner thereof. Mr. Guy Levy is the managing member of such entities. Each of the foregoing persons disclaim any beneficial ownership of such securities. The address of each of the foregoing persons is c/o Soleus Capital Management, L.P., 100 Field Point Road, Suite 200, Greenwich, CT 06830.
(3)Based on the Company’s records and a Schedule 13G/A filed by Lynx1 Capital Management LP and Weston Nichols with the SEC on February 17, 2026. The reporting persons have shared voting power and shared dispositive power with respect to (i) 7,098,133 shares of common stock and (ii) 3,792,277 Common Warrants exercisable within 60 days as of April 22, 2026. The number of shares set forth under “Shares Beneficially Owned” above gives effect to beneficial ownership limitations in certain warrants as described below. Without giving effect to such beneficial ownership limitations, the reporting persons would have shared voting power and shared dispositive power with respect to (i) 7,098,133 shares of common stock, (ii) 4,048,500 Pre-Funded Warrants, and (iii) 8,097,000 Common Warrants. The Pre-Funded Warrants and Common Warrants contain beneficial ownership blockers that prohibit the exercise thereof if, after giving effect to such exercise, the beneficial ownership of Lynx1 Capital Management LP, its affiliates and any person whose beneficial ownership would be attributable to it, would exceed 9.99% of the Company’s outstanding common stock. Lynx1 Capital Management LP serves as the investment manager to Lynx1 Master Fund LP. Lynx1 Capital Management GP LLC is the general partner of the investment manager, and Mr. Nichols is the sole member thereof. Each of the foregoing persons may be deemed to share voting and dispositive power over such securities and disclaim any beneficial ownership of such securities. The address of each of the foregoing persons is c/o Lynx1 Capital Management LP, D81 Calle C, Suite 301, PMB 1202, Dorado, PR 00646-2051.
(4)Based on the Company’s records and a Schedule 13G filed by RA Capital Management, L.P. (“RA Capital”), Peter Kolchinsky, Rajeev Shah and RA Capital Healthcare Fund, L.P. with the SEC on October 24, 2025. The reporting persons have shared voting power and shared dispositive power with respect to (i) 8,000,000 shares of common stock and (ii) 2,790,314 shares of common stock issuable upon the exercise of warrants exercisable within 60 days as of April 22, 2026. The number of shares set forth under “Shares Beneficially Owned” above gives effect to beneficial ownership limitations in certain warrants as described below. Without giving effect to such beneficial ownership limitations, the reporting persons would have shared voting power and shared dispositive power with respect to (i) 8,000,000 shares of common stock, (ii) 8,195,000 Pre-Funded Warrants, and (iii) 32,390,000 Common Warrants. The Pre-Funded Warrants and Common Warrants contain beneficial ownership blockers that prohibit the exercise thereof if, after giving effect to such exercise, the beneficial ownership of RA Capital, its affiliates and any person whose beneficial ownership would be attributable to it, would exceed 9.99% of the Company’s outstanding common stock. RA Capital Healthcare Fund GP, LLC is the general partner of the Fund. RA Capital Management, L.P. serves as the investment adviser and has sole voting and dispositive power over the securities held by the Fund. Dr. Kolchinsky and Mr. Shah are controlling persons of RA Capital Management GP, LLC. Each of the foregoing persons disclaim any beneficial ownership of such securities. The address of each of the foregoing persons is c/o RA Capital Management, L.P., 200 Berkeley Street, 18th Floor, Boston, MA 02116.
(5)Based on the Company’s records and a Schedule 13G filed by Point72 Asset Management, L.P. (“Point72”), Point72 Capital Advisors, Inc. and Steven A. Cohen with the SEC on October 20, 2025. Point72 and its affiliates have shared voting power and shared dispositive power with respect to (i) 8,477,647 shares of common stock and (ii) 2,259,654 Common Warrants exercisable within 60 days as of April 22, 2026. The number of shares set forth under “Shares Beneficially Owned” above gives effect to beneficial ownership limitations in certain warrants as described below. Without giving effect to such beneficial ownership limitations, Point72 and its affiliates would have shared voting power and shared dispositive power with respect to (i) 8,477,647 shares of common stock and (ii) 14,170,000 Common Warrants. The Common Warrants contain beneficial ownership blockers that prohibit the exercise thereof if, after giving effect to such exercise, the beneficial ownership of Point72, its affiliates and any person whose beneficial ownership would be attributable to it, would exceed 9.99% of the Company’s outstanding common stock. Point72 Asset Management, L.P. serves as the investment manager to Point72 Associates, LLC. Point72 Capital Advisors, Inc. is the general partner of Point72 Asset Management, L.P., and Mr. Cohen controls each of such entities. Each of the foregoing persons may be deemed to have voting and dispositive power over the securities held by Point72 Associates, LLC and disclaim any beneficial ownership of such securities. The address of each of the foregoing persons is c/o Point72 Asset Management, L.P., 72 Cummings Point Road, Stamford, CT 06902.
(6)Based on the Company’s records and a Schedule 13G/A filed by Morgan Stanley and Morgan Stanley & Co. LLC with the SEC on February 11, 2026. Morgan Stanley has shared voting power with respect to 8,973,891 shares of common stock and shared dispositive power with respect to 8,974,191 shares of common stock. Morgan Stanley is a parent holding company and may be deemed to beneficially own securities held by its subsidiaries and affiliated operating units. The address of Morgan Stanley is 1585 Broadway, New York, NY 10036.
(7)Based on the Company’s records and a Schedule 13G filed by Bain Capital Life Sciences Fund II, L.P. and affiliated entities with the SEC on October 24, 2025. The reporting persons have shared voting power and shared dispositive power with respect to (i) 3,131,910 shares of common stock and (ii) 4,040,000 Common Warrants exercisable within 60 days as of April 22, 2026. The Common Warrants contain beneficial ownership blockers that prohibit the exercise thereof if, after giving effect to such exercise, the beneficial ownership of Bain Capital Life Sciences Investors, LLC, its affiliates and any person whose beneficial ownership would be attributable to it, would exceed 9.99% of the Company’s outstanding common stock. Bain Capital Life Sciences Investors, LLC serves as the manager of affiliated entities that may be deemed to share voting and dispositive power over such securities. Each of the foregoing persons disclaim any beneficial ownership of such securities. The address of each of the foregoing persons is c/o Bain Capital Life Sciences, 200 Clarendon Street, Boston, MA 02116.
(8)Based on the Company’s records and a Schedule 13G/A filed by Wasatch Advisors LP with the SEC on November 13, 2025. Wasatch Advisors LP has sole voting power and sole dispositive power with respect to (i) 4,581,761 shares of common stock and (ii) 1,620,000 Common Warrants exercisable within 60 days as of April 22, 2026. The Common Warrants contain beneficial ownership blockers that prohibit the exercise thereof if, after giving effect to such exercise, the beneficial ownership of Wasatch Advisors LP, its affiliates and any person whose beneficial ownership would be attributable to it, would exceed 19.99% of the Company’s outstanding common stock. The address of Wasatch Advisors LP is 505 Wakara Way, 3rd Floor, Salt Lake City, UT 84108.
(9)Consists of 135,209 shares of common stock held by Mr. Hirsch and 2,853,231 shares of common stock issuable upon the exercise of options exercisable within 60 days of April 22, 2026..
(10)Consists of 45,173 shares of common stock held by Ms. Adams and 376,138 shares of common stock issuable upon the exercise of options exercisable within 60 days of April 22, 2026.
(11)Consists of 25,478 shares of common stock held by Dr. Reyno and 326,264 shares of common stock issuable upon the exercise of options exercisable within 60 days of April 22, 2026.
(12)Consists of (i) 74,851 shares of common stock held by Kenneth C. Anderson 2015 Irrevocable Trust; (ii) 74,581 shares of common stock held by Cynthia E. Anderson 2015 Irrevocable Trust; (iii) 129,877 shares of common stock held by Kenneth C. Anderson 2021 Irrevocable Trust; (iv) 3,623 shares of common stock held by Kenneth C. Anderson Revocable Trust; (v) 3,623 shares of common stock held by Cynthia E. Anderson Revocable Trust;

(vi) 68,230 shares of common stock held by Dr. Anderson; and (vii) 160,746 shares of common stock issuable upon the exercise of options exercisable within 60 days of April 22, 2026.
(13)Consists of 135,200 shares of common stock issuable upon the exercise of options exercisable within 60 days of April 22, 2026.
(14)Consists of 78,725 shares of common stock issuable upon the exercise of options exercisable within 60 days of April 22, 2026.
(15)Consists of 73,281 shares of common stock issuable upon the exercise of options exercisable within 60 days of April 22, 2026.
(16)Consists of 71,512 shares of common stock held by Dr. Grogan and 135,200 shares of common stock issuable upon the exercise of options exercisable within 60 days of April 22, 2026.
(17)Consists of 67,837 shares of common stock issuable upon the exercise of options exercisable within 60 days of April 22, 2026.
(18)Consists of 111,290 shares of common stock issuable upon the exercise of options exercisable within 60 days of April 22, 2026.
(19)Consists of 135,200 shares of common stock issuable upon the exercise of options exercisable within 60 days of April 22, 2026.
(20)Consists of the shares of common stock reflected in notes (9) through (19) and includes (i) 94,792 shares of common stock and (ii) 1,017,299 shares of common stock issuable upon the exercise of options exercisable within 60 days of April 22, 2026 held by Scott Boyle, Ph.D., Paige Mahaney, Ph.D. and Kelly Schick, who are executive officers but not NEOs.

PROPOSAL NO. 2 – ADVISORY VOTE TO APPROVE NAMED
EXECUTIVE OFFICER COMPENSATION
The Dodd-Frank Act added Section 14A to the Securities Exchange Act of 1934, as amended, which requires that we provide our stockholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our named executive officers as disclosed in this proxy statement, commonly known as a “say-on-pay” vote. Stockholders may also abstain from voting on this proposal. This say-on-pay vote is not intended to address any specific element of the compensation of our named executive officers, but rather the overall executive compensation of our named executive officers and our overall executive compensation program, philosophy and practices as described in this Proxy Statement.
This say-on-pay vote is advisory; therefore, it is not binding on the Company, our Board of Directors or our OLCC. However, we plan to consider the results of this year’s vote in reviewing and determining the compensation of our named executive officers in the future because we value the opinions of our stockholders.
Our executive compensation program, including our performance and the compensation earned by our named executive officers, is discussed in greater detail in the “Executive Compensation” section beginning on page 29 of this proxy statement.
As described in this proxy statement, we believe the compensation of our named executive officers and our executive compensation program, philosophy and practices are appropriate, and enable us to attract, motivate and retain top-performing executive officers, including our named executive officers, while aligning the long-term interests of our executive officers with the long-term interests of our stockholders and without incenting inappropriate or excessive risk-taking.
Accordingly, we ask our stockholders to approve, on a non-binding, advisory basis, the following resolution at the Annual Meeting:

RESOLVED:
That the stockholders approve, on a non-binding, advisory basis, the compensation of our named executive officers, as disclosed in the proxy statement for the 2026 Annual Meeting of Stockholders, the “Executive Compensation” section, the Compensation and Equity Tables and the related narrative executive compensation disclosures contained in this proxy statement.

Vote Required
A majority of the votes properly cast FOR this proposal is required to approve, on a non-binding, advisory basis, the compensation of our named executive officers. Abstentions and broker non-votes will have no effect on the outcome of the vote.
Our Board of Directors recommends that you vote, on a non-binding, advisory basis, “FOR” the approval of the resolution set forth above related to the compensation of our named executive officers.

PROPOSAL NO. 3 – RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS C4 THERAPEUTICS’ INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM FOR THE
FISCAL YEAR ENDING DECEMBER 31, 2026
C4 Therapeutics’ stockholders are being asked to ratify the appointment by the Audit Committee of the Board of Directors of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026. KPMG LLP has served as our independent registered public accounting firm since 2016.
The Audit Committee is solely responsible for selecting our independent registered public accounting firm for the fiscal year ending December 31, 2026. Stockholder approval is not required to appoint KPMG LLP as our independent registered public accounting firm. However, the Board of Directors believes that submitting the appointment of KPMG LLP to the stockholders for ratification is good corporate governance. If the stockholders do not ratify this appointment, the Audit Committee will reconsider whether to retain KPMG LLP. If the selection of KPMG LLP is ratified, the Audit Committee, at its discretion, may direct the appointment of a different independent registered public accounting firm at any time it decides that such a change would be in the best interest of C4 Therapeutics and its stockholders.
A representative of KPMG LLP was present at our annual meeting of stockholders in June 2025 and is expected to be present at the Annual Meeting and will have an opportunity to make a statement if he or she desires to do so and to respond to appropriate questions from our stockholders.
C4 Therapeutics incurred the following fees from KPMG LLP for the audit of the consolidated financial statements and for other services provided during the years ended December 31, 2025 and 2024.

	2025	2024
Audit fees (1)	$942,035	$933,988
Audit-related fees	—	—
Tax fees (2)	—	—
All other fees	—	—
Total fees	$942,035	$933,988
(1)Audit fees consist of fees for the audit of our annual financial statements, the review of the interim financial statements, and related services that are normally provided in connection with regulatory filings and the issuance of comfort letters.
(2)Tax fees consist of fees for professional services, including tax consulting.
Audit Committee Policies and Procedures
Our Audit Committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our independent registered public accounting firm. The Company’s Audit Committee Pre-Approval Policy provides that, with the exception of certain services of de minimis value, we will not engage our independent registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by our Audit Committee, or the engagement is entered into pursuant to the pre-approval procedure described below.
From time to time, our Audit Committee may pre-approve specified types of services that are expected to be provided to us by our independent registered public accounting firm during the next 12 months. Any such pre-approval details the particular service or type of services to be provided and is also generally subject to a maximum dollar amount.
During our 2025 and 2024 fiscal years, no services were provided to us by KPMG LLP other than in accordance with the policies and procedures described above.
Vote Required
A majority of the votes properly cast FOR this proposal is required to ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026. Abstentions and broker non-votes, if any, will have no effect on the outcome of the vote.
The Board of Directors recommends voting “FOR” Proposal No. 3 to ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026.

PROPOSAL NO. 4 – APPROVAL OF AN AMENDMENT TO THE 2020 STOCK OPTION INCENTIVE PLAN
On April 21, 2026, upon the recommendation of our OLCC, our Board of Directors approved Amendment No. 2, or the Second Amendment, to our 2020 Plan, or as amended by the Second Amendment, the Amended Plan, subject to approval from our shareholders at the Annual Meeting.
The Second Amendment will amend the evergreen provision to provide that any of the company’s outstanding pre-funded warrants shall be added to the total number of shares of common stock that are issued and outstanding as of each December 31 to which the evergreen formula will be applied for purposes of calculating the annual increase. The proposed amendment to the formula to calculate the annual increase pursuant to the evergreen provision is the only change to the 2020 Plan proposed by the Second Amendment.
To be approved, this proposal must receive “FOR” votes from a majority of the votes properly cast by the holders of all of the shares of common stock present or represented by proxy at the Annual Meeting and voting on such proposal. Abstentions and broker non-votes will have no effect on this proposal.
If the Second Amendment is not approved by the holders of all of the shares of common stock present or represented by proxy at the Annual Meeting, the Plan will continue in its current form without change.
Rationale for Second Amendment
We operate in a competitive market and new hire and annual equity grants are essential in helping us attract and retain talented individuals. We, together with our OLCC and Board of Directors believe our stock-based compensation programs enable us to maintain our competitive position regarding recruiting and retaining highly skilled and engaged personnel.
In order for us to continue to leverage stock-based compensation in a similar manner as part of our recruiting and retention strategy, we would like to include pre-funded warrants in calculating the total number of shares of common stock that are issued and outstanding for purposes of the evergreen formula calculating the annual increase to our 2020 Plan. The current evergreen provision calculation is based solely on shares of common stock that are issued and outstanding. The Second Amendment would not be effective for this past year and would only affect future annual increases to our share reserve, beginning with the evergreen calculation set to take place on or about January 1, 2027.
In October 2025, we completed an underwritten public offering of our common stock and in lieu of common stock, certain investors purchased pre-funded warrants to purchase shares of our common stock. As a result of issuing pre-funded warrants, we were able to raise funds without increasing the outstanding shares. However, because the outstanding shares did not increase, the shares available annually under the 2020 Plan through the evergreen provision also did not increase proportionally. We are seeking to remedy this so we have a proportional amount of available shares in our equity-based compensation program to attract and retain talented individuals.
For illustrative purposes, as of April 22, 2026, we had 105,220,838 shares of common stock that were issued and outstanding and 22,526,500 pre-funded warrants outstanding. Assuming these are the shares of common stock and pre-funded warrants outstanding on January 1, 2027, under the 2020 Plan’s current evergreen provision, we would be able to authorize an additional 5,261,042 shares for issuance. Under the same scenario, but with the Second Amendment’s evergreen provision, we would be able to authorize an additional 1,126,325 shares for issuance, resulting in an increase of 6,387,367 shares. If shareholders approve the Second Amendment, the share reserve will increase with any future shares added pursuant to the Amended Plan’s “evergreen” provision until the Amended Plan’s expiration in August 2030.
We believe that this proposal to amend the evergreen provision is within the spirit of the 2020 Plan. Our Board of Directors and OLCC, with the guidance of Pearl Meyer, our independent compensation consultant, have determined that the inclusion of pre-funded warrants in calculating the total number of shares of common stock that are issued and outstanding on each December 31 for purposes of calculating the annual increase is reasonable based on our modeling and does not represent an excess number of shares. In addition, our OLCC determined the size of the reserved pool under the Amended Plan based on projected equity awards to anticipated new hires, projected annual equity awards to existing employees and an assessment of the magnitude of increase that many of our institutional investors would likely find acceptable. The pre-funded warrants, if included, would allow us to have a number of shares in our 2020 Plan reserve that are comparable in size to similarly-situated companies that do not have this pre-funded warrant outstanding.
We anticipate that if the Second Amendment is approved by our shareholders, it will be sufficient to provide equity incentives to attract, retain, and motivate employees for at least the next several years. If our shareholders do not approve the Second Amendment, our plans to operate our business may be materially impacted because we otherwise may not have sufficient shares available under our 2020 Plan to attract and retain new employees or to motivate and retain our existing employees in the future. This could require us to offer a different mix of equity and cash-based incentives as well as annual cash incentive bonus plans rather than relying heavily on equity awards to compete for talent. We believe that the alternatives to our current compensation program would not have significant long-term retentive value and would not serve to align our employees’ interests as closely with those of our shareholders in the absence of equity incentives. As we scale our growth to progress our research and clinical candidates, we want to continue a culture of ownership that aligns directly with our mission and values.
Summary of the Current Plan and the Amended Plan
The following description of certain features of the Plan as it currently exists, as amended, and is intended to be a summary only. The summary is qualified in its entirety by the full text of the 2020 Plan, as amended by Amendment No. 1 thereto, and the Second Amendment, each of which is attached hereto as Appendix A and Appendix B, respectively.
Plan Limits.    The Amended Plan provides a limit as to the maximum number of shares that may be issued.
•6,567,144 shares of common stock were previously authorized for issuance pursuant to awards under the 2020 Plan, plus the number of shares available for issuance under the 2020 Plan were subject to an annual increase on each January 1, beginning on January 1, 2021, by a number of shares equal to the lesser of (A) 5% of the shares of common stock outstanding as of the last day of the immediately preceding fiscal year and (B) such smaller number of shares of common stock as determined by the OLCC, or the Evergreen Increase.
•The Second Amendment treats, for the purposes of the Evergreen Increase, outstanding pre-funded warrants as outstanding common stock such that on the first day of each calendar year beginning on January 1, 2027 and ending on and including January 1, 2030, the number of shares of common stock reserved for issuance under the 2020 Plan will increase by the lesser of (A) 5% of the shares of common stock outstanding or issuable upon exercise of outstanding pre-funded warrants, in each case, as of the last day of the immediately preceding fiscal year and (B) such smaller number of shares of common stock as determined by the compensation committee.
On April 22, 2026, the closing price of our common stock on the Nasdaq Global Select Market was $3.07 per share.
Administration.    The Amended Plan will be administered by either our Board of Directors, our OLCC, or a similar committee, or the Administrator. The Administrator has full power to select, from among the individuals eligible for awards, the individuals to whom awards will be granted, to make any combination of awards to participants, and to determine the specific terms and conditions of each award, subject to the provisions of the Amended Plan. The Administrator may delegate to a committee consisting of one or more of our officers the authority to grant awards to employees who are not subject to the reporting and other provisions of Section 16 of the Exchange Act, subject to certain limitations and guidelines.
Eligibility; Plan Limits. All employees, non-employee directors and consultants are eligible to participate in the Amended Plan, subject to the sole discretion of the Administrator. As of April 22, 2026, approximately 123 individuals would have been eligible to participate in the Amended Plan had it been effective on such date, which includes 6 executive officers, 91 employees who are not executive officers, 8 non-employee directors and 18 consultants. There are certain limits on the number of awards that may be granted under the Amended Plan.
Director Compensation Limit. The Amended Plan provides that the value of all awards awarded under the Amended Plan and all other cash compensation paid by the Company to any non-employee director in any calendar year shall not exceed $750,000, provided, however, that such amount shall be $1,500,000 for the calendar year in which the applicable non-employee director is initially elected or appointed to our Board of Directors.
Stock Options. The Amended Plan permits the granting of (1) options to purchase common stock intended to qualify as incentive stock options under Section 422 of the Code and (2) options that do not so qualify. Options granted under the Amended Plan will be non-qualified options if they fail to qualify as incentive options or exceed the annual limit on incentive stock options. Incentive stock options may only be granted to employees of the Company and its subsidiaries. Non-qualified options may be granted to any persons eligible to receive incentive options and to non-employee directors and consultants. The option exercise price of each option will be determined by the Administrator. Except in the case of options (i) granted pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code, (ii) granted to individuals who are not subject to U.S. income tax on the date of grant or (iii) that are compliant with Section 409A of the Code, the exercise price of an option may not be less than 100% of the fair market value of the common stock on the date of grant. Fair market value for this purpose will be determined by reference to the price of the shares of common stock on NASDAQ. The exercise price of an option may not be reduced after the date of the option grant without shareholder approval, other than to appropriately reflect changes in our capital structure.
The term of each option will be fixed by the Administrator and may not exceed ten years from the date of grant. The Administrator will determine at what time or times each option may be exercised. Options may be made exercisable in installments and the exercisability of options may be accelerated by the Administrator. In general, unless otherwise permitted by the Administrator, no option granted under the Amended Plan is transferable by the optionee other than by will or by the laws of descent and distribution or pursuant to a domestic relations order.
Upon exercise of options, the option exercise price must be paid in full either in cash, by certified or bank check or other instrument acceptable to the Administrator or by delivery (or attestation to the ownership) of shares of common stock that are beneficially owned by the optionee and that are not subject to risk of forfeiture. In addition, non-qualified options may be exercised using a net exercise feature which reduces the number of shares issued to the optionee by the number of shares with a fair market value equal to the exercise price. To qualify as incentive options, options must meet additional federal tax requirements, including a $100,000 limit on the value of shares subject to incentive options that first become exercisable by a participant in any one calendar year.
Stock Appreciation Rights. The Administrator may award stock appreciation rights subject to such conditions and restrictions as the Administrator may determine. Stock appreciation rights entitle the recipient to shares of common stock or cash equal to the value of the appreciation in the stock price over the exercise price. The exercise price may not be less than the fair market value of the common stock on the date of grant. The term of a stock appreciation right may not exceed ten years.
Restricted Stock Awards. The Administrator may award shares of common stock to participants subject to such conditions and restrictions as the Administrator may determine. These conditions and restrictions may include the achievement of certain performance goals and/or continued employment with the Company through a specified restricted period. During the vesting period, restricted stock awards may be credited with dividend equivalent rights (but dividend equivalents payable with respect to restricted stock awards with vesting tied to the attainment of performance criteria shall not be paid unless and until such performance conditions are attained).
Restricted Stock Units. The Administrator may award restricted stock units to participants. Restricted stock units are ultimately payable in the form of shares of common stock or cash subject to such conditions and restrictions as the Administrator may determine. These conditions and restrictions may include the achievement of certain performance goals and/or continued employment with the Company through a specified vesting period. In the Administrator’s sole discretion, it may permit a participant to make an advance election to receive a portion of his or her future cash compensation otherwise due in the form of a restricted stock unit award, subject to the participant’s compliance with the procedures established by the Administrator and requirements of Section 409A of the Code. During the deferral period, the deferred stock awards may be credited with dividend equivalent rights.
Unrestricted Stock Awards. The Administrator may also grant (or sell at par value or such higher purchase price determined by the Administrator) shares of common stock that are free from any restrictions under the Amended Plan. Unrestricted stock may be granted to any participant in recognition of past services or other valid consideration and may be issued in lieu of cash compensation due to such participant.
Dividend Equivalent Rights. The Administrator may grant dividend equivalent rights to participants, which entitle the recipient to receive credits for dividends that would be paid if the recipient had held specified shares of common stock. Dividend equivalent rights granted as a component of another award of Restricted Stock Units or as a freestanding award, and may be paid only if the related award becomes vested. Dividend equivalent rights may be settled in cash, shares of common stock or a combination thereof, in a single installment or installments, as specified in the award.
Cash-Based Awards. The Administrator may grant cash bonuses under the Amended Plan to participants. The cash bonuses may be subject to the achievement of certain performance goals and other conditions as the Administrator may determine, such as vesting conditions.
Change of Control Provisions. In the event of a “sale event,” as defined in the Amended Plan, awards under the Amended Plan may be assumed, continued or substituted. In the event that awards are not assumed, continued or substituted, except as otherwise provided in the relevant award certificate, upon the effective time of the sale event, all awards with time-based conditions will become vested and exercisable upon the sale event, and awards with conditions and restrictions relating to the attainment of performance goals may become vested and non-forfeitable in connection with a sale event in the Administrator’s discretion or to the extent specified in the relevant award certificate. In addition, the Company may make or provide for payment, in cash or in kind, to participants holding options and stock appreciation rights equal to the difference between the per share cash consideration and the exercise price of the options or stock appreciation rights (provided that, in the case of an option or stock appreciation right with an exercise price equal to or greater than the per share cash consideration, such option or stock appreciation right shall be cancelled for no consideration). The Company shall also have the option to make or provide for a payment, in cash or in kind, to grantees holding other awards in an amount equal to the per share cash consideration multiplied by the number of vested shares under such awards. All awards will terminate in connection with a sale event unless they are assumed by the successor entity.
Adjustments for Stock Dividends, Stock Splits, Etc. The Amended Plan requires the Administrator to make appropriate adjustments to the number of shares of common stock that are subject to the Amended Plan, to certain limits in the Amended Plan, and to any outstanding awards to reflect stock dividends, stock splits, extraordinary cash dividends and similar events.
Tax Withholding. Participants in the Amended Plan are responsible for the payment of any federal, state or local taxes that the Company is required by law to withhold upon the exercise of options or stock appreciation rights or vesting of other awards. The Administrator may require that tax withholding obligations satisfied by withholding shares of common stock to be issued pursuant to exercise or vesting.
Amendments and Termination. The board of directors may at any time amend or discontinue the Amended Plan and the Administrator may at any time amend or cancel any outstanding award for the purpose of satisfying changes in the law or for any other lawful purpose. However, no such action may adversely affect any rights under any outstanding award without the holder’s consent. To the extent required under the rules of NASDAQ, any amendments that materially change the terms of the Amended Plan will be subject to approval by our shareholders. Amendments shall also be subject to approval by our shareholders if and to the extent determined by the Administrator to be required by the Code to preserve the qualified status of incentive options.
Effective Date of Plan. The Second Amendment was approved by our board of directors on April 21, 2026, subject to the approval of the Company’s shareholders. Awards under the Amended Plan may be granted until September 30, 2030, with the exception of incentive options which may only be granted under the Amended Plan until September 8, 2030.
New Plan Benefits
Because the grant of awards under the Amended Plan is within the discretion of the Administrator, we cannot determine the dollar value or number of shares of common stock that will in the future be received by or allocated to any participant in the Amended Plan, including the value of any additional equity that may be awarded under the Amended Plan in the future as a result of the Second Amendment.
Plan Benefits
The following table shows the number of shares of our common stock underlying options and restricted stock units granted under the Amended Plan from its inception through April 22, 2026 by certain individuals and certain groups of individuals.

Name	Number of Options (#)	Number of RSUs(#)
Andrew Hirsch	3,349,272	1,161,000
President and Chief Executive Officer
Kendra R. Adams	603,400	419,550
Chief Financial Officer, Head of Corporate Affairs
Leonard Reyno, M.D.	295,900	425,100
Chief Medical Officer
All executive officers as a group	5,411,472	2,989,750
All current directors who are not executive officers as a group	1,000,967	N/A
Each nominee for election as a director	3,584,972	1,196,000
Each associate of any executive officers, current directors or director nominees	N/A	N/A
Each other person who received or is to receive 5% of awards	N/A	N/A
All employees, excluding executive officers, as a group	13,645,034	5,551,514

Interests of Certain Persons in this Proposal
Our executive officers and members of our Board of Directors have an interest in this proposal by virtue of their being eligible to receive equity awards under the Amended Plan. It is not possible to determine the benefits that will be received by participants in the Amended Plan, including our named executive officers and our non-employee directors, in the future because all grants are made in the discretion of our Board of Directors or our OLCC. Neither our board of directors nor our OLCC has approved any awards that are conditioned upon shareholder approval of the Second Amendment.
Other than as described herein, we do not believe that our executive officers or directors have substantial interests in this proposal that are different from or greater than those of any other of our shareholders.
Equity Compensation Plan Information
See above under the heading “Equity Compensation Plan Information” for information as of December 31, 2025 with respect to shares of common stock that may be issued under our equity compensation plans.
Vote Required and Board of Directors’ Recommendation
A majority of the votes properly cast FOR this proposal is required for the approval of the Amended Plan. Abstentions and broker non-votes, if any, will have no effect on the outcome of the vote.
The board of directors recommends voting “FOR” Proposal No. 4 to approve Amendment No. 2 to the C4 Therapeutics, Inc. 2020 Stock Option and Incentive Plan.

REPORT OF THE AUDIT COMMITTEE
The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. We have reviewed the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2025 and discussed them with Company management and KPMG LLP, the Company’s independent registered public accounting firm.
We have received from, and discussed with, KPMG LLP, which is responsible for expressing an opinion on the conformity of the Company’s audited consolidated financial statements with accounting principles generally accepted in the United States, its judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed by the applicable requirements of the SEC and the Public Company Accounting Oversight Board, or the PCAOB. In addition, we have received from KPMG LLP the written disclosures and the letter required by applicable requirements of the PCAOB regarding communications by KPMG LLP with us concerning independence, have considered the compatibility of non-audit services with the auditors’ independence, and have discussed with KPMG LLP its independence from management and the Company.
Based on the reviews and discussions referred to above, we recommended to the Board of Directors that the audited consolidated financial statements of the Company, audited by KPMG LLP, be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, that was filed with the SEC.
The information contained in this report shall not be deemed to be (1) “soliciting material,” (2) “filed” with the SEC, (3) subject to Regulations 14A or 14C of the Exchange Act, or (4) subject to the liabilities of Section 18 of the Exchange Act. This report shall not be deemed incorporated by reference into any of our other filings under the Exchange Act or the Securities Act, except to the extent that we specifically incorporate it by reference into such filing.

Respectfully submitted by the members of the Audit Committee of the Board of Directors of C4 Therapeutics, Inc.

Utpal Koppikar, Chair
Steven Hoerter
Owen Hughes

HOUSEHOLDING
Some banks, brokers, and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our documents, including the annual report to stockholders and proxy statement, may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you upon written or oral request to C4 Therapeutics, Inc., 490 Arsenal Way, Suite 120, Watertown, Massachusetts 02472, Attention: Corporate Secretary, telephone: (617) 231-0700. If you want to receive separate copies of the proxy statement, or annual report to stockholders in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address or telephone number.
STOCKHOLDER PROPOSALS
A stockholder who would like to have a proposal considered for inclusion in our 2027 proxy statement must submit the proposal in accordance with the procedures outlined in Rule 14a8 of the Exchange Act so that it is received by us no later than December 30, 2026. However, if the date of the 2027 annual meeting of stockholders is changed by more than 30 days from the date of the previous year’s meeting, then the deadline is a reasonable time before we begin to print and send our proxy statement for the 2027 Annual Meeting of Stockholders. SEC rules set standards for eligibility and specify the types of stockholder proposals that may be excluded from a proxy statement. Stockholder proposals should be addressed to C4 Therapeutics, Inc., 490 Arsenal Way, Suite 120, Watertown, Massachusetts 02472, Attention: Corporate Secretary. We also encourage you to submit any such proposals via email to legal@c4therapeutics.com.
If a stockholder wishes to propose a nomination of persons for election to our Board of Directors or present a proposal at an annual meeting but does not wish to have the proposal considered for inclusion in our proxy statement and proxy card, our By-laws establish an advance notice procedure for such nominations and proposals. Stockholders at an annual meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the Board of Directors or by a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has delivered timely notice in proper form to our Corporate Secretary of the stockholder’s intention to bring such business before the meeting. To comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 25, 2027.
The required notice must be in writing and received by our Corporate Secretary at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. However, in the event that the date of the annual meeting is advanced by more than 30 days, or delayed by more than 60 days, from the first anniversary of the preceding year’s annual meeting, a stockholder’s notice must be so received no earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of (A) the 90th day prior to such annual meeting and (B) the tenth day following the day on which notice of the date of such annual meeting was mailed or public disclosure of the date of such annual meeting was made, whichever first occurs. For stockholder proposals to be brought before the 2027 annual meeting of stockholders, the required notice must be received by our Corporate Secretary at our principal executive offices no earlier than February 24, 2027 and no later than March 26, 2027. Stockholder proposals and the required notice should be addressed to C4 Therapeutics, Inc., 490 Arsenal Way, Suite 120, Watertown, Massachusetts 02472, Attention: Corporate Secretary.
OTHER MATTERS
Our Board of Directors does not know of any other matters to be brought before the Annual Meeting. If any other matters not mentioned in this proxy statement are properly brought before the meeting, the individuals named in the enclosed proxy intend to use their discretionary voting authority under the proxy to vote the proxy in accordance with their best judgment on those matters.
WHERE YOU CAN FIND MORE INFORMATION
We are subject to the informational requirements of the Exchange Act and, in accordance therewith, file reports, proxy statements, and other information with the SEC. Reports, proxy statements, and other information are available on the SEC’s website, http://www.sec.gov. You may also read and copy any document we file with the SEC on the date of filing on our website at http://www.c4therapeutics.com under the “Investors” heading.
You should rely on the information contained in this document to vote your shares at the Annual Meeting. We have not authorized anyone to provide you with information that is different from what is contained in this document. This document is dated April 29, 2026. You should not assume that the information contained in this document is accurate as of any date other than that date, and the mailing of this document to stockholders at any time after that date does not create an implication to the contrary. This proxy statement does not constitute a solicitation of a proxy in any jurisdiction where, or to or from any person to whom, it is unlawful to make such proxy solicitations in such jurisdiction.
COMPANY WEBSITE
We maintain a website at www.c4therapeutics.com. Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this proxy statement, and references to our website address in this proxy statement are inactive textual references only.
APPENDIX A
C4 THERAPEUTICS, INC.
2020 STOCK OPTION AND INCENTIVE PLAN
SECTION 1. GENERAL PURPOSE OF THE PLAN; DEFINITIONS
The name of the plan is the C4 Therapeutics, Inc. 2020 Stock Option and Incentive Plan (the “Plan”). The purpose of the Plan is to encourage and enable the officers, employees, Non-Employee Directors and Consultants of C4 Therapeutics, Inc. (the “Company”) and its Affiliates upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business to acquire a proprietary interest in the Company. It is anticipated that providing such persons with a direct stake in the Company’s welfare will assure a closer identification of their interests with those of the Company and its stockholders, thereby stimulating their efforts on the Company’s behalf and strengthening their desire to remain with the Company.
The following terms shall be defined as set forth below:
“Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.
“Administrator” means either the Board or the compensation committee of the Board or a similar committee performing the functions of the compensation committee and which is comprised of not less than two Non-Employee Directors who are independent.
“Affiliate” means, at the time of determination, any “parent” or “subsidiary” of the Company as such terms are defined in Rule 405 of the Act. The Board will have the authority to determine the time or times at which “parent” or “subsidiary” status is determined within the foregoing definition.
“Award” or “Awards,” except where referring to a particular category of grant under the Plan, shall include Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock Units, Restricted Stock Awards, Unrestricted Stock Awards, Cash-Based Awards and Dividend Equivalent Rights.
“Award Certificate” means a written or electronic document setting forth the terms and provisions applicable to an Award granted under the Plan. Each Award Certificate is subject to the terms and conditions of the Plan.
“Board” means the Board of Directors of the Company.
“Cash-Based Award” means an Award entitling the recipient to receive a cash-denominated payment.
“Code” means the Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations.
“Consultant” means a consultant or adviser who provides bona fide services to the Company or an Affiliate as an independent contractor and who qualifies as a consultant or advisor under Instruction A.1.(a)(1) of Form S-8 under the Act.
“Dividend Equivalent Right” means an Award entitling the grantee to receive credits based on cash dividends that would have been paid on the shares of Stock specified in the Dividend Equivalent Right (or other award to which it relates) if such shares had been issued to and held by the grantee.
“Effective Date” means the date on which the Plan becomes effective as set forth in Section 19.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.
“Fair Market Value” of the Stock on any given date means the fair market value of the Stock determined in good faith by the Administrator; provided, however, that if the Stock is listed on the Nasdaq Stock Market, The New York Stock Exchange or another national securities exchange or traded on any established market, the determination shall be made by reference to market quotations. If there are no market quotations for such date, the determination shall be made by reference to the last date preceding such date for which there are market quotations; provided, further, however, that if the date for which Fair Market Value is determined is the Registration Date, the Fair Market Value shall be the “Price to the Public” (or equivalent) set forth on the cover page for the final prospectus relating to the Company’s initial public offering.
“Incentive Stock Option” means any Stock Option designated and qualified as an “incentive stock option” as defined in Section 422 of the Code.
“Non-Employee Director” means a member of the Board who is not also an employee of the Company or any Subsidiary.
“Non-Qualified Stock Option” means any Stock Option that is not an Incentive Stock Option.
“Option” or “Stock Option” means any option to purchase shares of Stock granted pursuant to Section 5.
“Registration Date” means the date upon which the registration statement on Form S-1 that is filed by the Company with respect to its initial public offering is declared effective by the Securities and Exchange Commission.
“Restricted Shares” means the shares of Stock underlying a Restricted Stock Award that remain subject to a risk of forfeiture or the Company’s right of repurchase.
“Restricted Stock Award” means an Award of Restricted Shares subject to such restrictions and conditions as the Administrator may determine at the time of grant.“Restricted Stock Units” means an Award of stock units subject to such restrictions and conditions as the Administrator may determine at the time of grant.
“Sale Event” shall mean (i) the sale of all or substantially all of the assets of the Company on a consolidated basis to an unrelated person or entity, (ii) a merger, reorganization or consolidation pursuant to which the holders of the Company’s outstanding voting power and outstanding stock immediately prior to such transaction do not own a majority of the outstanding voting power and outstanding stock or other equity interests of the resulting or successor entity (or its ultimate parent, if applicable) immediately upon completion of such transaction, (iii) the sale of all of the Stock of the Company to an unrelated person, entity or group thereof acting in concert, or (iv) any other transaction in which the owners of the Company’s outstanding voting power immediately prior to such transaction do not own at least a majority of the outstanding voting power of the Company or any successor entity immediately upon completion of the transaction other than as a result of the acquisition of securities directly from the Company.
“Sale Price” means the value as determined by the Administrator of the consideration payable, or otherwise to be received by stockholders, per share of Stock pursuant to a Sale Event.
“Section 409A” means Section 409A of the Code and the regulations and other guidance promulgated thereunder.
“Service Relationship” means any relationship as an employee, director or Consultant of the Company or any Affiliate (e.g., a Service Relationship shall be deemed to continue without interruption in the event an individual’s status changes from full-time employee to part-time employee or Consultant or vice versa).
“Stock” means the Common Stock, par value $0.0001 per share, of the Company, subject to adjustments pursuant to Section 3.
“Stock Appreciation Right” means an Award entitling the recipient to receive shares of Stock (or cash, to the extent explicitly provided for in the applicable Award Certificate) having a value equal to the excess of the Fair Market Value of the Stock on the date of exercise over the exercise price of the Stock Appreciation Right multiplied by the number of shares of Stock with respect to which the Stock Appreciation Right shall have been exercised.
“Subsidiary” means any corporation or other entity (other than the Company) in which the Company has at least a 50 percent interest, either directly or indirectly.
“Ten Percent Owner” means an employee who owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10 percent of the combined voting power of all classes of stock of the Company or any parent or subsidiary corporation.
“Unrestricted Stock Award” means an Award of shares of Stock free of any restrictions.

SECTION 2. ADMINISTRATION OF PLAN; ADMINISTRATOR AUTHORITY TO SELECT GRANTEES AND DETERMINE AWARDS
(a)    Administration of Plan. The Plan shall be administered by the Administrator.
(b)    Powers of Administrator. The Administrator shall have the power and authority to grant Awards consistent with the terms of the Plan, including the power and authority:
(i)to select the individuals to whom Awards may from time to time be granted;
(ii)to determine the time or times of grant, and the extent, if any, of Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Restricted Stock Units, Unrestricted Stock Awards, Cash-Based Awards and Dividend Equivalent Rights, or any combination of the foregoing, granted to any one or more grantees;
(iii)to determine the number of shares of Stock to be covered by any Award;
(iv)to determine and modify from time to time the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and grantees, and to approve the forms of Award Certificates;
(v)to accelerate at any time the exercisability or vesting of all or any portion of any Award;
(vi)subject to the provisions of Section 5(c), to extend at any time the period in which Stock Options may be exercised; and
(vii)at any time to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any Award (including related written instruments); to make all determinations it deems advisable for the administration of the Plan; to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan.
All decisions and interpretations of the Administrator shall be binding on all persons, including the Company and Plan grantees.
(c)    Delegation of Authority to Grant Awards. Subject to applicable law, the Administrator, in its discretion, may delegate to a committee consisting of one or more officers of the Company, including the Chief Executive Officer, all or part of the Administrator’s authority and duties with respect to the granting of Awards to individuals who are (i) not subject to the reporting and other provisions of Section 16 of the Exchange Act and (ii) not members of the delegated committee. Any such delegation by the Administrator shall include a limitation as to the amount of Stock underlying Awards that may be granted during the period of the delegation and shall contain guidelines as to the determination of the exercise price and the vesting criteria. The Administrator may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Administrator’s delegate or delegates that were consistent with the terms of the Plan.
(d)     Award Certificate. Awards under the Plan shall be evidenced by Award Certificates that set forth the terms, conditions and limitations for each Award which may include, without limitation, the term of an Award and the provisions applicable in the event employment or service terminates.
(e)    Indemnification. Neither the Board nor the Administrator, nor any member of either or any delegate thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan, and the members of the Board and the Administrator (and any delegate thereof) shall be entitled in all cases to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, reasonable attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under the Company’s certificate of incorporation or bylaws or any directors’ and officers’ liability insurance coverage which may be in effect from time to time and/or any indemnification agreement between such individual and the Company.
(f)    Foreign Award Recipients. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company and its Subsidiaries operate or have employees or other individuals eligible for Awards, the Administrator, in its sole discretion, shall have the power and authority to: (i) determine which Subsidiaries shall be covered by the Plan; (ii) determine which individuals outside the United States are eligible to participate in the Plan; (iii) modify the terms and conditions of any Award granted to individuals outside the United States to comply with applicable foreign laws; (iv) establish subplans and modify exercise procedures and other terms and procedures, to the extent the Administrator determines such actions to be necessary or advisable (and such subplans and/or modifications shall be attached to this Plan as appendices); provided, however, that no such subplans and/or modifications shall increase the share limitations contained in Section 3(a) hereof; and (v) take any action, before or after an Award is made, that the Administrator determines to be necessary or advisable to obtain approval or comply with any local governmental regulatory exemptions or approvals. Notwithstanding the foregoing, the Administrator may not take any actions hereunder, and no Awards shall be granted, that would violate the Exchange Act or any other applicable United States securities law, the Code, or any other applicable United States governing statute or law.
SECTION 3. STOCK ISSUABLE UNDER THE PLAN; MERGERS; SUBSTITUTION
(a)    Stock Issuable. The maximum number of shares of Stock reserved and available for issuance under the Plan shall be 6,567,144 (the “Initial Limit”), subject to adjustment as provided in Section 3(c), plus on January 1, 2021 and each January 1 thereafter, the number of shares of Stock reserved and available for issuance under the Plan shall be cumulatively increased by the lesser of (i) five percent (5%) of the number of shares of Stock issued and outstanding on the immediately preceding December 31 or (ii) such lesser number of shares as determined by the Administrator (the “Annual Increase”). Subject to such overall limitation, the maximum aggregate number of shares of Stock that may be issued in the form of Incentive Stock Options under this Plan shall not exceed the Initial Limit cumulatively increased on January 1, 2021 and on each January 1 thereafter by the lesser of the Annual Increase for such year or 6,567,144 shares of Stock, subject in all cases to adjustment as provided in Section 3(c). For purposes of this limitation, the shares of Stock underlying any awards under the Plan and under the Company’s 2015 Stock Option and Grant Plan that are forfeited, canceled, held back upon exercise of an Option or settlement of an Award to cover the exercise price or tax withholding, reacquired by the Company prior to vesting, satisfied without the issuance of Stock or otherwise terminated (other than by exercise) shall be added back to the shares of Stock available for issuance under the Plan and, to the extent permitted under Section 422 of the Code and the regulations promulgated thereunder, the shares of Stock that may be issued as Incentive Stock Options. If the Company repurchases shares of Stock on the open market, such shares shall not be added to the shares of Stock available for issuance under the Plan. Subject to such overall limitations, shares of Stock may be issued up to such maximum number pursuant to any type or types of Award. The shares available for issuance under the Plan may be authorized but unissued shares of Stock or shares of Stock reacquired by the Company.
(b)    Maximum Awards to Non-Employee Directors. Notwithstanding anything to the contrary in this Plan, the value of all Awards awarded under this Plan and all other cash compensation paid by the Company to any Non-Employee Director in any calendar year shall not exceed $750,000; provided, however, that such amount shall be $1,500,000 for the calendar year in which the applicable Non-Employee Director is initially elected or appointed to the Board. For the purpose of this limitation, the value of any Award shall be its grant date fair value, as determined in accordance with ASC 718 or successor provision but excluding the impact of estimated forfeitures related to service-based vesting provisions.
(c)    Changes in Stock. Subject to Section 3(d) hereof, if, as a result of any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar change in the Company’s capital stock, the outstanding shares of Stock are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company, or additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Stock or other securities, or, if, as a result of any merger or consolidation, sale of all or substantially all of the assets of the Company, the outstanding shares of Stock are converted into or exchanged for securities of the Company or any successor entity (or a parent or subsidiary thereof), the Administrator shall make an appropriate or proportionate adjustment in (i) the maximum number of shares reserved for issuance under the Plan, including the maximum number of shares that may be issued in the form of Incentive Stock Options; (ii) the number and kind of shares or other securities subject to any then outstanding Awards under the Plan; (iii) the repurchase price, if any, per share subject to each outstanding Restricted Stock Award; and (iv) the exercise price for each share subject to any then outstanding Stock Options and Stock Appreciation Rights under the Plan, without changing the aggregate exercise price (i.e., the exercise price multiplied by the number of shares subject to Stock Options and Stock Appreciation Rights) as to which such Stock Options and Stock Appreciation Rights remain exercisable. The Administrator shall also make equitable or proportionate adjustments in the number of shares subject to outstanding Awards and the exercise price and the terms of outstanding Awards to take into consideration cash dividends paid other than in the ordinary course or any other extraordinary corporate event. The adjustment by the Administrator shall be final, binding and conclusive. No fractional shares of Stock shall be issued under the Plan resulting from any such adjustment, but the Administrator in its discretion may make a cash payment in lieu of fractional shares.
(d)    Mergers and Other Transactions. In the case of and subject to the consummation of a Sale Event, the parties thereto may cause the assumption or continuation of Awards theretofore granted by the successor entity, or the substitution of such Awards with new Awards of the successor entity or parent thereof, with appropriate adjustment as to the number and kind of shares and, if appropriate, the per share exercise prices, as such parties shall agree. To the extent the parties to such Sale Event do not provide for the assumption, continuation or substitution of Awards, upon the effective time of the Sale Event, the Plan and all outstanding Awards granted hereunder shall terminate. In such case, except as may be otherwise provided in the relevant Award Certificate, all Options and Stock Appreciation Rights with time-based vesting conditions or restrictions that are not vested and/or exercisable immediately prior to the effective time of the Sale Event shall become fully vested and exercisable as of the effective time of the Sale Event, all other Awards with time-based vesting, conditions or restrictions shall become fully vested and nonforfeitable as of the effective time of the Sale Event, and all Awards with conditions and restrictions relating to the attainment of performance goals may become vested and nonforfeitable in connection with a Sale Event in the Administrator’s discretion or to the extent specified in the relevant Award Certificate. In the event of such termination, (i) the Company shall have the option (in its sole discretion) to make or provide for a payment, in cash or in kind, to the grantees holding Options and Stock Appreciation Rights, in exchange for the cancellation thereof, in an amount equal to the difference between (A) the Sale Price multiplied by the number of shares of Stock subject to outstanding Options and Stock Appreciation Rights (to the extent then exercisable at prices not in excess of the Sale Price) and (B) the aggregate exercise price of all such outstanding Options and Stock Appreciation Rights (provided that, in the case of an Option or Stock Appreciation Right with an exercise price equal to or less than the Sale Price, such Option or Stock Appreciation Right shall be cancelled for no consideration); or (ii) each grantee shall be permitted, within a specified period of time prior to the consummation of the Sale Event as determined by the Administrator, to exercise all outstanding Options and Stock Appreciation Rights (to the extent then exercisable) held by such grantee. The Company shall also have the option (in its sole discretion) to make or provide for a payment, in cash or in kind, to the grantees holding other Awards in an amount equal to the Sale Price multiplied by the number of vested shares of Stock under such Awards.
SECTION 4. ELIGIBILITY
Grantees under the Plan will be such employees, Non-Employee Directors and Consultants of the Company and its Affiliates as are selected from time to time by the Administrator in its sole discretion; provided that Awards may not be granted to employees, Directors or Consultants who are providing services only to any “parent” of the Company, as such term is defined in Rule 405 of the Act, unless (i) the stock underlying the Awards is treated as “service recipient stock” under Section 409A or (ii) the Company has determined that such Awards are exempt from or otherwise comply with Section 409A.
SECTION 5. STOCK OPTIONS
(a)    Award of Stock Options. The Administrator may grant Stock Options under the Plan. Any Stock Option granted under the Plan shall be in such form as the Administrator may from time to time approve.
Stock Options granted under the Plan may be either Incentive Stock Options or Non-Qualified Stock Options. Incentive Stock Options may be granted only to employees of the Company or any Subsidiary that is a “subsidiary corporation” within the meaning of Section 424(f) of the Code. To the extent that any Option, or any portion thereof, does not qualify as an Incentive Stock Option, it shall be deemed a Non-Qualified Stock Option.
Stock Options granted pursuant to this Section 5 shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable. If the Administrator so determines, Stock Options may be granted in lieu of cash compensation at the optionee’s election, subject to such terms and conditions as the Administrator may establish.
(b)    Exercise Price. The exercise price per share for the Stock covered by a Stock Option granted pursuant to this Section 5 shall be determined by the Administrator at the time of grant but shall not be less than one hundred percent (100%) of the Fair Market Value on the date of grant. In the case of an Incentive Stock Option that is granted to a Ten Percent Owner, the exercise price of such Incentive Stock Option shall be not less than one hundred and ten percent (110%) of the Fair Market Value on the grant date. Notwithstanding the foregoing, Stock Options may be granted with an exercise price per share that is less than one hundred percent (100%) of the Fair Market Value on the date of grant (i) pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code, (ii) to individuals who are not subject to U.S. income tax on the date of grant, or (iii) the Stock Option is otherwise compliant with Section 409A.
(c)    Option Term. The term of each Stock Option shall be fixed by the Administrator, but no Stock Option shall be exercisable more than ten years after the date the Stock Option is granted. In the case of an Incentive Stock Option that is granted to a Ten Percent Owner, the term of such Stock Option shall be no more than five years from the date of grant.

(d)    Exercisability; Rights of a Stockholder. Stock Options shall become exercisable at such time or times, whether or not in installments, as shall be determined by the Administrator at or after the grant date. The Administrator may at any time accelerate the exercisability of all or any portion of any Stock Option. An optionee shall have the rights of a stockholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.
(e)    Method of Exercise. Stock Options may be exercised in whole or in part, by giving written or electronic notice of exercise to the Company, specifying the number of shares to be purchased. Payment of the purchase price may be made by one or more of the following methods except to the extent otherwise provided in the Option Award Certificate:
(i)In cash, by certified or bank check or other instrument acceptable to the
Administrator;
(ii)Through the delivery (or attestation to the ownership following such procedures as the Company may prescribe) of shares of Stock that are not then subject to restrictions under any Company plan. Such surrendered shares shall be valued at Fair Market Value on the exercise date;
(iii)By the optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company for the purchase price; provided that in the event the optionee chooses to pay the purchase price as so provided, the optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Company shall prescribe as a condition of such payment procedure; or
(iv)With respect to Stock Options that are not Incentive Stock Options, by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price.
Payment instruments will be received subject to collection. The transfer to the optionee on the records of the Company or of the transfer agent of the shares of Stock to be purchased pursuant to the exercise of a Stock Option will be contingent upon receipt from the optionee (or a purchaser acting in his stead in accordance with the provisions of the Stock Option) by the Company of the full purchase price for such shares and the fulfillment of any other requirements contained in the Option Award Certificate or applicable provisions of laws (including the satisfaction of any withholding taxes that the Company is obligated to withhold with respect to the optionee). In the event an optionee chooses to pay the purchase price by previously-owned shares of Stock through the attestation method, the number of shares of Stock transferred to the optionee upon the exercise of the Stock Option shall be net of the number of attested shares. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the exercise of Stock Options, such as a system using an internet website or interactive voice response, then the paperless exercise of Stock Options may be permitted through the use of such an automated system.
(f)    Annual Limit on Incentive Stock Options. To the extent required for “incentive stock option” treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the shares of Stock with respect to which Incentive Stock Options granted under this Plan and any other plan of the Company or its parent and subsidiary corporations become exercisable for the first time by an optionee during any calendar year shall not exceed $100,000. To the extent that any Stock Option exceeds this limit, it shall constitute a Non-Qualified Stock Option.
SECTION 6. STOCK APPRECIATION RIGHTS
(a)Award of Stock Appreciation Rights. The Administrator may grant Stock Appreciation Rights under the Plan. A Stock Appreciation Right is an Award entitling the recipient to receive shares of Stock (or cash, to the extent explicitly provided for in the applicable Award Certificate) having a value equal to the excess of the Fair Market Value of a share of Stock on the date of exercise over the exercise price of the Stock Appreciation Right multiplied by the number of shares of Stock with respect to which the Stock Appreciation Right shall have been exercised.
(b)Exercise Price of Stock Appreciation Rights. The exercise price of a Stock Appreciation Right shall not be less than one hundred percent (100%) of the Fair Market Value of the Stock on the date of grant.
(c)Grant and Exercise of Stock Appreciation Rights. Stock Appreciation Rights may be granted by the Administrator independently of any Stock Option granted pursuant to Section 5 of the Plan.

(d)Terms and Conditions of Stock Appreciation Rights. Stock Appreciation Rights shall be subject to such terms and conditions as shall be determined on the date of grant by the Administrator. The term of a Stock Appreciation Right may not exceed ten years. The terms and conditions of each such Award shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees.
SECTION 7. RESTRICTED STOCK AWARDS
(a)Nature of Restricted Stock Awards. The Administrator may grant Restricted Stock Awards under the Plan. A Restricted Stock Award is any Award of Restricted Shares subject to such restrictions and conditions as the Administrator may determine at the time of grant. Conditions may be based on continuing employment (or other Service Relationship) and/or achievement of pre-established performance goals and objectives.
(b)Rights as a Stockholder. Upon the grant of the Restricted Stock Award and payment of any applicable purchase price, a grantee shall have the rights of a stockholder with respect to the voting of the Restricted Shares and receipt of dividends; provided that if the lapse of restrictions with respect to the Restricted Stock Award is tied to the attainment of performance goals, any dividends paid by the Company during the performance period shall accrue and shall not be paid to the grantee until and to the extent the performance goals are met with respect to the Restricted Stock Award. Unless the Administrator shall otherwise determine, (i) uncertificated Restricted Shares shall be accompanied by a notation on the records of the Company or the transfer agent to the effect that they are subject to forfeiture until such Restricted Shares are vested as provided in Section 7(d) below, and (ii) certificated Restricted Shares shall remain in the possession of the Company until such Restricted Shares are vested as provided in Section 7(d) below, and the grantee shall be required, as a condition of the grant, to deliver to the Company such instruments of transfer as the Administrator may prescribe.
(c)Restrictions. Restricted Shares may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein or in the Restricted Stock Award Certificate. Except as may otherwise be provided by the Administrator either in the Award Certificate or, subject to Section 16 below, in writing after the Award is issued, if a grantee’s employment (or other Service Relationship) with the Company and its Subsidiaries terminates for any reason, any Restricted Shares that have not vested at the time of termination shall automatically and without any requirement of notice to such grantee from or other action by or on behalf of, the Company be deemed to have been reacquired by the Company at its original purchase price (if any) from such grantee or such grantee’s legal representative simultaneously with such termination of employment (or other Service Relationship), and thereafter shall cease to represent any ownership of the Company by the grantee or rights of the grantee as a stockholder. Following such deemed reacquisition of Restricted Shares that are represented by physical certificates, a grantee shall surrender such certificates to the Company upon request without consideration.
(d)Vesting of Restricted Shares. The Administrator at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which the non-transferability of the Restricted Shares and the Company’s right of repurchase or forfeiture shall lapse. Subsequent to such date or dates and/or the attainment of such pre-established performance goals, objectives and other conditions, the shares on which all restrictions have lapsed shall no longer be Restricted Shares and shall be deemed “vested.”
SECTION 8. RESTRICTED STOCK UNITS
(a)Nature of Restricted Stock Units. The Administrator may grant Restricted Stock Units under the Plan. A Restricted Stock Unit is an Award of stock units that may be settled in shares of Stock (or cash, to the extent explicitly provided for in the Award Certificate) upon the satisfaction of such restrictions and conditions at the time of grant. Conditions may be based on continuing employment (or other Service Relationship) and/or achievement of pre-established performance goals and objectives. The terms and conditions of each such Award shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees. Except in the case of Restricted Stock Units with a deferred settlement date that complies with Section 409A, at the end of the vesting period, the Restricted Stock Units, to the extent vested, shall be settled in the form of shares of Stock. Restricted Stock Units with deferred settlement dates are subject to Section 409A and shall contain such additional terms and conditions as the Administrator shall determine in its sole discretion in order to comply with the requirements of Section 409A.
(b)Election to Receive Restricted Stock Units in Lieu of Compensation. The Administrator may, in its sole discretion, permit a grantee to elect to receive a portion of future cash compensation otherwise due to such grantee in the form of an award of Restricted Stock Units. Any such election shall be made in writing and shall be delivered to the Company no later than the date specified by the Administrator and in accordance with Section 409A and such other rules and procedures established by the Administrator. Any such future cash compensation that the grantee elects to defer shall be converted to a fixed number of Restricted Stock Units based on the Fair Market Value of Stock on the date the compensation would otherwise have been paid to the grantee if such payment had not been deferred as provided herein. The Administrator shall have the sole right to determine whether and under what circumstances to permit such elections and to impose such limitations and other terms and conditions thereon as the Administrator deems appropriate. Any Restricted Stock Units that are elected to be received in lieu of cash compensation shall be fully vested, unless otherwise provided in the Award Certificate.
(c)Rights as a Stockholder. A grantee shall have the rights as a stockholder only as to shares of Stock acquired by the grantee upon settlement of Restricted Stock Units; provided, however, that the grantee may be credited with Dividend Equivalent Rights with respect to the stock units underlying his Restricted Stock Units, subject to the provisions of Section 11 and such terms and conditions as the Administrator may determine.
(d)Termination. Except as may otherwise be provided by the Administrator either in the Award Certificate or, subject to Section 16 below, in writing after the Award is issued, a grantee’s right in all Restricted Stock Units that have not vested shall automatically terminate upon the grantee’s termination of employment (or cessation of Service Relationship) with the Company and its Subsidiaries for any reason.
SECTION 9. UNRESTRICTED STOCK AWARDS
Grant or Sale of Unrestricted Stock. The Administrator may grant (or sell at par value or such higher purchase price determined by the Administrator) an Unrestricted Stock Award under the Plan. An Unrestricted Stock Award is an Award pursuant to which the grantee may receive shares of Stock free of any restrictions under the Plan. Unrestricted Stock Awards may be granted in respect of past services or other valid consideration, or in lieu of cash compensation due to such grantee.
SECTION 10. CASH-BASED AWARDS
Grant of Cash-Based Awards. The Administrator may grant Cash-Based Awards under the Plan. A Cash-Based Award is an Award that entitles the grantee to a payment in cash upon the attainment of specified performance goals. The Administrator shall determine the maximum duration of the Cash-Based Award, the amount of cash to which the Cash-Based Award pertains, the conditions upon which the Cash-Based Award shall become vested or payable, and such other provisions as the Administrator shall determine. Each Cash-Based Award shall specify a cash-denominated payment amount, formula or payment ranges as determined by the Administrator. Payment, if any, with respect to a Cash-Based Award shall be made in accordance with the terms of the Award and may be made in cash.
SECTION 11. DIVIDEND EQUIVALENT RIGHTS
(a)    Dividend Equivalent Rights. The Administrator may grant Dividend Equivalent Rights under the Plan. A Dividend Equivalent Right is an Award entitling the grantee to receive credits based on cash dividends that would have been paid on the shares of Stock specified in the Dividend Equivalent Right (or other Award to which it relates) if such shares had been issued to the grantee. A Dividend Equivalent Right may be granted hereunder to any grantee as a component of an award of Restricted Stock Units or as a freestanding award. The terms and conditions of Dividend Equivalent Rights shall be specified in the Award Certificate. Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently or may be deemed to be reinvested in additional shares of Stock, which may thereafter accrue additional equivalents. Any such reinvestment shall be at Fair Market Value on the date of reinvestment or such other price as may then apply under a dividend reinvestment plan sponsored by the Company, if any. Dividend Equivalent Rights may be settled in cash or shares of Stock or a combination thereof, in a single installment or installments. A Dividend Equivalent Right granted as a component of an Award of Restricted Stock Units shall provide that such Dividend Equivalent Right shall be settled only upon settlement or payment of, or lapse of restrictions on, such other Award, and that such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other Award.
(b)    Termination. Except as may otherwise be provided by the Administrator either in the Award Certificate or, subject to Section 16 below, in writing after the Award is issued, a grantee’s rights in all Dividend Equivalent Rights shall automatically terminate upon the grantee’s termination of employment (or cessation of Service Relationship) with the Company and its Subsidiaries for any reason.
SECTION 12. TRANSFERABILITY OF AWARDS
(a)Transferability. Except as provided in Section 12(b) below, during a grantee’s lifetime, his or her Awards shall be exercisable only by the grantee, or by the grantee’s legal representative or guardian in the event of the grantee’s incapacity. No Awards shall be sold, assigned, transferred or otherwise encumbered or disposed of by a grantee other than by will or by the laws of descent and distribution or pursuant to a domestic relations order. No

Awards shall be subject, in whole or in part, to attachment, execution, or levy of any kind, and any purported transfer in violation hereof shall be null and void.
(b)Administrator Action. Notwithstanding Section 12(a), the Administrator, in its discretion, may provide either in the Award Certificate regarding a given Award or by subsequent written approval that the grantee (who is an employee or director) may transfer his or her Non-Qualified Stock Options to his or her immediate family members, to trusts for the benefit of such family members, or to partnerships in which such family members are the only partners, provided that the transferee agrees in writing with the Company to be bound by all of the terms and conditions of this Plan and the applicable Award. In no event may an Award be transferred by a grantee for value.
(c)Family Member. For purposes of Section 12(b), “family member” shall mean a grantee’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the grantee’s household (other than a tenant of the grantee), a trust in which these persons (or the grantee) have more than 50 percent of the beneficial interest, a foundation in which these persons (or the grantee) control the management of assets, and any other entity in which these persons (or the grantee) own more than 50 percent of the voting interests.
(d)Designation of Beneficiary. To the extent permitted by the Company, each grantee to whom an Award has been made under the Plan may designate a beneficiary or beneficiaries to exercise any Award or receive any payment under any Award payable on or after the grantee’s death. Any such designation shall be on a form provided for that purpose by the Administrator and shall not be effective until received by the Administrator. If no beneficiary has been designated by a deceased grantee, or if the designated beneficiaries have predeceased the grantee, the beneficiary shall be the grantee’s estate.
SECTION 13. TAX WITHHOLDING
(a)Payment by Grantee. Each grantee shall, no later than the date as of which the value of an Award or of any Stock or other amounts received thereunder first becomes includable in the gross income of the grantee for income tax purposes, pay to the Company, or make arrangements satisfactory to the Administrator regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld by the Company with respect to such income. The Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the grantee. The Company’s obligation to deliver evidence of book entry (or stock certificates) to any grantee is subject to and conditioned on tax withholding obligations being satisfied by the grantee.
(b)Payment in Stock. The Administrator may require the Company’s tax withholding obligation to be satisfied, in whole or in part, by the Company withholding from shares of Stock to be issued pursuant to any Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due; provided, however, that the amount withheld does not exceed the maximum statutory tax rate or such lesser amount as is necessary to avoid liability accounting treatment. For purposes of share withholding, the Fair Market Value of withheld shares shall be determined in the same manner as the value of Stock includible in income of the grantee. The Administrator may also require the Company’s tax withholding obligation to be satisfied, in whole or in part, by an arrangement whereby a certain number of shares of Stock issued pursuant to any Award are immediately sold and proceeds from such sale are remitted to the Company in an amount that would satisfy the withholding amount due.
SECTION 14. SECTION 409A AWARDS
Awards are intended to be exempt from Section 409A to the greatest extent possible and to otherwise comply with Section 409A. The Plan and all Awards shall be interpreted in accordance with such intent. To the extent that any Award is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A (a “409A Award”), the Award shall be subject to such additional rules and requirements as specified by the Administrator from time to time in order to comply with Section 409A. In this regard, if any amount under a 409A Award is payable upon a “separation from service” (within the meaning of Section 409A) to a grantee who is then considered a “specified employee” (within the meaning of Section 409A), then no such payment shall be made prior to the date that is the earlier of (i) six months and one day after the grantee’s separation from service, or (ii) the grantee’s death, but only to the extent such delay is necessary to prevent such payment from being subject to interest, penalties and/or additional tax imposed pursuant to Section 409A. Further, the settlement of any 409A Award may not be accelerated except to the extent permitted by Section 409A.
SECTION 15. TERMINATION OF SERVICE RELATIONSHIP, TRANSFER, LEAVE OF ABSENCE, ETC.

(a)    Termination of Service Relationship. If the grantee’s Service Relationship is with an Affiliate and such Affiliate ceases to be an Affiliate, the grantee shall be deemed to have terminated his or her Service Relationship for purposes of the Plan.
(b)    For purposes of the Plan, the following events shall not be deemed a termination of a Service Relationship:
(i)a transfer to the employment of the Company from an Affiliate or from the Company to an Affiliate, or from one Affiliate to another; or
(ii)an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the employee’s right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Administrator otherwise so provides in writing.
SECTION 16. AMENDMENTS AND TERMINATION
The Board may, at any time, amend or discontinue the Plan and the Administrator may, at any time, amend or cancel any outstanding Award for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall materially and adversely affect rights under any outstanding Award without the holder’s consent. The Administrator is specifically authorized to exercise its discretion to reduce the exercise price of outstanding Stock Options or Stock Appreciation Rights or effect the repricing of such Awards through cancellation and re-grants. To the extent required under the rules of any securities exchange or market system on which the Stock is listed, to the extent determined by the Administrator to be required by the Code to ensure that Incentive Stock Options granted under the Plan are qualified under Section 422 of the Code, Plan amendments shall be subject to approval by Company stockholders. Nothing in this Section 16 shall limit the Administrator’s authority to take any action permitted pursuant to Section 3(c) or 3(d).
SECTION 17. STATUS OF PLAN
With respect to the portion of any Award that has not been exercised and any payments in cash, Stock or other consideration not received by a grantee, a grantee shall have no rights greater than those of a general creditor of the Company unless the Administrator shall otherwise expressly determine in connection with any Award or Awards. In its sole discretion, the Administrator may authorize the creation of trusts or other arrangements to meet the Company’s obligations to deliver Stock or make payments with respect to Awards hereunder, provided that the existence of such trusts or other arrangements is consistent with the foregoing sentence.
SECTION 18. GENERAL PROVISIONS
(a)No Distribution. The Administrator may require each person acquiring Stock pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof.
(b)Issuance of Stock. To the extent certificated, stock certificates to grantees under this Plan shall be deemed delivered for all purposes when the Company or a stock transfer agent of the Company shall have mailed such certificates in the United States mail, addressed to the grantee, at the grantee’s last known address on file with the Company. Uncertificated Stock shall be deemed delivered for all purposes when the Company or a Stock transfer agent of the Company shall have given to the grantee by electronic mail (with proof of receipt) or by United States mail, addressed to the grantee, at the grantee’s last known address on file with the Company, notice of issuance and recorded the issuance in its records (which may include electronic “book entry” records). Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any evidence of book entry or certificates evidencing shares of Stock pursuant to the exercise or settlement of any Award, unless and until the Administrator has determined, with advice of counsel (to the extent the Administrator deems such advice necessary or advisable), that the issuance and delivery is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the shares of Stock are listed, quoted or traded. Any Stock issued pursuant to the Plan shall be subject to any stop-transfer orders and other restrictions as the Administrator deems necessary or advisable to comply with federal, state or foreign jurisdiction, securities or other laws, rules and quotation system on which the Stock is listed, quoted or traded. The Administrator may place legends on any Stock certificate or notations on any book entry to reference restrictions applicable to the Stock. In addition to the terms and conditions provided herein, the Administrator may require that an individual make such reasonable covenants, agreements, and representations as the Administrator, in its discretion, deems necessary or advisable in order to comply with any such laws, regulations, or requirements. The Administrator shall have the right to require any individual to comply with any timing or other restrictions with respect to the settlement or exercise of any Award, including a window-period limitation, as may be imposed in the discretion of the Administrator.

(c)Stockholder Rights. Until Stock is deemed delivered in accordance with Section 18(b), no right to vote or receive dividends or any other rights of a stockholder will exist with respect to shares of Stock to be issued in connection with an Award, notwithstanding the exercise of a Stock Option or any other action by the grantee with respect to an Award.
(d)Other Compensation Arrangements; No Employment Rights. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, including trusts, and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of this Plan and the grant of Awards do not confer upon any employee any right to continued employment with the Company or any Subsidiary.
(e)Trading Policy Restrictions. Option exercises and other Awards under the Plan shall be subject to the Company’s insider trading policies and procedures, as in effect from time to time.
(f)Clawback Policy. Awards under the Plan shall be subject to the Company’s clawback policy, as in effect from time to time.
SECTION 19. EFFECTIVE DATE OF PLAN
This Plan shall become effective upon the date immediately preceding the Registration Date subject to prior stockholder approval in accordance with applicable state law, the Company’s bylaws and certificate of incorporation, and applicable stock exchange rules. No grants of Stock Options and other Awards may be made hereunder after the tenth anniversary of the Effective Date and no grants of Incentive Stock Options may be made hereunder after the tenth anniversary of the date the Plan is approved by the Board.
SECTION 20. GOVERNING LAW
This Plan and all Awards and actions taken thereunder shall be governed by, and construed in accordance with, the General Corporation Law of the State of Delaware as to matters within the scope thereof, and as to all other matters shall be governed by, and construed in accordance with, the internal laws of the Commonwealth of Massachusetts, applied without regard to conflict of law principles.

DATE APPROVED BY BOARD OF DIRECTORS:    September 8, 2020 DATE
APPROVED BY STOCKHOLDERS:    September 23, 2020
* The share numbers in this Plan reflect the reverse stock split effected September 25, 2020.

C4 THERAPEUTICS, INC.
AMENDMENT NO. 1 TO 2020 STOCK OPTION AND INCENTIVE PLAN
This Amendment No. 1 (the “Amendment”) to the C4 Therapeutics, Inc. (“Company”) 2020 Stock Option and Incentive Plan (the “Plan”) amends the Plan as set forth below, effective as of October 7, 2024, which is the date this Amendment was approved by the Company’s Board of Directors (the “Board”). All capitalized terms not specifically defined in this Amendment shall have the meanings provided to them in the Plan.
WHEREAS:    Prior to the adoption of the Amendment, the Administrator was authorized to reduce the exercise prices of or otherwise effect repricings of outstanding Stock Appreciation Rights and Stock Options without the requirement of stockholder approval; and
WHEREAS:    The Board desires to remove this entitlement from the Plan such that any future reductions in exercise price or repricings of outstanding Stock Appreciation Rights or Stock Options would require approval by both the Administrator and the Company’s stockholders
NOW, THEREFORE, Section 16 of the Plan be and hereby is amended and restated to read as follows (with the operative sentence removed):
SECTION 16. AMENDMENTS AND TERMINATION
The Board may, at any time, amend or discontinue the Plan and the Administrator may, at any time, amend or cancel any outstanding Award for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall materially and adversely affect rights under any outstanding Award without the holder’s consent. To the extent required under the rules of any securities exchange or market system on which the Stock is listed, to the extent determined by the Administrator to be required by the Code to ensure that Incentive Stock Options granted under the Plan are qualified under Section 422 of the Code, Plan amendments shall be subject to approval by Company stockholders. Nothing in this Section 16 shall limit the Administrator’s authority to take any action permitted pursuant to Section 3(c) or 3(d).
Except to the extent amended hereby, all terms and provisions of the Plan shall remain in full force and effect.

APPENDIX B
Amendment No. 2 to the 2020 Stock Option and Incentive Plan
In accordance with Section 16 of C4 Therapeutics, Inc. (the “Company”) 2020 Stock Option and Incentive Plan (the “Plan”), the Plan is hereby amended as follows, subject to approval of the Company’s stockholders:
1.Section 1 of the Plan is hereby amended to include the following as a new definition:
“Outstanding Shares” means, as of a specified date, the sum of (a) number of shares of Stock issued and outstanding and (b) the number of Shares issuable pursuant to the exercise of any outstanding, pre-funded warrants to acquire Shares for a nominal exercise price.
2.The first sentence of Section 3(a) of the Plan is hereby deleted and replaced as follows:
(a) Stock Issuable. The maximum number of shares of Stock reserved and available for issuance under the Plan shall be 6,567,144 shares (the “Initial Limit”), subject to adjustment as provided in Section 3(c), plus on January 1, 2021 and each January 1 thereafter, the number of shares of Stock reserved and available for issuance under the Plan shall be cumulatively increased by the lesser of (i) five percent (5%) of the Outstanding Shares on the immediately preceding December 31 or (ii) such lesser number of shares as determined by the Administrator (the “Annual Increase”).
This Amendment No. 2 to the Plan (this “Amendment”) constitutes an integral part of the Plan. For all purposes of this Amendment, capitalized terms used herein without definition shall have the meanings specified in the Plan, as the Plan shall be in effect on the date hereof after giving effect to the Amendment.
Except as set forth herein, all of the terms and conditions of the Plan, as in effect prior to the effectiveness of this Amendment, shall continue to remain in full force and effect as originally stated therein.

DATE APPROVED BY BOARD OF DIRECTORS:

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com** **or scan the QR Barcode above**

During The Meeting - Go to **www.virtualshareholdermeeting.com/CCCC2026**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V92479-P47379 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

C4 THERAPEUTICS, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. To elect three Class III directors to our Board of Directors, each to serve until the 2029 Annual Meeting of Stockholders and until his/her successor has been duly elected and qualified, or until his/her earlier resignation or removal.	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Andrew Hirsch
02) Stephen Fawell, Ph.D.
03) Utpal Koppikar

The Board of Directors recommends you vote FOR the following proposals:

NOTE: In their discretion, the proxies are authorized to vote upon any other business properly brought before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

V92480-P47379

C4 THERAPEUTICS, INC.
Annual Meeting of Stockholders
June 24, 2026 at 8:30 AM ET
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Andrew J. Hirsch and Shagha Russell, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of C4 Therapeutics, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 8:30 AM ET on June 24, 2026, virtually at www.virtualshareholdermeeting.com/CCCC2026, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side